EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

by and among

HEAT BIOLOGICS, INC.,

PELICAN THERAPEUTICS, INC.,

THE STOCKHOLDERS OF PELICAN THERAPEUTICS, INC.,

AND

JOSIAH HORNBLOWER, AS THE STOCKHOLDERS’ REPRESENTATIVE

Dated as of March 7, 2017

TABLE OF CONTENTS

Article I .	DESCRIPTION OF TRANSACTION	1
1.1	Agreement to Purchase and Sell the Purchased Shares.	1
1.2	Determination of Stockholder’s Pro Rata Portion of Purchased Shares.	1
1.3	Payment of Escrowed Closing Consideration.	1
1.4	Milestone Payments; Royalty Payments; and Non-Royalty Sublicense Revenues.	2
1.5	Cancellation of Company Stock Options.	4
1.6	Company Warrants.	4
1.7	Post-Closing Escrow.	4
1.8	Definitions.	5

Article II .	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS	5
2.1	Organization and Good Standing.	5
2.2	Capitalization.	6
2.3	Subsidiaries.	8
2.4	Authority; No Conflict; Required Filings and Consents.	8
2.5	Company Financial Statements; Books and Records.	9
2.6	No Undisclosed Liabilities; Indebtedness.	10
2.7	No Company Material Adverse Effect.	10
2.8	Absence of Certain Changes or Events.	10
2.9	Taxes.	12
2.10	Real Property.	15
2.11	Personal Property.	15
2.12	Intellectual Property.	16
2.13	Agreements.	18
2.14	Litigation.	21
2.15	Environmental Matters.	22
2.16	Employee Matters.	22
2.17	Employee Benefit Plans.	24
2.18	Compliance With Laws; Governmental Authorizations.	24
2.19	Insurance.	25
2.20	Brokerage and Transaction Bonuses.	26
2.21	Title to and Sufficiency of Assets.	26
2.22	Inventory.	26
2.23	Bank Accounts.	27
2.24	Accounts Payable.	27
2.25	Related Party Transactions.	27
2.26	Customers and Suppliers.	27
2.27	Certain Payments.	27
2.28	Personal Information and Privacy.	28
2.29	CPRIT.	28
2.30	Regulatory Filings.	28
2.31	Product Candidates.	29
2.32	OFAC.	30
2.33	Purchased Share Certificate.	30

i

Article III .	REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER	30
3.1	Authority, No Conflict; Required Filings and Consents.	30
3.2	Ownership; Title to Company Common Stock.	31
3.3	Litigation.	31
3.4	Brokerage and Transaction Bonuses.	31
3.5	Restricted Securities.	32
3.6	Accredited Investor.	32
3.7	No Bad Actor Disqualification Events.	32
3.8	Investment Experience.	32
3.9	Foreign Investors.	32
3.10	No General Solicitation.	32
3.11	Residence.	32
3.12	Legends.	33
3.13	Investment Purpose; Disclosure of Information.	33

Article IV .	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	33
4.1	Organization and Good Standing.	33
4.2	Authority, No Conflict; Required Filings and Consents.	33
4.3	SEC Filings; Financial Statements.	34
4.4	Purchaser Stock Consideration.	35

Article V .	CERTAIN COVENANTS AND AGREEMENTS	35
5.1	Due Diligence Access and Investigation.	35
5.2	Operation of the Company’s Business.	35
5.3	Notification.	38
5.4	Interim Financials.	38
5.5	Related Party Transactions.	39
5.6	Public Announcements.	39
5.7	Reasonable Efforts; Further Assurances; Cooperation.	39
5.8	Tax Matters.	40
5.9	Cooperation with Financial Reporting.	41
5.10	Release.	41
5.11	No Solicitation.	42
5.12	Stockholder Approval and Waiver of Right of First Refusal.	42

Article VI .	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER	42
6.1	Accuracy of Representations.	43
6.2	Performance of Covenants.	43
6.3	Company Compliance Certificate.	43
6.4	Consents.	43
6.5	Secretary’s Certificate.	43
6.6	Ancillary Agreements and Deliveries.	43
6.7	Release of Liens.	45
6.8	Certain Covenants and Agreements.	45
6.9	No Material Adverse Effect.	45
6.10	No Restraints.	45
6.11	No Litigation.	45
6.12	Company Options and Company Rights.	46
6.13	CPRIT Agreement.	46
6.14	No Indebtedness.	46
6.15	No Negative FDA Correspondence.	46

6.16	Company Financial Statements	46
6.17	Minimum Purchased Shares.	46
6.18	Stockholders’ Agreement.	46
6.19	Nasdaq Matters.	46
6.20	Due Diligence Review.	47
6.21	Company Stockholder Approval.	47

Article VII .	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS	47
7.1	Accuracy of Representations.	47
7.2	Performance of Covenants.	47
7.3	Purchaser Compliance Certificate.	47
7.4	Ancillary Agreements and Deliveries.	47
7.5	No Restraints.	47
7.6	Consents.	47
7.7	Nasdaq Matters.	48
7.8	No Material Adverse Effect.	48

Article VIII .	CLOSING	48
8.1	Closing.	48
8.2	Stockholder and Company Closing Deliveries.	48
8.3	Purchaser Closing Deliveries.	48

Article IX .	TERMINATION	48
9.1	Termination Events.	48

Article X .	INDEMNIFICATION	49
10.1	Indemnification Obligations of the Stockholders.	49
10.2	Indemnification Procedure.	51
10.3	Survival Period.	52
10.4	Investigations.	53
10.5	Offset Against Closing Shares and Future Product Payments.	53
10.6	Set-Off.	53
10.7	Characterization of Indemnification Payments.	53

Article XI .	STOCKHOLDERS’ REPRESENTATIVE	54
11.1	Stockholders’ Representative.	54

Article XII .	MISCELLANEOUS PROVISIONS	55
12.1	Further Assurances.	55
12.2	Fees and Expenses.	55
12.3	Waiver; Amendment.	55
12.4	Entire Agreement.	55
12.5	Execution of Agreement; Counterparts; Electronic Signatures.	56
12.6	Governing Law; Exclusive Jurisdiction.	56
12.7	WAIVER OF JURY TRIAL.	56
12.8	Assignment and Successors.	56
12.9	Parties in Interest.	57
12.10	Notices.	57
12.11	Construction; Usage.	58

12.12	Enforcement of Agreement.	59
12.13	Severability.	59
12.14	Time of Essence.	59
12.15	Disclosure Schedule.	59
12.16	Schedules and Exhibits.	59

Exhibit A

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Definitions

Exhibit B

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Form of Escrow Agreement

Exhibit C

--

Form of Joinder Agreement

Exhibit D

--

Form of Spousal Consent

Exhibit E

--

Form of Stockholders’ Agreement

Exhibit F

--

Form of Promissory Note

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into as of ______________, 2017, by and among Heat Biologics, Inc., a Delaware corporation (the “Purchaser”), Pelican Therapeutics, Inc., a Delaware corporation (the “Company”), each of the participating stockholders of the Company set forth on the signature pages to this Agreement and each of the stockholders of the Company who has delivered a Joinder Agreement in the form attached hereto as EXHIBIT C (the “Joinder Agreement”) agreeing to be bound by the terms of this Agreement (collectively, the “Stockholders” and each, individually, a “Stockholder”) and Josiah Hornblower, as representative of the Stockholders pursuant to ARTICLE XI (the “Stockholders’ Representative”).

RECITALS

WHEREAS, the Stockholders collectively desire to sell to the Purchaser, and the Purchaser desires to purchase from the Stockholders, the Purchased Shares; and

WHEREAS, upon the terms and conditions set forth in this Agreement, each Stockholder proposes to sell to the Purchaser and the Purchaser proposes to purchase from the Stockholders, up to the number of shares of Company Common Stock equal to such Stockholder’s pro rata portion of the Purchased Shares in exchange for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I. DESCRIPTION OF TRANSACTION

1.1

Agreement to Purchase and Sell the Purchased Shares. Subject to the terms and conditions in this Agreement, at the Closing, the Stockholders shall sell, assign, transfer and deliver to the Purchaser free and clear of all Liens, and the Purchaser shall purchase and acquire from such Stockholders, such Stockholders’ right title and interest in and to the number of shares of Company Common Stock (rounded up to the nearest whole share) equal to eighty percent (80%) of the Fully Diluted Shares Outstanding as of the Closing Date (the “Purchased Shares”).  By executing this Agreement, each Stockholder agrees to sell to Purchaser a minimum of eighty percent (80%) of the Company Common Stock held by such Stockholder and a maximum of one hundred percent (100%) of the Company Common Stock held by such Stockholder, with the exact number of shares to be sold by each Stockholder to be fixed pursuant to the provisions of Section 1.2.

1.2

Determination of Stockholder’s Pro Rata Portion of Purchased Shares. The number of shares of Company Common Stock to be sold by each Stockholder to the Purchaser at the Closing shall be equal to the lesser of (a) all shares of Company Common Stock held by such Stockholder on the Closing Date and (b) that number of shares of Company Common Stock equal to (i) the number of shares of Company Common Stock held by such Stockholder on the Closing Date multiplied by (b) a fraction, the numerator of which shall be the Purchased Shares, and the denominator of which shall be the aggregate number of shares of Company Common Stock held by all of the Stockholders on the Closing Date.

1.3

Payment of Escrowed Closing Consideration.

(a)

At the Closing, the Purchaser shall deliver to the Escrow Agent: (i) the Closing Cash Consideration; (ii) stock certificates representing shares of Purchaser Common Stock in the name of the Escrow Agent for the benefit of each Stockholder, in each case for such number of shares of Purchaser Common Stock (rounded down to the nearest whole share of Purchaser Common Stock) as is equal to the product of (A) the total number of Closing Shares to be issued by the Purchaser multiplied by (B) each Stockholder’s Consideration Percentage; provided that any such certificates representing the Closing Shares shall, in each case, represent only whole shares of Purchaser Common Stock; and (iii) in lieu of any fractional shares of Purchaser Common Stock that would have otherwise been issued to the Escrow Agent pursuant to subclause (ii), an amount in cash equal to the dollar amount (rounded to the nearest whole cent, with $0.005 or less being rounded down) determined by multiplying the VWAP Per Share Price by the fraction of a share of Purchaser Common Stock that would otherwise have been issued to the Escrow Agent pursuant to subclause (ii) (collectively, the “Escrowed Closing Consideration”).

(b)

At the Closing, the Stockholders shall transfer, grant, convey, sell and assign to the Purchaser all of the Purchased Shares.

1.4

Milestone Payments; Royalty Payments; and Non-Royalty Sublicense Revenues.

(a)

Milestone Payments. The Purchaser shall provide the Stockholders’ Representative with written notice of the first occurrence of each milestone event set forth below with respect to a Product within forty five (45) days after such occurrence.  Within sixty (60) days of the first occurrence of each of the milestone events set forth below with respect to the applicable Product, the Purchaser shall cause the Company to make the following aggregate payments to the Stockholders’ Representative for the benefit of the Stockholders, whether such milestone is achieved by the Company, its Affiliate or any of their respective sublicensees:

Milestone Payments for Oncology Product	US$ Payment
First Patient Dosing in First Phase 1 Clinical Trial for an Oncology Indication	$2,000,000
First Patient Dosing in First Phase 2 Clinical Trial for an Oncology Indication	1,500,000
Successful Outcome of First Phase 2 Clinical Trial for an Oncology Indication	3,000,000
First Patient Dosing in First Phase 3 Clinical Trial for an Oncology Indication	6,000,000
Successful Outcome of First Phase 3 Clinical Trial for an Oncology Indication	7,500,000
First Acceptance of BLA Submission for an Oncology Indication	7,500,000
First Product Approval in the U.S. or Europe for an Oncology Indication	7,500,000
Total	$35,000,000
Milestone Payments for Non-Oncology Product	US$ Payment
First Patient Dosing in First Phase 3 Clinical Trial for a Non-Oncology Indication	$3,000,000
Successful Outcome of First Phase 3 Clinical Trial for a Non-Oncology Indication	3,000,000
First Acceptance of BLA Submission for a Non-Oncology Indication	3,000,000
First Product Approval in the U.S. or Europe for an Non-Oncology Indication	3,000,000
Total	$12,000,000

Each of the payments set forth above in this Section 1.4(a) (collectively, the “Milestone Payments” and each, a “Milestone Payment”) shall be paid only once for the applicable Product regardless of: (i) the number of Indications for which the Product is developed or approved, and (ii) the number of Products developed, so that the aggregate maximum Milestone Payments that may be made to the Stockholders’ Representative for the benefit of the Stockholders under this Section 1.4(a) is $47,000,000.

(b)

Royalties.

(i)

For the First Oncology Royalty Product, the Company shall pay to the Stockholders’ Representative for the benefit of the Stockholders a royalty of three percent (3%) on the Net Sales of the  First Oncology Royalty Product for each country in the Territory for which there remains an Issued Patent Claim (the “Oncology Royalties”).

(ii)

Except for payments required (i) under license agreements to which the Company is a party on the date of this Agreement and (ii) pursuant to contracts with CPRIT, in the event the Company is required to make any payment to a third party to obtain a license for the manufacture, use, sale or import of the First Oncology Royalty Product or otherwise exploit the First Oncology Royalty Product, the Company shall be entitled to deduct up to fifty percent (50%) of such third party payments made in a particular calendar year against Oncology Royalties payable to the Stockholders’ Representative for the benefit of the Stockholders for that year; provided that, in no event may the Oncology Royalties paid to the Stockholders’ Representative for the benefit of the Stockholders for that year be less than one percent (1%) of the Net Sales of the First Oncology Royalty Product.

(iii)

For the First Non-Oncology Royalty Product, the Company shall pay to the Stockholders’ Representative for the benefit of the Stockholders a royalty equal to the greater of (A) two and half percent (2.5%) of the Net Sales of the First Non-Oncology Royalty Product for each country in the Territory for which there remains an Issued Patent Claim or (B) the lesser of (1) four percent (4%) of the Net Sales of the First Non-Oncology Royalty Product for each country in the Territory for which there remains an Issued Patent Claim and (2) fifty percent (50%) of the royalty paid to the Purchaser with respect to such First Non-Oncology Royalty Product (the “Non-Oncology Royalties” and together with the Oncology Royalties, the “Royalty Payments”).

(iv)

Except for payments required (i) under license agreements to which the Company is a party on the date of this Agreement and (ii) pursuant to contracts with CPRIT, in the event the Company is required to make any payment to a third party to obtain a license for the manufacture, use, sale or import of the First Non-Oncology Royalty Product or otherwise exploit the First Non-Oncology Royalty Product, the Company shall be entitled to deduct up to fifty percent (50%) of such third party payments made in a particular calendar year against Non-Oncology Royalties payable to the Stockholders’ Representative for the benefit of the Stockholders for that year; provided that, in no event may the Non-Oncology Royalties paid to the Stockholders’ Representative for the benefit of the Stockholders for that year be less than one percent (1%) of the Net Sales of the First Non-Oncology Royalty Product.

(v)

Royalty Payments shall be calculated and reported by the Company for each calendar quarter.  Royalty Payments due to Stockholders’ Representative for the benefit of the Stockholders under this Agreement shall be paid within forty five (45) calendar days of the end of each calendar quarter. Each Royalty Payment shall be accompanied by a report of Net Sales of the applicable Product by the Company, its Affiliates and their respective sublicensees in sufficient detail to permit confirmation of the accuracy of the Royalty Payment made, including, the Net Sales of the applicable Product on a country by country, and the amount of the Royalty Payment.  The Company shall keep complete and accurate records pertaining to the sale or other disposition of each Product in sufficient detail to permit Stockholders’ Representative to confirm the accuracy of all such Royalty Payments.

(c)

Non-Royalty Sublicense Revenues. Non-Royalty Sublicense Revenues shall be calculated and reported by the Company for each calendar quarter. Within forty five (45) days of the end of each calendar quarter, the Company shall pay to the Stockholders’ Representative for the benefit of the Stockholders twenty percent (20%) of the Non-Royalty Sublicense Revenues (the “Non-Royalty Sublicense Payments” and together with the Milestone Payments and the Royalties, the “Future Product Payments”).  Each such payment shall be accompanied by a report of Non-Royalty Sublicense Revenues related to the applicable Product in sufficient detail to permit confirmation of the accuracy of the payment made. The Company shall keep complete and accurate records pertaining to Non-Royalty Sublicense Revenues in sufficient detail to permit Stockholders’ Representative to confirm the accuracy of all such payments.

1.5

Cancellation of Company Stock Options.

(a)

All unexercised Company Options outstanding as of immediately prior to the Closing shall, as of the Closing, be automatically cancelled and no longer represent the right to acquire Company Common Stock or any other securities of the Purchaser, the Company or any of their respective Affiliates, and all agreements between the Company and such Stockholder relating to such Company Options shall be deemed terminated in their entirety, void and of no further force or effect.

(b)

At or prior to the Closing, the Company shall terminate the Company Stock Option Plan and all other plans, programs or other arrangements pursuant to which any Company Options or other equity securities of the Company have been or may be granted and the provisions of the Company Stock Option Plan and any other such plans, programs or arrangements shall be canceled as of the Closing.  Prior to the Closing, the Company shall ensure that all Company Options shall be terminated as of the Closing and that following the Closing no participant in any Company Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company.  The Company shall take all necessary actions to effectuate the provisions of this Section 1.5.

1.6

Company Warrants.  All Company Warrants outstanding as of immediately prior to the Closing shall remain unchanged and continue to remain outstanding immediately after the Closing.

1.7

Post-Closing Escrow.

(a)

At the Closing, the Purchaser shall deliver the Escrowed Closing Consideration to an escrow agent agreed upon by the Purchaser and the Company (the “Escrow Agent”), to be held by the Escrow Agent on behalf of the Stockholders and as collateral to secure the rights of the Purchaser pursuant to this Section 1.7 and of the Indemnified Parties under ARTICLE X. The Escrowed Closing Consideration shall be held pursuant to the provisions of an escrow agreement to be entered into among the Purchaser, the Escrow Agent and the Stockholders’ Representative substantially in the form of EXHIBIT B hereto (the “Escrow Agreement”) or in such other form as agreed upon by the Purchaser and the Company.

(b)

Not later than two (2) Business Days prior to the expiration of the period beginning on the Closing Date and ending one hundred eighty (180) days after the Closing Date (the “Escrow Period”), the Company shall deliver to the Purchaser a statement setting forth the Specified Indebtedness Amount as of the expiration of the Escrow Period (the “Specified Indebtedness Statement”). If the Specified Indebtedness Amount as set forth in the Specified Indebtedness Statement exceeds $250,000, the Escrow Agent shall distribute to the Purchaser by wire transfer of immediately available funds on the one hundred eighth (180th) day following the Closing Date to an account designated by Purchaser, an amount in cash from the Escrowed Closing Consideration equal to the amount by which the Specified Indebtedness Amount exceeds $250,000.

(c)

Thereafter, any of the Escrowed Closing Consideration not previously released by the Escrow Agent as of the expiration of the Escrow Period shall be released by the Escrow Agent to the Stockholders’ Representative, in trust for the Stockholders; provided, however, that in the event Purchaser or any Indemnified Party has made one or more claim(s) under ARTICLE X prior to the end of the Escrow Period, then, in accordance with and subject to the terms and conditions of the Escrow Agreement, the Escrow Period shall continue (and the Escrow Agent will continue to hold the portion of the Escrowed Closing Consideration in escrow as is equal to the aggregate claimed amounts) until the full and final resolution of such claim(s).  For purposes of the escrow and the Escrow Agreement, the value of each Closing Share as of a particular date shall be deemed to be equal to the VWAP Per Share Price as of such date. By virtue of the execution of this Agreement or a Joinder Agreement by a Stockholder, without any further act of any Stockholder, such Stockholder shall be deemed to have consented to and approved (A) the use of the Escrowed Closing Consideration as collateral to secure the rights of the Purchaser pursuant to Section 1.7 in the manner set forth herein and in the Escrow Agreement, (B) the use of the Escrowed Closing Consideration as collateral to secure the rights of the Indemnified Parties under ARTICLE X in the manner set forth herein and in the Escrow Agreement, and (C) the appointment of the Stockholders’ Representative as the representative under the Escrow Agreement of the Stockholders under this Agreement and as the attorney-in-fact and agent for and on behalf of such Stockholder.

1.8

Definitions. Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings set forth in EXHIBIT A hereto.

Article II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

Except as set forth on the Disclosure Schedule, the Company and the Stockholders hereby, jointly and severally, represent and warrant to the Purchaser and for the benefit of the Indemnified Parties, as of the date of this Agreement and as of the Closing Date, as set forth below.

2.1

Organization and Good Standing.

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite and necessary power and authority to own, lease, use and operate its properties and assets, to carry on and conduct its business as now being conducted and as proposed to be conducted by the Company as of the Closing Date and to perform its obligations under all Material Contracts, and is duly qualified or registered to do business and is in good standing as a foreign corporation (or equivalent status in the relevant jurisdiction) in each jurisdiction set forth on Section 2.1(a) of the Disclosure Schedule, which jurisdictions constitute as of the date of this Agreement the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable. The Company has full corporate power and authority to do and perform all acts and things to be done by it under this Agreement.

(b)

Except as set forth on Section 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than the name under which the Company is currently incorporated.

(c)

The Company has provided to the Purchaser true, correct and complete copies of: (i) the Organizational Documents of the Company, as in effect on the date of this Agreement, and such copies reflect all amendments made thereto at any time prior to the date of this Agreement, (ii) the stock records of the Company, (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (clauses (i), (ii) and (iii), collectively, the “Company Constituent Documents”). There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Constituent Documents. There has not been any violation of the Company Constituent Documents, and the Company has not taken any action that is inconsistent with the Company Constituent Documents. The Company is not in default under or in violation of any provision of its Organizational Documents. The books and records of the Company are up to date, true, correct and complete in all material respects. All the records of the Company have been maintained in accordance with applicable Laws and prudent business practices and are in the actual possession and direct control of the Company.

2.2

Capitalization.

(a)

The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which 5,968,254 shares have been issued and are outstanding as of the date of this Agreement and 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company, none of which are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All of the outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws; and (ii) all requirements set forth in the Company Constituent Documents and applicable Contracts. None of the issued shares of Company Common Stock were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Section 2.2(a) of the Disclosure Schedule accurately sets forth with respect to each Company Common Share outstanding as of the date of this Agreement, the name of the registered holder of Company Common Stock. The Stockholders are the registered owners of the Purchased Shares and the percentage of the outstanding capital stock of the Company owned of record by each Stockholder is as set forth on Section 2.2(a) of the Disclosure Schedule.

(b)

The Company has reserved 656,280 shares of Company Common Stock for issuance under the Company Stock Option Plan, of which options to purchase 626,491 shares of Company Common Stock are outstanding as of the date of this Agreement. Section 2.2(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Option outstanding as of the date of this Agreement (whether vested or unvested): (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; and (iii) the exercise price per Company Common Share purchasable under such Company Option. The termination of each Company Option in accordance with the terms of this Agreement will not result in any liability to the Company or the Purchaser.

(c)

The Company has reserved 35,898 shares of Company Common Stock for issuance pursuant to Company Warrants that are outstanding as of the date of this Agreement. Section 2.2(c) of the Disclosure Schedule accurately sets forth, with respect to each Company Warrant outstanding as of the date of this Agreement (whether vested or unvested): (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Company Common Stock that are subject to such Company Warrant and the number of shares of Company Common Stock with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such Company Warrant was issued and the term of such Company Warrant; (iv) the vesting schedule for such Company Warrant; (v) the exercise price per Company Common Share purchasable under such Company Warrant; and (vi) whether (and to what extent) the vesting of such Company Warrant will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the transactions contemplated by this Agreement.

(d)

Except for Company Options granted pursuant to the Company Stock Option Plan and set forth on Section 2.2(b) of the Disclosure Schedule and the Company Warrants set forth on Section 2.2(c) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or that relates to, any capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any of its capital stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any capital stock or other securities of the Company (clauses (i) through (iv), collectively, “Company Rights”). The Company does not have any outstanding stock appreciation rights, phantom stock, performance based stock or equity rights or similar stock or equity rights or obligations. The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

(e)

Except as set forth on Section 2.2(e) of the Disclosure Schedule, none of the issued and outstanding shares of Company Common Stock constitute restricted shares or are otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company.

(f)

Except as set forth on Section 2.2(f) of the Disclosure Schedule, the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any capital stock or other equity interests of the Company.

(g)

None of the outstanding capital stock of the Company is entitled or subject to any purchase option, call option, right of first refusal, preemptive right, right of participation, subscription right or any similar right (whether pursuant to the Company Constituent Documents or any Contract or any statute to which the Company is subject) and there is no Contract relating to information rights, financial statement requirements, the voting or registration of, or restricting any Person from purchasing, selling, pledging, transferring or otherwise disposing of (or granting any option or similar right with respect to), any of the Company’s capital stock. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated (i) to repurchase, redeem or otherwise acquire any outstanding capital stock of the Company; or (ii) make any investment (in the form of a loan or capital contribution) in any other Entity.

(h)

The Company has never repurchased, redeemed or otherwise reacquired any of its capital stock or other securities.

(i)

The Company is not now, nor has it ever been, required to file any periodic or other reports, or any registration statement, with any applicable securities regulatory authority, including the United States Securities and Exchange Commission (the “SEC”), pursuant to any securities legislation, regulations or rules or policies promulgated thereunder, including the Securities Act and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

2.3

Subsidiaries. The Company has no Subsidiaries and has never had any Subsidiaries. The Company does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any other Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any other Entity. Neither the Company nor any of its stockholders has ever approved or commenced any proceeding, or made any election contemplating, the dissolution or liquidation of the business or affairs of the Company. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock or other equity interests or that otherwise could affect rights or obligations of the holders of the capital stock or other equity interests of the Company.

2.4

Authority; No Conflict; Required Filings and Consents.

(a)

The Company has all requisite corporate power and authority to enter into this Agreement and any Stockholder Related Agreement to which it is a party, perform its obligations under this Agreement and any Stockholder Related Agreement to which it is a party and to consummate the transactions contemplated by this Agreement and any Stockholder Related Agreement to which it is a party.

(b)

The execution, delivery and performance of this Agreement and any Stockholder Related Agreement to which it is a party and the consummation of the transactions contemplated by this Agreement and any Stockholder Related Agreement to which it is a party by the Company have been duly authorized by all necessary corporate action on the part of the Company, and, other than obtaining the Company Stockholder Approval, no other corporate action or proceeding on the part of the Company or its board of directors is necessary to authorize the execution, delivery or performance of this Agreement, any Stockholder Related Agreement to which it is a party or the consummation of the transactions contemplated by this Agreement or any such Stockholder Related Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally; and (ii) the availability of injunctive relief and other equitable remedies.

(c)

Neither the execution, delivery or performance by the Company of this Agreement or any of the Stockholder Related Agreements, nor the consummation of the transactions contemplated by this Agreement or any of the Stockholder Related Agreements, will directly or indirectly (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of, any Company Constituent Document; (ii) contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require notice to any Person or a consent or waiver under, constitute a change in control under, require the payment of a fee or penalty under or result in the creation or imposition of any Lien upon or with respect to any asset owned or used by the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound; (iii) contravene, conflict with or violate, or give any Person the right to challenge any of the transactions contemplated by this Agreement or any of the Stockholder Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company or any of its assets is subject; or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company.

(d)

No Governmental Authorization, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to the Company: (i) in connection with the execution and delivery of this Agreement or any of the Stockholder Related Agreements by the Company or the consummation by the Company of the transactions contemplated by this Agreement or any of the Stockholder Related Agreements; or (ii) necessary for the Company to operate its business immediately after the Closing in the same manner as operated immediately prior to the Closing after giving effect to the consummation of the transactions contemplated by this Agreement and the Stockholder Related Agreements.

2.5

Company Financial Statements; Books and Records.

(a)

Section 2.5(a) of the Disclosure Schedule sets forth true, correct and complete copies of the following financial statements and notes thereto (collectively, the “Company Financial Statements”):

(i)

The audited consolidated balance sheets and statements of operations, stockholders’ equity and cash flows of the Company as of December 31, 2016 (the “Audited Balance Sheet”).

(b)

Each Company Financial Statement: (i) is true, correct and complete in all respects and has been prepared in conformity with (A) the books and records of the Company, which, in turn, are true, correct and complete, and (B) GAAP consistently applied throughout the periods covered thereby (except as may be indicated in the notes to such Company Financial Statement); (ii) fairly presents the consolidated financial position of the Company as of such dates and the consolidated results of operations, changes in stockholders’ equity and cash flow of the Company for the periods then ended, subject in the case of unaudited financial statements to (y) normal recurring year-end audit adjustments, none of which would individually or in the aggregate be material, and (z) the absence of footnote disclosures, none of which would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, value, cash flow or net worth of the Company; and (iii) contains and reflects adequate reserves, in accordance with GAAP, for all reasonably anticipated losses, costs and expenses. No financial statement of any Person (other than the Company) is required by GAAP to be included in the Company Financial Statements.

(c)

The Company Financial Statements were prepared from the books, records and accounts of the Company, which books, records and accounts have been maintained in accordance with all applicable Laws and (i) reflect all items of income and expense and all assets and liabilities required to be reflected in the Company Financial Statements in accordance with GAAP, and (ii) are true, correct and complete in all respects. The Company maintains accurate books and records reflecting its assets and liabilities and maintain proper and adequate internal accounting controls which provide assurance that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of the financial statements in conformity with GAAP and to maintain accountability for the Company’s assets; (C) access to the Company’s assets is permitted only in accordance with management’s authorization; (D) the reporting of Company’s assets is compared with existing assets at regular intervals; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company has delivered to the Purchaser copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls, as applicable.

2.6

No Undisclosed Liabilities; Indebtedness.

(a)

Except as set forth on Section 2.6(a) of the Disclosure Schedule, the Company has no obligations or liabilities (whether or not absolute, accrued, contingent, determined, determinable, unliquidated or otherwise, whether known or unknown, whether due or to become due, whether or not required to be reflected in financial statements in accordance with GAAP and regardless of when or by whom asserted), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such an obligation or liability, except for: (i) liabilities that are fully reflected or provided for in the Company Financial Statements; and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet and of a type reflected or provided for in the Audited Balance Sheet (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), which in the aggregate are not in excess of $25,000 and which will be satisfied and discharged by the Company as of immediately prior to the Closing.

(b)

Section 2.6(b) of the Disclosure Schedule sets forth a true, correct and complete list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. All of the outstanding Indebtedness may be prepaid by the Company at any time without the consent or approval of, or prior notice to, any other Person, and without payment of any premium or penalty.

(c)

Section 2.6(c) of the Disclosure Schedule sets forth the Specified Indebtedness Amount as of the date of this Agreement.

2.7

No Company Material Adverse Effect. Since December 31, 2016, the Company has conducted its business only in the ordinary course of business consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts that has had, or could reasonably be expected to result in, a Company Material Adverse Effect, or (b) any event, occurrence, development or state of circumstances or facts that has, or could reasonably be expected to have, the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

2.8

Absence of Certain Changes or Events. Except as set forth on Section 2.8 of the Disclosure Schedule, since December 31, 2016, the Company has not:

(a)

issued (i) any notes, bonds or other debt securities, (ii) any capital stock or other equity securities or any securities or rights convertible into or exchangeable or exercisable for any capital stock or other equity securities (except for Company Common Stock issued upon the exercise of Company Options or Company Warrants), or (iii) any Company Rights (except for Company Options set forth on Section 2.2(b) of the Disclosure Schedule or Company Warrants set forth on Section 2.2(c) of the Disclosure Schedule);

(b)

amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Company Stock Option Plan; (ii) any provision of any agreement evidencing any outstanding Company Option; (iii) any provision of any Company Warrant; or (iv) any restricted stock purchase agreement;

(c)

borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice, which in the aggregate are not in excess of $25,000 and which will be satisfied and discharged by the Company as of immediately prior to the Closing;

(d)

discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past practice;

(e)

declared, accrued, set aside or made any payment or distribution of cash or other property to any of its equity holders or its other Affiliates with respect to such equity holders’ equity securities or otherwise, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity);

(f)

mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens;

(g)

(i) acquired, leased or licensed any right or other asset from any Person; (ii) sold, assigned, transferred, leased or licensed to any Person, or otherwise encumbered, any of its assets, except in each case, in the ordinary course of business consistent with past practice; or (iii) canceled any debts or claims;

(h)

sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any Confidential Information to any Person (other than to the Purchaser and its Affiliates and other than disclosures made in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

(i)

(i) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (ii) increased, or accelerated the payment of, the compensation or benefits payable under any existing severance or termination pay policies or employment agreements; (iii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee; (iv) established, adopted or amended (except as required by applicable Laws) any Employee Plan or any collective bargaining, works council, stock option, restricted stock, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan, agreement or arrangement covering any employees, officers, consultants or directors of the Company; or (v) increased, or accelerated the payment of, the compensation, bonus or other benefits payable to any employees, officers, consultants or directors of the Company other than in the case of this clause (v) in accordance with the Company’s ordinary course of business and consistent with past practice;

(j)

suffered any extraordinary losses or waived any rights of value (whether or not in the ordinary course of business or consistent with past practice) in excess of $25,000 in the aggregate;

(k)

made capital expenditures or commitments therefor that exceed $25,000 individually or $50,000 in the aggregate;

(l)

delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other material liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable outside the ordinary course of business consistent with past practice in amounts that do not exceed $10,000 in the aggregate;

(m)

made any loans or advances to, guaranties for the benefit of, or any investments in, any Person (other than advances to the employees of the Company in the ordinary course of business consistent with past practice);

(n)

suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

(o)

made or changed any Tax election, changed any annual tax accounting period, changed or adopted any method of tax accounting, filed any amended Tax Returns or claims for Tax refunds, entered into any closing agreement, settled any Tax claim, audit or assessment, consented to any extension or waiver of the limitation period applicable to any claim or assessment of Taxes, or surrendered any right to claim a Tax refund, offset or other reduction;

(p)

threatened, commenced or settled any Legal Proceeding;

(q)

made any investment in or taken any steps to incorporate or form any Subsidiary or to acquire any equity interest or other interest in any other Entity;

(r)

amended any of its Organizational Documents or effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(s)

entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business, from competing with any Person in any line of business that is material to the Company or otherwise restricting the conduct of its business anywhere in the world;

(t)

entered into, amended or terminated any material Contract other than in the ordinary course of business consistent with past practice;

(u)

received notice, whether written or oral, from any party to a Company Contract of such party’s intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Company;

(v)

entered into any transaction with any of its Affiliates;

(w)

entered into any other material transaction (other than the entry into this Agreement and the Stockholder Related Agreements and the agreements and transactions contemplated by this Agreement and the Stockholder Related Agreements), whether or not in the ordinary course of business consistent with past practice, or materially changed any business practice; or

(x)

agreed, whether orally or in writing, to do any of the foregoing.

2.9

Taxes.

(a)

All Tax Returns required to have been filed by or on behalf of, or with respect to the assets of, the Company through the date of this Agreement have been timely filed in accordance with all applicable Laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. The Company has provided to the Purchaser true, correct and complete copies of all Tax Returns.

(b)

Section 2.9(b) of the Disclosure Schedule sets forth a true, correct and complete list of all jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns. No claim has ever been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(c)

All Taxes, estimated Taxes, deposits and other payments due and owing by or on behalf of the Company (whether or not shown on any Tax Return) have been or will be timely paid in full through the date of this Agreement.

(d)

The Company has accrued on the Company Financial Statements in accordance with GAAP all liabilities for unpaid Taxes through the date of this Agreement.

(e)

The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of the Company, shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for Taxes of the Company in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing Date.

(f)

The Company has withheld all amounts of Taxes required to be withheld from its employees, agents, contractors, creditors, stockholders, members or other equityholders and third parties and timely remitted such amounts to the proper Governmental Body and filed all federal, state, local and foreign Tax Returns and reports with respect to employee income Tax withholding, social security, unemployment, and other similar Taxes, all in compliance with the withholding provisions of the Code, or any prior provision of the Code and other applicable Laws.

(g)

The Company has collected all material sales, value-added and use Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Body (or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations).

(h)

No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no Legal Proceeding, audit, examination or investigation of any Tax Return of the Company is currently underway, pending or, to the Knowledge of the Company, threatened. There have been no examinations or audits of any Tax Return of the Company. The Company has provided to the Purchaser true, correct and complete copies of all audit reports, correspondence with Tax authorities and similar documents (to which the Company has access) relating to the Tax Returns of the Company.

(i)

All Tax deficiencies asserted by a Governmental Body against the Company have been paid in full, accrued on the books of the Company, as applicable, or finally settled, and no indication of a Tax increase or other issue has been raised in any such examination that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency for any other period not so examined.

(j)

There are no outstanding waivers or agreements between any Governmental Body and the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any Governmental Body.

(k)

There are no Liens for Taxes with respect to the Company or the assets or properties of the Company, nor is there any Lien that is pending or, to the Knowledge of the Company, threatened.

(l)

The Company has not been a member of an “affiliated group” of companies (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return (other than a group, the common parent of which was the Company).

(m)

The Company has no liability for the Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of national, provincial, territorial, state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

(n)

The Company is not a party to or bound by any Tax allocation, Tax indemnification or Tax sharing agreement.

(o)

The Company has not made any payments, is not obligated to make any payments and is not a party to any Contract that would obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of national, provincial, territorial, state, local or foreign Law).

(p)

The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement; or (ii) in a distribution which would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the transactions contemplated by this Agreement.

(q)

The Company has no net operating losses or other tax attributes presently subject to limitation under Sections 382, 383, 384 of the Code or the federal consolidated return regulations (or any corresponding or similar provision of state, local or foreign income Tax law).

(r)

The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period after the date of this Agreement as a result of any (i) adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign tax Laws; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of national, provincial, territorial, state, local or foreign income Tax Law) executed on or prior to the date of this Agreement; (iii) installment sale or open transaction disposition made on or prior to the date of this Agreement; (iv) prepaid amount received on or prior to the date of this Agreement; (v) reserve claimed in respect of a taxation year ending prior to the date of this Agreement; (vi) any election (including a protective election) pursuant to Section 108(i) of the Code; or (vii) change in method of accounting for a Tax period ending on or prior to the Closing Date.

(s)

The Company has not, directly or indirectly, transferred property to or acquired property from a Person with whom it was not dealing at arm’s length for consideration other than consideration equal to the fair market value of the property at the time of the disposition or acquisition thereof and has complied with all material transfer pricing rules and requirements, including any disclosure, reporting and other similar requirements under Section 482 of the Code (or any corresponding provision of any state, local or foreign Tax Law).

(t)

The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(u)

The Company (i) does not have a permanent establishment, office or other fixed place of business, and (ii) has never filed or had any obligation to file, and does not have any obligation to file, any Tax Return based on income or otherwise, in each case in any jurisdiction other than the United States.

(v)

None of the Tax Returns described in Section 2.9(a) contains any position which is or would be subject to penalties under Section 6662 of the Code (or any similar provision of national, provincial, territorial, state, local or foreign law) and the Treasury Regulations issued thereunder.

(w)

The Company is, and has at all times been, in compliance with the provisions of Sections 6011, 6111 and 6112 of the Code relating to tax shelter disclosure, registration and list maintenance and with the Treasury Regulations thereunder.

(x)

The Company has not at any time engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Sections 1.6011-4(b)(2), 301.6111-2(b)(2) or 301.6112-1(b)(2)(A), and no IRS Form 8886 has been filed with respect to the Company, nor has the Company entered into any tax shelter or listed transaction with the sole or dominant purpose of the avoidance or reduction of a Tax liability with respect to which there is a significant risk of challenge of such transaction by a Governmental Body.

2.10

Real Property.

(a)

The Company does not own, and has never owned, any real property, and the Company is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)

The Company operates as a virtual company and, except as set forth on Section 2.10 of the Disclosure Schedule, does not have, lease or use any Leased Real Property.

2.11

Personal Property.

(a)

All items of equipment and other tangible personal property and assets owned by or leased to the Company: (i) are reasonably adequate for the uses to which they are being put; (ii) are structurally sound, free of defects and deficiencies and in good operating condition, maintenance and repair, subject to ordinary wear and tear; (iii) comply in all material respects with, and are being operated and otherwise used in compliance with, all applicable Laws; (iv) were acquired and are usable in the ordinary course of business consistent with past practice; and (v) are adequate for the conduct of the business of the Company in the manner in which such business is being conducted and as proposed to be conducted by the Company as of the Closing Date. All of the tangible personal property and assets of the Company are located at the Leased Real Property.

(b)

No Person other than the Company owns any equipment or other tangible personal property or asset that is necessary to the operation of the Company’s business.

2.12

Intellectual Property.

(a)

Section 2.12(a) of the Disclosure Schedule sets forth all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration was issued, date of filing or issuance, and names of all current applicant(s) and registered owners(s), as applicable. All assignments of Company Registrations to the Company have been properly executed and recorded. Except as set forth on Section 2.12(a) of the Disclosure Schedule, all issued Company Registrations are valid and enforceable, and all issuance, renewal, maintenance and other payments and fees that are or have become due with respect thereto have been timely paid by or on behalf of the Company. Except as set forth on Section 2.12(a) of the Disclosure Schedule, no application for a patent, copyright or trademark registration or any other type of Company Registrations filed by or on behalf of the Company has been abandoned, allowed to lapse or rejected, and there is no basis for a claim that any Intellectual Property Rights embodied in any Company Registrations is invalid or unenforceable.

(b)

There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced or, to the Knowledge of the Company, threatened, and there is no fact that is reasonably likely to result in an inventorship challenge, opposition or nullity proceeding or interference, with respect to any Patent Rights included in the Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company and has made no misrepresentation in such applications.

(c)

The Company exclusively owns all right, title and interest in and to the Company Owned Intellectual Property, free and clear of any Liens other than Permitted Liens. The Company Intellectual Property constitutes all Intellectual Property Rights pertaining or relating to the Pipeline Technologies that are used in or necessary to the conduct of the Company’s business as now conducted and as contemplated to be conducted by the Company as of the Closing Date, free and clear of any Liens other than Permitted Liens.

(d)

The Company has taken all commercially reasonable steps necessary to maintain and protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and Confidential Information comprising a part thereof. No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Company, threatened against the Company. To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third-party proprietary or Confidential Information in the possession, custody or control of the Company; or (ii) breach of the Company’s security procedures wherein Confidential Information has been disclosed to a third Person.

(e)

No product, product candidate or service marketed or sold (or proposed to be marketed or sold) by the Company or the conduct of the business of the Company, as it is currently conducted and as it is contemplated to be conducted by the Company as of the Closing Date, infringes, violates or constitutes a misappropriation, or will infringe, violate or constitute a misappropriation, of any Intellectual Property Rights of any third-party. The Company has not received any complaint, claim or notice (i) alleging any such infringement, violation or misappropriation, or that, by conducting its business, the Company would infringe, violate or misappropriate any Intellectual Property Rights of any other Person; or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, legality, validity or enforceability of any Company Intellectual Property.

(f)

To the Knowledge of the Company, no Person (including any current or former employee or consultant of the Company) has infringed, violated or misappropriated, or is infringing,

violating or misappropriating, any of the Company Intellectual Property and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to result in any of the foregoing or of any current or anticipated claims against a third Person relating to the foregoing.

(g)

Section 2.12(g) of the Disclosure Schedule sets forth each license, covenant or other agreement pursuant to which the Company has (x) assigned or transferred to any Person, or (y) licensed or otherwise granted any right to any Person, or covenanted not to assert any right, in each such instance of (x) or (y), with respect to any Company Intellectual Property. The Company has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property Rights with respect to any third-party Intellectual Property Rights. The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property Rights to any Person, and, except as set forth on Section 2.12(g) of the Disclosure Schedule, none of the Company Owned Intellectual Property was developed in whole or in part using any governmental funding or using any funding, facilities, or resources of any university or research institution.

(h)

Section 2.12(h) of the Disclosure Schedule sets forth (i) each item of Company Licensed Intellectual Property and the license or agreement pursuant to which the Company Exploits it (excluding currently-available, off the shelf software programs that are licensed by the Company pursuant to “shrink wrap” licenses, the total fees associated with which are less than $10,000), and (ii) each agreement, assignment or other instrument pursuant to which the Company has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property.

(i)

The Company is not subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation (i) restricting in any manner the use, transfer or licensing by the Company of any of the Company Intellectual Property; or (ii) that may affect the validity, use or enforceability of the Company Intellectual Property or any product, product candidate or service of the Company related thereto.

(j)

Each current and former employee of the Company and each current and former independent contractor of or consultant to the Company has executed a valid and binding written agreement, substantially in the form or forms provided to the Purchaser (each, an “Assignment Agreement”), expressly assigning to the Company all right, title and interest in any inventions and works of authorship pertaining to the Pipeline Technologies, whether or not patentable, invented, created, developed, conceived and/or reduced to practice by the employee, independent contractor or consultant for the Company, and all Intellectual Property Rights therein, and has waived all moral rights therein to the extent legally permissible. All Company Owned Intellectual Property was developed by (i) an employee of the Company working within the scope of his or her employment at the time of such development; or (ii) agents, consultants, contractors, or other Persons who have executed appropriate Assignment Agreements. To the extent that any Company Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (A) has obtained ownership of and is the exclusive owner of; or (B) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted by the Company as of the Closing Date) to, all of such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment.

(k)

The execution and delivery of this Agreement by the Company and the Stockholders, the consummation by the Company and the Stockholders of the transactions contemplated by this Agreement and the Stockholder Related Agreements and the Company continuing to operate its business immediately after the Closing in the same manner as operated immediately prior to the Closing after giving effect to the consummation of the transactions contemplated by this Agreement and the Stockholder Related Agreements will not result in the breach of, or create on behalf of any third-party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Company Intellectual Property; or (ii) any license, sublicense and other agreement to which the Company is a party and pursuant to which the Company is authorized to use any third-party Intellectual Property Rights that are useful to the business of the Company, as it is currently conducted and as it is contemplated to be conducted by the Company as of the Closing Date.

(l)

To the Knowledge of the Company, no current or former director, officer, employee, independent contractor, or consultant of the Company (i) is in violation of any provision or covenant of any employment agreement, invention assignment agreement, nondisclosure agreement, non-competition agreement or any other Contract with any other Person by virtue of such director’s, officer’s, employee’s, independent contractor’s, or consultant’s being employed by, performing services for or serving on the board of directors of the Company; (ii) is using or has used any trade secrets or Confidential Information of any third Person in connection with performing any services for the Company or the development or creation of any Company Intellectual Property without the permission of the Company and such third Person; or (iii) has developed or created any Company Intellectual Property that is subject to any agreement under which such director, officer, employee, independent contractor, or consultant has assigned or otherwise granted any third party any rights in or to such Company Intellectual Property. To the Knowledge of the Company, no director, agent, employee, independent contractor, or consultant of the Company is a party to, or is otherwise bound by, any Contract, including any confidentiality, non-competition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect his or her ability to assign to the Company rights to any invention, improvement, discovery or information relating to Company Intellectual Property or affecting the Company’s ability to exploit any Company Intellectual Property.

2.13

Agreements.

(a)

Except as set forth on Section 2.13 of the Disclosure Schedule, the Company is not a party to or bound by any written or oral:

(i)

pension, profit sharing, stock option, employee stock purchase, bonus or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other Contract with any labor union, or severance agreements, programs, policies or arrangements;

(ii)

Contract for the employment of, or receipt of services from, any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or relating to loans to officers, directors, managers or Affiliates;

(iii)

Contract providing for indemnification of any officer, director, employee or agent;

(iv)

Contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

(v)

agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing or creating of a Lien on any asset or group of assets of the Company;

(vi)

guaranty, pledge, performance or completion bond, surety or similar agreement or arrangement;

(vii)

Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(viii)

lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

(ix)

lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

(x)

Contract or group of related Contracts with the same party or group of affiliated parties, the performance of which involves consideration in the aggregate in excess of $50,000, other than purchase and sales orders incurred in the ordinary course of business consistent with past practice;

(xi)

(1) assignment, (2) license, or (3) indemnification (other than agreements including indemnification obligations incidental to the subject matter of such agreement), in each of (1) - (3), with respect to any intangible property (including any Intellectual Property Rights);

(xii)

Contract relating to the (1) acquisition, (2) transfer, (3) licensing or use, or (4) development, in each of (1) - (4), of any technology or any Intellectual Property Rights, except for licenses to use shrink-wrap or off-the-shelf software with a cost to the Company of less than $10,000 per user or per copy, as applicable;

(xiii)

Contract relating to the purchase or sale of any product, product candidate or other asset by or to, or the performance of any services by or for, any Related Party;

(xiv)

Contract under which it has granted any Person any registration rights (including demand or piggyback registration rights);

(xv)

sales, distribution, supply or franchise agreement or other agreement involving an agency relationship;

(xvi)

advertising, vendor rebate or product purchase or sale discount agreement;

(xvii)

Contract for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $25,000;

(xviii)

Contract constituting or relating to a Government Contract or Government Bid;

(xix)

Contract providing for an “earn out”, “performance guarantee” or other similar contingent payments by or to the Company;

(xx)

Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(xxi)

Contract granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company;

(xxii)

Contract for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment, except for Contracts relating to the use of shrink-wrap or off-the-shelf software with a cost to the Company of less than $10,000 per user or per copy, as applicable;

(xxiii)

outstanding power of attorney empowering any Person to act on behalf of the Company;

(xxiv)

any tax-sharing Contracts;

(xxv)

Contract that was entered into outside the ordinary course of business or was inconsistent with the Company’s past practices;

(xxvi)

agreement with a term of more than 60 days which is not terminable by the Company upon less than 30 days’ notice without penalty and involves a consideration in excess of $50,000 annually;

(xxvii)

Contract regarding voting, transfer, issuance or other arrangements related to the Company’s capital stock or warrants, options or other rights to acquire, or that relates to, the Company’s capital stock; or

(xxviii)

Contract that (A) limits the ability of the Company, or any officers or directors, employees, stockholders, members or other equityholders, agents or Representatives of the Company (in their capacities as such) to compete in any line of business or with any Person or in any geographic area or during any period of time; (B) contains any so called “most favored nation” provisions or any similar provision requiring the Company to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties; or (C) provides for “exclusivity,” preferred treatment or any similar requirement or under which the Company is restricted, or which after the Closing would restrict the Purchaser or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development.

(b)

All of the Contracts, leases, agreements and instruments set forth or required to be set forth on Section 2.13(a) of the Disclosure Schedule (the “Material Contracts”) are in full force and effect and are valid, binding and enforceable in accordance with their respective terms and will be in full force and effect, valid, binding and enforceable on identical terms without penalty in accordance with their terms upon consummation of the transactions contemplated by this Agreement. Except as set forth on Section 2.13(b) of the Disclosure Schedule: (i) the Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; (ii) no event has occurred which (with or without the passage of time or the giving of notice or both) would, or could reasonably be expected to, (A) result in a default, breach or event of noncompliance by the Company under any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract; (iii) the Company has no present expectation or intention of not fully performing all such obligations; and (iv) there is no breach or anticipated breach by the other parties to any Material Contract. The consummation of the transactions contemplated by this Agreement and the Stockholder Related Agreements shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the

Company or the Purchaser or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Material Contract.

(c)

The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract;

(d)

The Company has not waived any of its rights under any Material Contract;

(e)

The Company is not a party to any Contract, agreement or commitment the performance of which could reasonably be expected to have a Company Material Adverse Effect.

(f)

There is no term, obligation, understanding or agreement that would modify any term of a written Material Contract or any right or obligation of a party thereunder which is not reflected on the face of such Material Contract.

(g)

No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract. The Company is not a party to any Contract that obligates the Company to provide products or services below the Company’s cost of such product or service.

(h)

The Company has provided to the Purchaser a true, correct and complete copy of each of the written Material Contracts and a written summary description of each of the oral Material Contracts, together with all amendments, waivers or other changes thereto.

2.14

Litigation.

(a)

There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened (i) against or affecting the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law (or pending or, to the Knowledge of the Company, threatened against or affecting any of the Stockholders or the officers, directors, managers or employees of the Company with respect to its business or proposed business activities), or pending or threatened by the Company against any Person, at law or in equity, or before or by any Governmental Body (including any Legal Proceedings with respect to the transactions contemplated by this Agreement), or (ii) that relate to the ownership of any capital stock of the Company, or any option or other right to the capital stock of the Company, or any right to receive consideration as a result of this Agreement.

(b)

The Company is not subject to any Legal Proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries.

(c)

There is no reasonable basis for any of the foregoing. The Company is fully insured with respect to each of the matters set forth on Section 2.14 of the Disclosure Schedule. The Company is not subject to any judgment, order or decree of any court or other Governmental Body, and the Company has not received any notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Company, threatened against or affecting any Stockholder in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement. The Company has provided to the Purchaser true, correct and complete copies of all pleadings, correspondence and other written materials to which the Company has access and that relate to any Legal Proceeding set forth on Section 2.14 of the Disclosure Schedule.

2.15

Environmental Matters.

(a)

The Company is, and has for the past three years has been, in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are set forth on Section 2.15(a) of the Disclosure Schedule.

(b)

The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with, or has liability under, any Environmental Law, and to the Knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company’s compliance with, or give rise to liability under, any Environmental Law in the future.

(c)

The Company has not at any time been subject to any administrative or judicial proceeding pursuant to, or paid any fines or penalties pursuant to, applicable Environmental Laws. The Company has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and the Company is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

(d)

To the Knowledge of the Company, there has been no Release of Materials of Environmental Concern at any plant, facility, site, area or property at which the Company currently operates or previously operated.

(e)

To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee (current or former) or otherwise, that alleges that such current or prior owner or the Company is not in compliance with, or has liability under, any Environmental Law.

(f)

To the Knowledge of the Company, no improvement or equipment included in the property or assets of the Company contains any asbestos, polychlorinated biphenyls, underground storage tanks, open or closed pits, sumps or other containers on or under any property or asset.

(g)

To the Knowledge of the Company, the Company has not imported, received, manufactured, produced, processed, labeled or shipped, stored, used, operated, transported, treated or disposed of any Materials of Environmental Concern other than in compliance with all Environmental Laws.

(h)

The Company has provided to the Purchaser true, correct and complete copies of all environmental reports, investigations and/or audits relating to facilities at which the Company currently operates or previously operated (whether conducted by or on behalf of the Company or a third party) of which the Company has possession or control.

2.16

Employee Matters.

(a)

The Company currently has no employees.  The Company’s records accurately reflect the employment or service histories of its employees, independent contractors, contingent workers and leased employees, including their hours of service. The employment of each of the employees is terminable at will. The Company has provided to the Purchaser true, correct and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, releases and other materials relating to the employment of the current and former employees of the Company.

(b)

Section 2.16(b) of the Disclosure Schedule sets forth a true, correct and complete list of all consultants and independent contractors used by the Company as of the date of this Agreement, specifying the name of the consultant or independent contractor, type of services provided, fees paid to such consultant or independent contractor for calendar year 2016, work location and address, and accurately reflects any compensation payable to them, their dates of service, their positions or titles and a true, correct and complete description of the Company’s obligations to each such consultant and independent contractor. Each consultant or independent contractor set forth on Section 2.16(b) of the Disclosure Schedule has the requisite Governmental Authorizations required to provide the services such consultant or independent contractor provides the Company, as applicable. The Company has provided to the Purchaser a true, correct and complete copy of each written agreement with each consultant and independent contractor set forth on Section 2.16(b) of the Disclosure Schedule. Each of the consultant and independent contractor relationships with the Persons set forth on Section 2.16(b) of the Disclosure Schedule is terminable without notice and without pay.

(c)

To the Knowledge of the Company, each prior employee has, at all times, properly been classified and treated as an employee for all purposes including, but not limited to, the Employee Plans and Tax purposes. Each prior employee has at all times properly been classified as subject to or exempt from overtime requirements. The Company has never had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Company.

(d)

To the Knowledge of the Company, the Company is, and has at all times been, in compliance with all applicable Laws and in particular, all Labor Laws applicable to its employees. To the Knowledge of the Company, the Company is not subject to or liable for any arrears of wages, penalties, fines, orders to pay, assessments, charges, damages or taxes for failure to comply with the Labor Laws and the Company is in compliance with all Laws (including all Labor Laws) and contracts relating to employment, employment practices, wages, hours, equal opportunity, affirmative action, harassment, occupational health and safety, disability, workers compensation, unemployment, insurance, benefits, taxes, bonuses and terms and conditions of employment.

(e)

There are no claims pending, or, to the Knowledge of the Company, threatened or capable of arising, against the Company, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance or under applicable workers compensation legislation. No levies, assessments or penalties have been made against the Company pursuant to Applicable Benefit Laws.

(f)

No notice has been received by the Company of any employment related claims commenced by any employee against the Company, including claims that the Company has violated Labor Laws or the common law with respect to an employee’s employment, and, to the Knowledge of the Company, no such claims are threatened.

(g)

The Company has not made any written or verbal commitments to any officer, employee, former employee, consultant or independent contractor of the Company with respect to compensation, promotion, retention, termination, severance or any similar matter in connection with the transactions contemplated by this Agreement or otherwise.

(h)

To the Knowledge of the Company, each Person classified as an independent contractor or other non-employee service provider of the Company has, at all times, properly been classified and treated as an independent contractor or other non-employee service provider for all purposes including, but not limited to, Tax purposes. To the Knowledge of the Company, the Company is, and has at all times been, in compliance with all applicable Laws and contracts relating to its independent contractors and other non-employee service providers. No independent contractor, consultant or other non-employee service provider of the Company is eligible to participate in any Employee Plan. There are no claims pending or, to the Knowledge of the Company, threatened against the Company, by any independent contractor, other non-employee service provider or third party, in respect of any accident or injury, which are not fully covered by insurance.

(i)

All amounts due in relation to employees (whether arising under common law, statute, equity or otherwise) have been paid, including all remuneration, expenses, social insurance, pension contributions, liability to taxation, levies and other amounts (other than amounts owing with respect to the current salary or work period which are not yet due).

(j)

Except as set forth on Section 2.16(j) of the Disclosure Schedule, all amounts due in relation to any independent contractors or other non-employee service providers of the Company have been paid.

(k)

To the Knowledge of the Company, no Employee, since becoming an employee, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board (including the NLRB) or certified or voluntarily recognized by any other Governmental Body. The Company is not and has never been a signatory to a collective bargaining agreement with any trade union, labor organization or group. No representation election petition or application for certification has been filed by employees or is pending with the NLRB or any other Governmental Body and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees has occurred, is in progress or, to the Knowledge of the Company, is threatened. No labor strike, work stoppage, slowdown, picketing, lockout or other material labor dispute has occurred, and none is underway or, to the Knowledge of the Company, threatened.

(l)

The Company is not a federal or state contractor.

(m)

No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company and any of its Employees has been filed or is pending or, to the Knowledge of the Company, threatened against the Company under any applicable Law.

2.17

Employee Benefit Plans. The Company does not have an Employee Plan.

2.18

Compliance With Laws; Governmental Authorizations.

(a)

The Company is, and has at all times been, in compliance with all applicable Laws, except where non-compliance could not reasonably be expected to result in a Company Material Adverse Effect. The Company has never received any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential material violation of, or failure to materially comply with, any Law; or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature under any applicable Law. The Company has provided to the Purchaser a true, correct and complete copy of each report, study, survey or other document to which the Company has access that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any Laws. To the Knowledge of the Company, no Governmental Body has proposed or is considering any Law that, if adopted or otherwise put into effect, (A) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Company or on the ability the Company to comply with or perform any covenant or obligation under any of the Stockholder Related Agreements; or (B) may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

(b)

Section 2.18(b) of the Disclosure Schedule sets forth each Governmental Authorization held by the Company, and the Company has provided to the Purchaser true, correct and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted and as contemplated to be conducted by the Company as of the Closing Date; and (ii) to permit the Company to own and use its assets in the manner in which it is currently owned and used. The Company is, and at all times since its incorporation has been, in compliance with the terms and requirements of the Governmental Authorizations held by the Company. The Company has not received any notice or other communication from any Governmental Body regarding (A) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (B) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. All of Governmental Authorizations set forth or required to be set forth on Section 2.18(b) of the Disclosure Schedule will be available for use by the Company immediately after the Closing. In respect of approvals, licenses or permits requisite for the conduct of any part of the business of the Company which are subject to periodic renewal, the Company has no reason to believe that such renewals will not be timely granted by the relevant Governmental Body.

(c)

(i) The Company has at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization set forth or required to be set forth on Section 2.18(b) of the Disclosure Schedule; (ii) to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time or both) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization set forth or required to be set forth on Section 2.18(b) of the Disclosure Schedule; or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization set forth or required to be set forth on Section 2.18(b) of the Disclosure Schedule; (iii) the Company has never received, and, to the Knowledge of the Company, no employee has ever received, any notice or other communication from any Governmental Body or any other Person regarding (x) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; or (y) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be set forth on Section 2.18(b) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

2.19

Insurance. Section 2.19 of the Disclosure Schedule sets forth a true, correct and complete list of all insurance policies and fidelity bonds maintained by, at the expense of or for the benefit of the Company and its Employees, officers and directors for the current policy year, and the Company has provided to the Purchaser true, correct and complete copies of the insurance policies set forth on

Section 2.19 of the Disclosure Schedule. The Company has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past three (3) years. During the past three (3) years, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. All premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been or will be paid in a timely fashion and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Company has conducted its operations. The Company does not have any obligation for retrospective premiums for any period prior to the Closing Date. All such policies are in full force and effect and will remain in full force and effect up to and including the Closing Date, unless replaced with comparable insurance policies having comparable or more favorable terms and conditions. No insurer has provided the Company with notice that coverage will be denied with respect to any claim submitted to such insurer by the Company. Section 2.19 of the Disclosure Schedule sets forth all claims by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

2.20

Brokerage and Transaction Bonuses. Except as set forth on Section 2.20 of the Disclosure Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Stockholder.  There are no special bonuses or other similar compensation payable to any employee of the Company in connection with the transactions contemplated by this Agreement and the Stockholder Related Agreements. The Stockholders shall pay, and hold the Company, the Purchaser and its Affiliates harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim, brokerage commission, finders’ fee or special bonus or other similar compensation.

2.21

Title to and Sufficiency of Assets.

(a)

Except as set forth on Section 2.21(a) of the Disclosure Schedule, the Company owns, and has good, valid, transferable and marketable title to, or a valid leasehold interest in (i) all properties and assets used by it, located on its premises, shown on the Audited Balance Sheet or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet and except for Permitted Liens); (ii) all of its rights under the Material Contracts; and (iii) all other material assets used by the Company or reflected in the books and records of the Company as being owned by the Company.

(b)

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company owns, has a valid leasehold interest in or has the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of its business as currently conducted and as proposed to be conducted by the Company as of the Closing Date.

2.22

Inventory. All of the inventory of the Company: (a) was acquired and is sufficient for the operation of its business in the ordinary course of business consistent with the Company’s past practice; (b) is of a quality and quantity usable or saleable in the ordinary course of business consistent with the Company’s past practice; (c) is valued on the books and records of the Company at the lower of cost or market with the cost determined under the first-in-first-out inventory valuation method consistent with the Company’s past practice; and (d) is free of any material defect or deficiency. The inventory levels maintained by the Company are adequate for the conduct of the operations of the Company in the ordinary course of business and consistent with the Company’s past practice.

2.23

Bank Accounts. Section 2.23 of the Disclosure Schedule sets forth true, correct and complete information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of the date of this Agreement (and whether any cash comprising such balances is “restricted cash”) and the names of all individuals authorized to draw on or make withdrawals from such accounts (and no changes to such information shall have occurred as of the Closing Date).

2.24

Accounts Payable.

(a)

Section 2.24(a) of the Disclosure Schedule sets forth a true, correct and complete breakdown and aging of the accounts payable of the Company as of March 6, 2017. All accounts payable were incurred in the ordinary course of business consistent with past practice, are valid payables for products or services purchased by the Company and except as set forth on the Disclosure Schedule are not past due and in no event are any payables more than 90 days past the invoice date.

2.25

Related Party Transactions. Except as set forth on Section 2.25 of the Disclosure Schedule, no Related Party has, or has at any time had, any direct or indirect interest in any asset used in or otherwise relating to the business of the Company. No Related Party is, or has been, indebted to the Company. No Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company. No Related Party is competing, or has at any time competed, directly or indirectly, with the Company. No Related Party has any claim or right against the Company (other than claims or rights to receive compensation for services performed as an employee or as a director).

2.26

Customers and Suppliers. Section 2.26 of the Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of the Suppliers. No Supplier (or former Supplier) during the prior 12 months has canceled, terminated or, to the Knowledge of the Company, made any threat to cancel or otherwise terminate any of such Supplier’s Contracts with the Company or to decrease such Supplier’s supply of services or products to the Company. The Company has provided to the Purchaser true, correct and complete copies of all of such Supplier Contracts, and all such Contracts are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Company, as applicable. The Company has not received any notice and the Company does not have any Knowledge to the effect that any current customer or supplier may withdraw, terminate or materially alter, amend or modify its business relations with the Company, either as a result of the transactions contemplated by this Agreement or otherwise.

2.27

Certain Payments. Neither the Company nor, to the Knowledge of the Company, any manager, officer, employee, agent, consultant or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity; (ii) to make any unlawful payment to any governmental official or employee, including without limitation any payments made in violation of the FCPA or the UK Bribery Act; or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) performed any favor or given any gift which was not deductible for federal income tax purposes; (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (f) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

2.28

Personal Information and Privacy.

(a)

The Company is in compliance with the requirements of all Privacy Laws applicable to it which govern the collection, use and disclosure of Personal Information.

(b)

Section 2.28(b) of the Disclosure Schedule sets forth and describes each distinct electronic or other database containing (in whole or in part) Personal Information maintained by or for the Company at any time (each, a “Company Database”), the types of Personal Information in each such database, the means by which the Personal Information was collected, and the security policies that have been adopted and maintained with respect to each such database.

(c)

Section 2.28(c) of the Disclosure Schedule sets forth each privacy policy of the Company and any other industry privacy code or privacy procedures to which the Company subscribes or is bound which governs its collection, use and disclosure of Personal Information (each, a “Privacy Policy”) and identifies, with respect to each Privacy Policy, (i) the period of time during which such privacy policy was or has been in effect; (ii) whether the terms of a later Privacy Policy apply to the data or information collected under such Privacy Policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Privacy Policy to data or information previously collected under such Privacy Policy.

(d)

There is no complaint to or audit, proceeding, investigation or claim against, or to the Knowledge of the Company, threatened against, the Company by any Governmental Body, or by any Person in respect of the collection, use or disclosure of Personal Information by any Person in connection with the business of the Company.

(e)

(i) no breach or violation of any Privacy Policy has occurred or, to the Knowledge of the Company, is threatened; and (ii) there has been no unauthorized or illegal uses of or access to any of the data or information in any of the Company Databases.

(f)

The Company is in compliance with all of the Privacy Policies and all applicable Laws pertaining to privacy, User Data or Personal Information.

(g)

None of (i) the execution, delivery, or performance of this Agreement or the Stockholder Related Agreements (or any of the other ancillary agreements); (ii) the consummation of the transactions contemplated by this Agreement or the Stockholder Related Agreements (or any of the other ancillary agreements); or (iii) to the Knowledge of the Company, the Purchaser’s possession or use of the User Data or any data or information in any of the Company Databases, will result in any breach or violation of any Privacy Policy or any Laws pertaining to privacy, User Data or Personal Information.

2.29

CPRIT. The Company has been awarded the CPRIT Grant.  The CPRIT Grant is available to the Company, subject only to the Company obtaining matching funding.  The Company has not been notified by the CPRIT that the CPRIT Grant is no longer available to the Company.

2.30

Regulatory Filings. The Company has made all required registrations and filings with and submissions to all applicable Governmental Bodies relating to the operation of the business of the

Company. There is no false or misleading information or significant omission in any product application or other submission to the FDA or any other comparable Governmental Body. All such registrations, filings and submissions were in compliance in all material respects with all Laws and other requirements when filed. No material deficiencies have been asserted by any such applicable Governmental Bodies with respect to such registrations, filings or submissions and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission. The Company has delivered to the Purchaser copies of (a) all material reports of inspection observations; (b) all material establishment inspection reports; (c) all material warning letters; and (d) any other material documents received by the Company from the FDA or any other Governmental Body relating to the business of the Company that assert ongoing material lack of compliance with any laws (including regulations promulgated by the FDA and any other Governmental Body) by the Company. The Company has not received any Negative FDA Correspondence.

2.31

Product Candidates.

(a)

The Pipeline Technologies comprise all Company products or product candidates. Each of the Company’s products and product candidates is being, and at all times has been, developed, tested, manufactured, processed, labeled, stored, transported and distributed, as applicable, in compliance in all material respects with all applicable Laws, including those requirements relating to current good manufacturing practices, good laboratory practices and good clinical practices. The Company has all FDA Registrations and all other such permits, licenses, clearances, registrations, exemptions, patents, franchises, certificates of need and other approvals, consents and other authorizations issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company. The Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the FDA Registrations that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Company Material Adverse Effect; the Company has not failed to submit to the FDA any filings necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by the FDA with respect to any such filings or submissions that were made.

(b)

The pre-clinical trials conducted by or on behalf of the Company were, and if still pending, are, being conducted in all material respects in accordance with all clinical protocols, and applicable Laws. The Company has not been notified by the FDA or any other Governmental Body of any restriction on the pre-clinical trials conducted or currently being conducted by or on behalf of the Company. The descriptions of, protocols for, and data and other results of, the pre-clinical trials conducted or currently being conducted by or on behalf of the Company that have been provided to the Purchaser are true, correct and complete.

(c)

To the Knowledge of the Company, any third-party that is a supplier, manufacturer, or contractor for the Company is in compliance with all FDA Registrations and the authorizations, approvals, licenses, permits, certificates, or exemptions (including, without limitation, pre-market approval applications, pre-market notifications, investigational new drug applications,  biologic license applications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) held by the Company that are required for, among other things, the research, development, manufacture, processing, labeling, distribution, marketing, storage, transportation, use, sale and provision of the products and services of the Company, of any comparable Governmental Body.

(d)

Section 2.31(d) of the Disclosure Schedule sets forth a true, correct and complete list of all of the Company’s products and product candidates, noting, where applicable, (i) the phase of clinical trial or development each product or product candidate is in; and (ii) those products or product candidates where FDA and/or other regulatory approval, including foreign approvals, has been applied for and/or received, and listing the application made and/or the approval or decision thereon obtained. The Company has provided to the Purchaser true, correct and complete copies of, without limitation, (A) any investigational new drug applications or new drug applications submitted to the FDA or any other Governmental Body by or on behalf of the Company, including any supplements thereto; (B) all final study results and/or reports relating to products or product candidates; (C) all material correspondence to or from the FDA or other Governmental Bodies, including meeting minutes and records of material contacts; (D) all documents in the Company’s possession related to inspections by the FDA or other Governmental Bodies; and (E) all information relating to adverse drug experiences obtained or otherwise received by the Company from any source with respect to the products or product candidates.

2.32

OFAC. Neither the Company nor Representative of the Company, nor, to the Knowledge of the Company, any other Person acting for or on behalf of the Company has: (a) been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); or (b) engaged or is currently engaging in any business or other dealings with, in, involving, or relating to (i) any country subject to a comprehensive embargo under the sanctions administered by OFAC; or (ii) any Person subject to sanctions administered by OFAC.

2.33

Purchased Share Certificate. All of the information contained in the Purchased Share Certificate will be complete and accurate immediately prior to the Closing.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Except as set forth on the Disclosure Schedule, each Stockholder hereby represents and warrants to the Purchaser, severally and not jointly, as of the date of this Agreement and as of the Closing Date, as set forth below.

3.1

Authority, No Conflict; Required Filings and Consents.

(a)

The Stockholder has full power and authority to do and perform all acts and things to be done by him under this Agreement. The Stockholder has all requisite power and authority to enter into this Agreement and any Stockholder Related Agreement to which he is a party, perform his obligations under this Agreement and any Stockholder Related Agreement to which he is a party and to consummate the transactions contemplated by this Agreement and any Stockholder Related Agreement to which he is a party. This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally; and (ii) the availability of injunctive relief and other equitable remedies.

(b)

Neither the execution, delivery or performance by the Stockholder of this Agreement or any of the Stockholder Related Agreements, nor the consummation of the transactions contemplated by this Agreement or any of the Stockholder Related Agreements, will directly or indirectly (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require notice to any Person or a consent or waiver under, constitute a change in control under, require the payment of a fee or penalty under or result in the creation or imposition of any Lien upon or with respect to any asset owned or used by the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other agreement, instrument or obligation to which the Stockholder is a party or by which he or any of his properties or assets may be bound; (ii) contravene, conflict with or violate, or give any Person the right to challenge any of the transactions contemplated by this Agreement or any of the Stockholder Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Stockholder is subject; or (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Stockholder or that otherwise relates to the business of the Stockholder or to any of the assets owned, used or controlled by the Stockholder.

3.2

Ownership; Title to Company Common Stock.

(a)

The Stockholder is the record and beneficial owner of the shares of Company Common Stock shown as owned by the Stockholder on Section 3.2 of the Disclosure Schedule, and the Stockholder has sole voting and dispositive power over such shares of Company Common Stock. The Stockholder has, and immediately prior to the Closing, will have, good and valid title to the shares of Company Common Stock to be sold by the Stockholder pursuant to this Agreement, free and clear of all Liens.

(b)

Upon (i) receipt by the Escrow Agent of the Stockholder’s portion of the Escrowed Closing Consideration, and (ii) transfer of the Purchased Shares owned by the Stockholder to the Purchaser in accordance with the terms of this Agreement, the Purchaser will receive good and valid title to such Purchased Shares, free and clear of all Liens.

(c)

There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Stockholder is a party or by which the Stockholder is bound obligating the Stockholder to exchange, transfer, deliver or sell, or cause to be exchanged, transferred, delivered or sold, the shares of Company Common Stock or other equity interests of the Company owned by the Stockholder or any security or rights convertible into or exchangeable or exercisable for any such Company Common Stock or other equity interests. The Stockholder is not a party to or bound by any agreements or understandings with respect to the voting (including pooling agreements, voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any of the Company Common Stock or other equity interests of the Company owned by the Stockholder.

3.3

Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Stockholder, threatened that relate to such Stockholder’s ownership of any capital stock of the Company, or any option or other right of such Stockholder to the capital stock of the Company, or any right of such Stockholder to receive consideration as a result of this Agreement, and there is no reasonable basis for any of the foregoing. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Stockholder, threatened against or affecting the Stockholder in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement.

3.4

Brokerage and Transaction Bonuses. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Stockholder. There are no special bonuses or other similar compensation payable to any employee of the Stockholder in connection with the transactions contemplated by this Agreement and the Stockholder Related Agreements. The Stockholder shall pay, and hold the Company, the Purchaser and its Affiliates harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim, brokerage commission, finders’ fee or special bonus or other similar compensation.

3.5

Restricted Securities. The Stockholder understands that the shares of Purchaser Common Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations as expressed herein. The Stockholder understands that the shares of Purchaser Common Stock are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Stockholder must hold the shares of Purchaser Common Stock indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchaser Common Stock, and on requirements relating to the Purchaser which are outside of the Stockholder’s control, and which the Purchaser is under no obligation and may not be able to satisfy.

3.6

Accredited Investor. The Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7

No Bad Actor Disqualification Events. The Stockholder is not subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.

3.8

Investment Experience. The Stockholder represents that he is a sophisticated investor experienced in evaluating and investing in private placement transactions of securities of companies in similar stage of development as the Purchaser and acknowledges that the Stockholder can bear the economic risk of his investment for an indefinite period of time, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Purchaser Common Stock.

3.9

Foreign Investors. If the Stockholder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Stockholder hereby represents that he has satisfied himself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for the Purchaser Common Stock or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the Purchaser Common Stock; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Purchaser Common Stock. The Stockholder’s beneficial ownership of the Purchaser Common Stock will not violate any applicable securities or other laws of the Stockholder’s jurisdiction.

3.10

No General Solicitation. Neither the Stockholder, nor any of his officers, managers, employees, agents, members or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation; or (b) published any advertisement in connection with the offer and sale of the Purchaser Common Stock.

3.11

Residence. The Stockholder resides in the state or province identified in the address of the Stockholder set forth on the signature page hereto or the Joinder Agreement, as applicable.

3.12

Legends. The Stockholder understands that the Purchaser Common Stock acquired hereunder and any securities issued in respect of or exchange therefor may bear any one or more of the following legends: (a) any legend required by the securities laws of any state to the extent such laws are applicable to the Purchaser Common Stock represented by the certificate so legended; and (b) customary legends to the effect that the Purchaser Common Stock has not been registered under the Securities Act and that the transfer thereof may be accordingly restricted; provided, however, that such legends shall be removed by the Purchaser from any certificate or book-entry security entitlement evidencing the Purchaser Common Stock upon delivery by a Stockholder to the Purchaser of a written request to that effect if at the time of such written request a registration statement under the Securities Act is at that time in effect with respect to the legended security and such Stockholder is not an affiliate of the Purchaser.

3.13

Investment Purpose; Disclosure of Information.

(a)

The Stockholder has requested, received, reviewed and considered all the information the Stockholder deems necessary, appropriate or relevant as a prudent and knowledgeable investor in evaluating the investment in Purchaser Common Stock, including, without limitation, the Purchaser SEC Documents. The Stockholder further represents that the Stockholder has had an opportunity to ask questions of and receive answers from the Purchaser regarding the terms and conditions of the offering of the shares of Purchaser Common Stock and the business, prospects and financial condition of the Purchaser necessary to verify the accuracy of any information furnished to the Stockholder or to which the Stockholder had access.

(b)

The Stockholder is acquiring the shares of Purchaser Common Stock pursuant to this Agreement for the Stockholder’s own account for investment purposes only and with no present intention of distributing any Purchaser Common Stock, and no arrangement or understanding exists with any other persons regarding the distribution of Purchaser Common Stock.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company and each of the Stockholders, as of the date of this Agreement and as of the Closing Date, as set forth below.

4.1

Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite and necessary power and authority to own, lease, use and operate its properties and assets and to carry on and conduct its business as now being conducted and as proposed to be conducted as of the Closing Date and is in good standing as a foreign corporation (or equivalent status in the relevant jurisdiction) in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable. The Purchaser has full corporate power and authority to do and perform all acts and things to be done by it under this Agreement.

4.2

Authority, No Conflict; Required Filings and Consents.

(a)

The Purchaser has all requisite corporate power and authority to enter into this Agreement and any Purchaser Related Agreement to which it is a party, perform its obligations under this Agreement and any Purchaser Related Agreement to which it is a party and to consummate the transactions contemplated by this Agreement and any Purchaser Related Agreement to which it is a party. The execution and delivery of this Agreement and any Purchaser Related Agreement to which the Purchaser is a party and the consummation of the transactions contemplated by this Agreement and any Purchaser Related Agreement to which the Purchaser is a party have been duly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate action or proceeding on the part of the Purchaser or its boards of directors is necessary to authorize the execution, delivery or performance of this Agreement, any Purchaser Related Agreement to which the Purchaser is a party or the consummation of the transactions contemplated by this Agreement or any Purchaser Related Agreement to which the Purchaser is a party. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally; and (ii) the availability of injunctive relief and other equitable remedies.

(b)

Neither the execution, delivery or performance by the Purchaser of this Agreement or any of the Purchaser Related Agreements, nor the consummation of the transactions contemplated by this Agreement or any of the Purchaser Related Agreements, will directly or indirectly (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of, any of the Organizational Documents of the Purchaser; (ii) contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require notice to any Person or a consent or waiver under, constitute a change in control under, require the payment of a fee or penalty under or result in the creation or imposition of any Lien upon or with respect to any asset owned or used by the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other agreement, instrument or obligation to which the Purchaser is a party or by which it or any of its properties or assets may be bound; (iii) contravene, conflict with or violate, or give any Person the right to challenge any of the transactions contemplated by this Agreement or any of the Purchaser Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Purchaser is subject; or (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Purchaser or that otherwise relates to the business of the Purchaser or to any of the assets owned, used or controlled by the Purchaser.

(c)

No Governmental Authorization, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to the Purchaser: (i) in connection with the execution and delivery of this Agreement or any of the Purchaser Related Agreements by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement or any of the Purchaser Related Agreements; or (ii) necessary for the Purchaser to operate its business immediately after the Closing in the same manner as operated immediately prior to the Closing after giving effect to the consummation of the transactions contemplated by this Agreement and the Purchaser Related Agreements.

4.3

SEC Filings; Financial Statements.

(a)

Since January 1, 2016, the Purchaser has filed with the SEC all required reports and filings (the “Purchaser SEC Documents”). As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Purchaser is in compliance, in all material respects, with the applicable listing rules of NASDAQ and has not since May 2, 2016 received any written notice from NASDAQ asserting any non-compliance with such rules.

(b)

The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of the Purchaser as of the respective dates thereof and the consolidated results of operations of the Purchaser for the periods covered thereby.

4.4

Purchaser Stock Consideration. The Closing Shares will be, prior to the issuance, duly authorized, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

ARTICLE V. CERTAIN COVENANTS AND AGREEMENTS

5.1

Due Diligence Access and Investigation. During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to ARTICLE IX and the Closing Date (the “Pre-Closing Period”), the Company and the Stockholders agree that the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests and to make extracts and copies of such books and records. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company or any Stockholder contained in this Agreement or the Related Stockholder Documents.  In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Company and the Stockholders shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company to cooperate fully with such representatives in connection with such review and examination.

5.2

Operation of the Company’s Business.

(a)

During the Pre-Closing Period, the Company shall: (i) ensure that the Company conducts its business and operations (A) in the ordinary course of business consistent with past practice, and (B) in compliance with all applicable Laws and the requirements of all Material Contracts and Governmental Authorizations held by the Company; (ii) use best efforts to ensure that the Company preserves intact its current business organization, keep available the services of its current officers, directors, employees and consultants and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, consultants and other Persons having business relationships with the Company; (iii) maintain the books, records and financial statements of the Company in accordance with GAAP and consistent with past practice; (iv) provide all notices, assurances and support required by any Company Contract in order to ensure that no condition under such Company Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by the Company of any Intellectual Property Rights; (v) maintain the CPRIT Grant; and (vi) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Company.

(b)

Without limiting the foregoing, except as expressly contemplated by the terms of this Agreement, during the Pre-Closing Period the Company shall not (without the prior written consent of the Purchaser):

(i)

(A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, shares or property) in respect of, any of its capital stock or other equity or voting interests; (B) authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities (except that the Company shall be permitted to issue shares of Company Common Stock upon the valid exercise of Company Options and Company Warrants outstanding as of the date of this Agreement and set forth in Section 2.2(b) and Section 2.2(c) of the Disclosure Schedule, respectively); (C) split, combine or reclassify any of its shares of capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests; (D) purchase, redeem or otherwise acquire any of its capital stock or any other securities of the Company, any Company Option, any Company Warrant or any Company Rights; or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of the Company;

(ii)

amend or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Option Plan, any provision of any Contract related to any Company Option, any Company Warrant or any restricted stock purchase agreement as in effect as of the date of this Agreement, or otherwise modify any of the terms of any Company Option, Company Warrant or any related Contract as in effect as of the date of this Agreement, other than as required to terminate all outstanding Company Options as of the Closing in accordance with Section 1.5;

(iii)

amend or permit the adoption of any amendment to the Organizational Documents of the Company, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv)

adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(v)

form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vi)

make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $25,000; provided, however, that the maximum amount of all capital expenditures made on behalf of the Company, taken as a whole, during the Pre-Closing Period shall not exceed $50,000 in the aggregate;

(vii)

enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract or any Contract, lease, agreement or instrument that would be required to be set forth on Section 2.13(a) of the Disclosure Schedule if it were entered into on or prior to the date of this Agreement, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract or any Contract, lease, agreement or instrument that would be required to be set forth on Section 2.13(a) of the Disclosure Schedule if it were entered into on or prior to the date of this Agreement;

(viii)

acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, non-exclusively licensed, encumbered or disposed of by the Company in the ordinary course of business consistent with past practice and not having a value, or not requiring payments to be made or received, in excess of $25,000 individually, or $50,000 in the aggregate), or waive or relinquish any claim or right;

(ix)

repurchase, repay or prepay any Indebtedness, or incur any Indebtedness in excess of $25,000, or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(x)

grant, create, incur or suffer to exist any Lien on the assets of the Company that did not exist on the date of this Agreement or write down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business consistent with the Company’s past practice;

(xi)

make any loans, advances or capital contributions to, or investments in, any other Person;

(xii)

increase in any manner the compensation or benefits of, or pay any bonus to, any officer, director or independent contractor of the Company or hire any employees, except for (A) increases in the ordinary course of business consistent with the Company’s past practice in base compensation for any employee or independent contractor of the Company (other than executive officers or directors of the Company whose annualized compensation is $125,000 or more or whose annual compensation for the 12-month period following the Expiration Date is expected to be $125,000 or more) that were communicated to such employee or independent contractor prior to the date of this Agreement; or (B) as required by Applicable Benefit Laws;

(xiii)

hire any new Employee at the level of vice president or above or with an annual base salary in excess of $75,000, dismiss any Employee, promote any Employee except in order to fill a position vacated after the date of this Agreement, or engage any independent contractor whose relationship may not be terminated by the Company on seven days’ notice or less;

(xiv)

except as required by GAAP or applicable Laws, make or change any Tax election, change its fiscal year, revalue any of its material assets or adopt or make any changes in financial or Tax accounting methods, principles or practices;

(xv)

enter into any closing agreement or Tax ruling, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or file any Tax Return (including any amended Tax Return) unless such Tax Return has been provided to the Purchaser for review within a reasonable period prior to the due date for filing and the Purchaser has consented to such filing;

(xvi)

commence, settle or compromise any Legal Proceedings;

(xvii)

(A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Company Intellectual Property, or (B) dispose of or disclose to any Person, any Confidential Information;

(xviii)

take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any Stockholder Related Agreement to which it is a party being or becoming untrue in any material respect at any time at or prior to the Closing; (B) result in any of the conditions to the consummation of the transactions contemplated by this Agreement not being satisfied; (C) cause the Company to be unable to conduct its business after the Closing in accordance with its past practice and as contemplated to be conducted by the

Company as of the Closing after giving effect to the transactions contemplated by this Agreement; or (D) constitute or result in a breach of any of the provisions of this Agreement;

(xix)

take any action that will jeopardize the Company’s ability to receive or maintain the CPRIT Grant or that could cause CPRIT to revoke the CPRIT Grant; or

(xx)

authorize, agree, commit or enter into any Contract to take any of the actions described in clauses (i) through (xix) of this Section 5.2(b).

5.3

Notification. During the Pre-Closing Period, the Company and the Stockholder Representative shall immediately notify the Purchaser in writing of:

(a)

the discovery by the Company or any Stockholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or the Stockholders in this Agreement, any Stockholder Related Agreement or any agreements contemplated by this Agreement or the Stockholder Related Agreements;

(b)

any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any Stockholder in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(c)

any breach of any covenant or obligation of the Company or any Stockholder under this Agreement, any Stockholder Related Agreement or any agreements contemplated by this Agreement or the Stockholder Related Agreements;

(d)

any event, condition, fact or circumstance that has made, could reasonably be expected to make, or is likely to make, the timely satisfaction of any condition set forth in this Agreement impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect;

(e)

receipt of any Negative FDA Correspondence;

(f)

receipt of any material communication from CPRIT; and

(g)

(i) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (ii) any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to the Purchaser pursuant to this Section 5.3 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or the Stockholders, or any of the rights of the Purchaser, contained in this Agreement.

5.4

Interim Financials. As promptly as practicable following each calendar month prior to the Closing Date, the Company shall deliver to the Purchaser periodic financial reports in the form that it customarily prepares for its internal purposes and, if available, unaudited statements of the financial position of the Company as of the last day of such calendar month and statements of income and changes in financial position of the Company for the calendar month then ended (the “Monthly Financial Statements”). In addition, as promptly as practicable following each calendar quarter prior to the Closing Date, the Company shall deliver to the Purchaser periodic financial reports in the form that it customarily prepares for its internal purposes, including an unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flow for the three, six, nine or twelve months then ended, as applicable (the “Quarterly Financial Statements”). The Company shall support the Purchaser in any and all financial reporting as required by governing bodies, including, but not limited to providing historical audited financial statements as further detailed in Section 6.16. The Company covenants that the Monthly Financial Statements and the Quarterly Financial Statements (a) shall present fairly the financial condition of the Company as of their respective dates and the related results of its operations for the respective calendar month then ended; and (b) shall be prepared on a basis consistent with prior interim periods.

5.5

Related Party Transactions. Other than in respect of the agreements and other obligations described in Section 5.5 of the Disclosure Schedule: (a) the Company shall, at or prior to the Closing, cause to be paid to the Company all amounts owed to the Company by any Stockholder, any holder of a Company Option, a Company Warrant or a Company Right or any Related Party and (b) at and as of the Closing Date, any debts of the Company owed to any of the Stockholders or any holders of a Company Option, a Company Warrant or a Company Right or any Related Party shall be canceled.

5.6

Public Announcements. During the Pre-Closing Period, the Company and the Stockholders shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or any of the transactions contemplated by this Agreement without the Purchaser’s prior written consent; provided, further, that without the prior written consent of the Purchaser, neither the Company nor any Stockholder shall at any time disclose to any Person the fact that this Agreement has been entered into or any of the terms of this Agreement other than to such parties’ advisors who the Company or any Stockholder, as applicable, reasonably determines needs to know such information for the purpose of advising the Company or such Stockholder with respect to the matters set forth herein, it being understood that such advisor will be informed of the confidential nature of this Agreement and the terms of this Agreement and will be directed to treat such information as confidential in accordance with the terms of this Agreement. During the Pre-Closing Period, in connection with any press release or other public statement or disclosure regarding this Agreement or any of the transactions contemplated by this Agreement to be issued by the Purchaser, the Purchaser shall consult in good faith with the Company with respect to the form and substance of such release or other statement or disclosure and shall consider reasonable changes requested by the Company prior to release of the statement or disclosure.

5.7

Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, each party shall use its reasonable, good faith efforts to perform its obligations under this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated by this Agreement to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms of this Agreement, and shall cooperate fully with each other party and its Representatives in connection with any step required to be taken as a part of its obligations under this Agreement, including the following:

(a)

Each party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement (except that the Purchaser shall have no obligation to take or consent to the taking of any action required by any such Governmental Body that could adversely affect the business or assets of the Purchaser or the transactions contemplated by this Agreement or the Purchaser Related Agreements). The Company shall provide to the Purchaser all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated by this Agreement;

(b)

Each party shall promptly notify the other parties of (and provide written copies of) any communications from or with any Governmental Body in connection with the transactions contemplated by this Agreement;

(c)

In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement; and

(d)

The Company shall, at the Company’s sole cost and expense, give all notices to third parties and use its best efforts (in consultation with the Purchaser) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement; (ii) required to be given or obtained; or (iii) required to prevent a Company Material Adverse Effect, whether prior to, on or following the Closing Date.

5.8

Tax Matters.

(a)

Tax Periods Ending on or Before the Closing Date. The Company shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company for all Tax periods ending on or prior to the Closing Date that are due after the Closing Date.

(b)

Tax Periods Beginning Before and Ending After the Closing Date. The Company shall prepare or cause to be prepared and timely file or cause to be timely filed any Tax Returns of the Company for Tax periods that begin on or before the Closing Date and end after the Closing Date.

(c)

Cooperation on Tax Matters. The Purchaser, the Company and the Stockholders shall cooperate as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.8 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees or agents available on a mutually convenient basis to provide additional information and explanation of any material provided under this Section 5.8(c).

(d)

Transfer Taxes. Any transfer, documentary, stamp or other similar Taxes or recording fees payable as a result of the purchase and sale of the Company Common Stock and the transfer of the certificates representing the same (other than any federal, state, local or foreign Taxes measured by or based upon income or gains imposed upon the Purchaser) shall be paid by the Stockholders (severally but not jointly). The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding any such transfer, documentary, stamp or other similar Taxes and recording fees that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed at or prior to the Closing. For the avoidance of doubt, the sole transfer, documentary, stamp and other Taxes and recording fees within the purview of this Section 5.8(d) are those specifically relating to the transfer of the Purchased Shares and the certificates representing the same, and any other transfer or recording fees arising out of the transactions (such as fees in connection with applications or re-applications for state licenses as a result of a change in control, and in connection with any applications for transfers of Company registrations with the USPTO), are expressly excluded from this Section 5.8(d).

(e)

Termination of Tax Allocation, Indemnity or Sharing Agreements. Any Tax allocation, indemnity or sharing agreement between the Company and any other Person shall be terminated as to the Company on or prior to the Closing Date, and after the Closing Date neither the Company nor the Purchaser shall have any liability thereunder.

5.9

Cooperation with Financial Reporting. The Stockholders shall cooperate to the extent reasonably requested by the Purchaser after the Closing, in connection with the preparation and auditing of financials for the Company. The Stockholders’ Representative shall provide all of the financial records and supporting documentation of the Company within ten (10) days following the Closing and shall make employees or agents available on a mutually convenient basis to provide additional information and explanation of any information provided under this Section 5.9.

5.10

Release.

(a)

In consideration for the Escrowed Closing Consideration, and by executing this Agreement, as of and following the Closing Date, each Stockholder knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue the Company or the Purchaser from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such Stockholder has or may have, now or in the future, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, matter or cause whatsoever from the beginning of time to the Closing Date, including without limitation any claim related to Company Options, Company Warrants or Company Rights held by such Stockholder that are terminated as of the Closing; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement, the Stockholder Related Agreements, or claims as an employee or otherwise unrelated to a Stockholder’s status as an equity holder of the Company.

(b)

Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Stockholder acknowledges that any claims such Stockholder may have against the Company or the Purchaser are fully settled and compromised by this Agreement, and such Stockholder expressly waives all rights under Section 1542 of the California Civil Code or any other similar provision of law insofar as it would otherwise apply to the specific release given in this Section 5.10. Such Stockholder thus acknowledges that he may discover facts in addition to or different from those that he now knows or believes to be true with respect to the subject matter of this release, but that it is his intention to fully and finally settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to subsequent discovery or existence of such additional or different facts. Such Stockholder acknowledges that the release of unknown claims was separately bargained for, constitutes separate consideration for, and was a key element of the Agreement and was relied upon by the Purchaser in entering into the Agreement.

5.11

No Solicitation.

(a)

Until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE IX, neither the Company nor any of the Stockholders shall directly or indirectly, and shall not authorize or permit their respective Affiliates and Representatives to, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer contemplating or otherwise relating to an Acquisition Transaction (an “Acquisition Proposal”) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to a potential Acquisition Transaction or an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Transaction, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or Acquisition Transaction. Without limiting the generality of the foregoing, the Company and the Stockholders acknowledge and agree that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Affiliate or Representative of the Company or the Stockholders, as applicable, whether or not such Affiliate or Representative is purporting to act on behalf of the Company or any Stockholder, as applicable, shall be deemed to constitute a breach of this Section 5.11 by the Company.

(b)

The Company and the Stockholders shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the Purchaser orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company and the Stockholders shall keep the Purchaser fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c)

The Company and the Stockholders shall, and shall cause each of their respective Affiliates and Representatives to, immediately cease and cause to be terminated any existing discussions with any Person (other than the Purchaser) that relate to any Acquisition Proposal. The Company shall promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Acquisition Transaction to return or certify the destruction of all Confidential Information previously furnished to such Person by or on behalf of the Company.

5.12

Stockholder Approval and Waiver of Right of First Refusal. By execution and delivery of this Agreement or a Joinder Agreement, each Stockholder (i) consents, ratifies and approves the transactions contemplated by this Agreement for purposes of Section 3.3 of Part B of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company (the “Company Stockholder Approval”), and (ii) waives the provisions of Section 6.3(b) of the Bylaws of the Company with respect to the transfer of the Purchased Shares contemplated by this Agreement.

ARTICLE VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Purchaser), at or prior to the Closing, of each of the following conditions:

6.1

Accuracy of Representations. Each of the representations and warranties of the Company and the Stockholders contained in this Agreement and the Stockholder Related Agreements that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Company and each of the Stockholders contained in this Agreement and the Stockholder Related Agreements that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date).

6.2

Performance of Covenants. Each of the covenants and obligations set forth in this Agreement that the Company and each of the Stockholders is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

6.3

Company Compliance Certificate. The Company shall have delivered, or caused to be delivered, to the Purchaser a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company as to compliance with the conditions set forth in Section 6.1, Section 6.2, Section 6.9 and Section 6.14 (the “Company Compliance Certificate”).

6.4

Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Person required in connection with the execution, delivery or performance of this Agreement or any of the Stockholder Related Agreements shall have been obtained by the Company, or made by or on behalf of the Company (with the Purchaser advancing to the Company any funds required for any payments to be made in connection therewith), and shall be in full force and effect, in each case in form and substance reasonably satisfactory to the Purchaser.

6.5

Secretary’s Certificate. The Company shall have delivered a certificate, dated as of the Closing Date, signed by the Secretary of the Company, (a) attaching copies of the Organizational Documents, and any amendments thereto, of the Company; (b) attaching a true, correct and complete copy of the stock ledger of the Company from the date of its incorporation or organization through the Closing Date; (c) certifying that attached thereto are true, correct and complete copies of actions by written consent or resolutions duly adopted by the board of directors of the Company which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement; (d) certifying the good standing (or equivalent status in the relevant jurisdiction) of the Company in its jurisdiction of incorporation or organization and in each other jurisdiction where it is qualified to do business (or equivalent status in the relevant jurisdiction) and that there are no proceedings for the dissolution or liquidation of the Company; and (e) certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by the Company.

6.6

Ancillary Agreements and Deliveries. The Company and the Stockholders shall have delivered, or caused to be delivered, to the Purchaser the following agreements and documents, each of which shall be in full force and effect as of the Closing and shall not have been amended or modified as of the Closing:

(a)

certificates representing the Purchased Shares, duly endorsed in blank or accompanied by duly executed stock powers or other instruments of assignment requested by and in form and substance reasonably satisfactory to the Purchaser;

(b)

the consents, in substantially the form of EXHIBIT D hereto, executed by the spouse of each of the Stockholders that is married;

(c)

the organizational record books and minute books of the Company;

(d)

written resignations of the directors and officers of the Company, effective as of the Closing Date;

(e)

a certificate (the “Purchased Share Certificate”), duly executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company, containing the following information and the representation and warranty of the Company that all of such information is true and accurate as of the Closing:

(i)

the name and address of record of each Stockholder;

(ii)

the number and class of securities of the Company held by each Stockholder immediately prior to the Closing;

(iii)

the number of Purchased Shares being sold by each Stockholder pursuant to this Agreement; and

(iv)

each Stockholder’s Consideration Percentage.

(f)

a certificate in such form as may be reasonably requested by counsel to the Purchaser that complies with Treasury Regulation Section 1.1445-2(c)(3), accompanied by any appropriate notice to the Internal Revenue Service pursuant to Treasury Regulations Section 1.897-2(h);

(g)

evidence, in form and substance reasonably satisfactory to the Purchaser, that each consent, approval, order or authorization of, or registration, declaration or filing with any Person required in connection with the execution, delivery or performance of this Agreement has been obtained or made and is in full force and effect;

(h)

true, correct and complete copies, certified by the Chief Executive Officer and the Chief Financial Officer of the Company, of the Company Financial Statements and any Quarterly Financial Statements required to be delivered pursuant to Section 5.4;

(i)

written evidence, reasonably satisfactory to the Purchaser, that the Company shall have complied with the covenants and agreements set forth in Section 5.5;

(j)

(i) a true, correct and complete copy of resolutions adopted by the board of directors of the Company providing for the termination of each of the Company Options, and Company Rights in order to give effect to the transactions contemplated by this Agreement, and (ii) evidence satisfactory to the Purchaser to ensure that no holder of Company Options or Company Rights has any right to acquire Company Common Stock and that all liabilities of the Company under the Company Options or Company Rights are fully extinguished at no cost, and with no liability, to the Company;

(k)

an accredited investor questionnaire, in form reasonably satisfactory to the Purchaser, executed by each Stockholder that is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(l)

a “bad actor” questionnaire relating to Rule 506(d) of the Securities Act, in form reasonably satisfactory to the Purchaser, executed by each Stockholder that is an officer, director or promoter of the Company or a beneficial owner of 20% or more of the shares of Company Common Stock;

(m)

a purchaser representative questionnaire, in form reasonably satisfactory to the Purchaser, executed by each Stockholder that is not an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(n)

Joinder Agreements executed by each stockholder of the Company selling the Purchased Shares to the Purchaser pursuant to this Agreement that is not a party to this Agreement as a Stockholder as of the date hereof; and

(o)

all other documents required to be entered into by the Company and the Stockholders pursuant to this Agreement or reasonably requested by the Purchaser to convey the Purchased Shares to the Purchaser or to otherwise consummate the transactions contemplated by this Agreement or any Stockholder Related Agreement.

6.7

Release of Liens. The Company shall have delivered, or caused to be delivered, to the Purchaser evidence reasonably satisfactory to the Purchaser that all Liens (other than Permitted Liens) affecting any of the assets of the Company have been released.

6.8

Certain Covenants and Agreements. The Company shall have delivered, or caused to be delivered, to the Purchaser evidence, reasonably satisfactory to the Purchaser, that the Company shall have complied with the covenants and agreements set forth in Section 5.4.

6.9

No Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

6.10

No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes the transactions contemplated by this Agreement illegal or unduly burdensome to the Purchaser or would subject the Purchaser or the Company to sanctions if the transactions contemplated by this Agreement are consummated.

6.11

No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body or any other Person against the Purchaser, a Stockholder or the Company (a) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement; (b) seeking to restrain or prohibit the Purchaser’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel the Purchaser or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company; (c) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from the Purchaser or the Company any damages in excess of $25,000; (d) seeking to impose limitations on the ability of the Purchaser to acquire or hold, or exercise full rights of ownership of the Company Common Stock; or (e) which otherwise could reasonably be expected to have a Company Material Adverse Effect.

6.12

Company Options and Company Rights. All Company Options and Company Rights shall have been exercised for Company Common Stock or shall have been cancelled with no liability to the Purchaser, the Company or their Affiliates, and the Purchaser shall have received evidence satisfactory to it of such exercise or cancellation.

6.13

CPRIT Agreement.  Provided that the Purchaser has made a funding commitment to Pelican in respect of the CPRIT Grant in an amount of not less than $910,231 by March 31, 2017, the Company shall have delivered to the Purchaser a fully executed agreement with CPRIT with respect to the CPRIT Grant (the “CPRIT Agreement”) and the CPRIT Agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified as of the Closing Date.  The funding commitment by CPRIT with respect to the CPRIT Grant under the CPRIT Agreement shall not have been amended, modified or rescinded as of the Closing.

6.14

No Indebtedness. Other than as disclosed on Section 2.6(b) of the Disclosure Schedule, the Company shall have no outstanding Indebtedness.

6.15

No Negative FDA Correspondence. The Company shall not have received any Negative FDA Correspondence.

6.16

Company Financial Statements The Company and the Stockholders hereby covenant with and undertake to the Purchaser that, subject to the Purchaser providing funds to satisfy all obligations to BDO USA LLP they shall use their best efforts to cause BDO USA LLP, the Company’s independent registered public accounting firm, to: deliver to the Purchaser any consent that the Purchaser is obligated to file with the SEC with respect to the Company Financial Statements, any Quarterly Financial Statements required to be delivered pursuant to Section 5.4 and the reference to them as “experts” in any filing of the Purchaser with the SEC that includes the Company Financial Statements and any Quarterly Financial Statements required to be delivered pursuant to Section 5.4. The Company and the Stockholders hereby covenant with and undertake to the Purchaser that they shall use their best efforts to cooperate with the Purchaser to permit the Purchaser to prepare and file, in compliance with SEC reporting requirements (Rule 3-05 Regulation S-X of the Exchange Act), a Current Report on Form 8-K with respect to the transactions contemplated by this Agreement. In addition, the Company and the Stockholders hereby covenant with and undertake to the Purchaser that they shall use their best efforts to cooperate with the Purchaser to provide the information necessary for the Purchaser’s preparation of pro forma financial statements specified and described in Article 11 of Regulation S-X of the Exchange Act.

6.17

Minimum Purchased Shares. The aggregate number of Purchased Shares shall constitute at least eighty percent (80%) of the total number of shares of Fully Diluted Shares Outstanding as of immediately prior to the Closing.

6.18

Stockholders’ Agreement. The Company and each Stockholder shall have delivered to the Purchaser the Stockholders’ Agreement in substantially the form of EXHIBIT E hereto (the “Stockholders’ Agreement”), executed by the Company and each Stockholder, and the Stockholders’ Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified as of the Closing.

6.19

Nasdaq Matters. The Purchaser shall have received from The Nasdaq Stock Market LLC (“Nasdaq”) written confirmation that Nasdaq has completed its review of the Listing of Additional Shares

Notification Form submitted by the Purchaser to Nasdaq in connection with the proposed issuance of shares of Purchaser Common Stock pursuant to this Agreement.

6.20

Due Diligence Review. The Purchaser shall have completed the due diligence review of the business, results of operations, condition (financial and otherwise), prospects, assets and liabilities of the Company and its business and the results of such due diligence shall be satisfactory to the Purchaser in its sole and absolute discretion.

6.21

Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Stockholders’ Representative), at or prior to the Closing, of the following conditions:

7.1

Accuracy of Representations. Each of the representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date).

7.2

Performance of Covenants. Each of the covenants and obligations set forth in this Agreement that the Purchaser is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

7.3

Purchaser Compliance Certificate. The Purchaser shall have delivered, or caused to be delivered, to the Company, a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Purchaser as to compliance with the conditions set forth in Section 7.1 and Section 7.2.

7.4

Ancillary Agreements and Deliveries. The Purchaser shall have delivered, or caused to be delivered, to the Stockholders’ Representative, all other documents required to be entered into or delivered by the Purchaser at or prior to the Closing pursuant to this Agreement, each of which shall be in full force and effect as of the Closing and shall not have been amended or modified as of the Closing.

7.5

No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the transactions contemplated by this Agreement that makes the transactions contemplated by this Agreement illegal or unduly burdensome to the Purchaser or would subject the Purchaser or the Company to sanctions if the transactions contemplated by this Agreement are consummated.

7.6

Consents. All consents approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body shall have been obtained.

7.7

Nasdaq Matters. The Purchaser shall have delivered to the Company written evidence that Nasdaq has completed its review of the Listing of Additional Shares Notification Form submitted by the Purchaser to Nasdaq in connection with the proposed issuance of shares of Purchaser Common Stock pursuant to this Agreement.

7.8

No Material Adverse Effect.  There shall not have occurred a Purchaser Material Adverse Effect.

ARTICLE VIII. CLOSING

8.1

Closing. Unless otherwise mutually agreed in writing between the Purchaser and the Stockholders’ Representative, the Closing shall take place at the offices of Gracin & Marlow, LLP, at 9:00 A.M. (Eastern Time) on the 2nd Business Day following the day on which the last to be satisfied or waived of the conditions set forth in ARTICLE VI and ARTICLE VII shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”.

8.2

Stockholder and Company Closing Deliveries. At the Closing, the Stockholders and the Company, as applicable, shall deliver, or cause to be delivered, to the Purchaser, the deliverables, agreements and documents required pursuant to Section 6.6, each of which shall be in full force and effect.

8.3

Purchaser Closing Deliveries. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Stockholders’ Representative the deliverables, agreements and documents required by Section 7.4, each of which shall be in full force and effect.

ARTICLE IX. TERMINATION

9.1

Termination Events.

(a)

This Agreement may be terminated prior to the Closing:

(i)

by mutual written consent of the Purchaser and the Stockholders’ Representative;

(ii)

by written notice from the Purchaser to the Stockholders’ Representative, if there has been a breach of any representation, warranty, covenant or agreement by the Company or the Stockholders, or any such representation or warranty shall become untrue after the date of this Agreement, such that the conditions in Section 6.1 or Section 6.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (A) ten (10) days after written notice thereof is given by the Purchaser to the Stockholders’ Representative, and (B) the Expiration Date;

(iii)

by written notice from the Stockholders’ Representative to the Purchaser, if there has been a breach of any representation, warranty, covenant or agreement by the Purchaser, or any such representation or warranty shall become untrue after the date of this Agreement, such that the conditions in Section 7.1 or Section 7.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (A) ten (10) days after written notice thereof is given by the Stockholders’ Representative to the Purchaser; and (B) the Expiration Date; or

(iv)

by five (5) days’ prior written notice by the Stockholders’ Representative to the Purchaser or the Purchaser to the Stockholders’ Representative, as the case may be, in the event the Closing has not occurred on or prior to April 30, 2017 (the “Expiration Date”) for any reason other than delay or nonperformance of or breach by the party seeking such termination; provided that the parties may mutually agree, in writing, to extend the Expiration Date.

(b)

In the event of termination of this Agreement pursuant to this ARTICLE IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement or its partners, officers, directors, stockholders, members or other equity holders, except for obligations under Section 5.6 (Public Announcements), Section 12.2 (Fees and Expenses), Section 12.3 (Waiver; Amendment), Section 12.4 (Entire Agreement), Section 12.5 (Execution of Agreement; Counterparts; Electronic Signatures), Section 12.6 (Governing Law; Exclusive Jurisdiction), Section 12.7 (WAIVER OF JURY TRIAL), Section 12.8 (Assignment and Successors), Section 12.10 (Notices), Section 12.11 (Construction; Usage), Section 12.12 (Enforcement of Agreement), Section 12.13 (Severability), Section 12.16 (Schedules and Exhibits) and this Section 9.1, and the definitions used in each of the foregoing sections, including those set forth in EXHIBIT A hereto, all of which shall survive such termination and the Termination Date. Notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement.

ARTICLE X. INDEMNIFICATION

10.1

Indemnification Obligations of the Stockholders.

(a)

The Stockholders (collectively, the “Indemnifying Parties”), shall, jointly and severally, indemnify the Purchaser (including the Company after the Closing), the officers and directors of the Purchaser, and their respective successors and assigns (other than Persons who were officers, directors, managers, employees, agents, partners, Representatives, successors and assigns of the Company immediately prior to the Closing) (collectively, the “Indemnified Parties”) and save and hold each of them harmless against and pay on behalf of or reimburse such Indemnified Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, “Losses”), which any such Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, arising out of, relating or incidental to or by virtue of:

(i)

any inaccuracy in or breach of any representation or warranty of the Company or the Stockholders set forth in ARTICLE II or any of the Schedules or Exhibits attached to this Agreement, the Company Compliance Certificate or any other Stockholder Related Agreement, whether such representation or warranty is made as of the date of this Agreement or as of the Closing Date (without giving effect to any materiality, Company Material Adverse Effect or other similar qualification contained in such representation or warranty);

(ii)

any non-fulfillment or breach of any covenant, agreement or undertaking made by the Company in this Agreement or any of the Schedules or Exhibits attached to this Agreement;

(iii)

(A) any provision of any Environmental Law and arising out of, or relating to, (x) any act or omission of the Company or any of or its employees, agents or representatives on or prior to the Closing Date, or (y) the ownership, use, control or operation on or prior to the Closing Date of any real property, plant, facility, site, area or property used in the business of the Company (whether currently or previously owned or leased by the Company) arising from any Release of any Materials of Environmental Concern or off-site shipment of any Materials of Environmental Concern at or from such real property, plant, facility, site, area or property; or (B) mold or any other environmental matter or condition arising on or prior to the Closing Date;

(iv)

any fraud or intentional misrepresentation of the Company with respect to any representation, warranty or covenant of the Company contained in this Agreement, the Company Compliance Certificate or any other Stockholder Related Agreement;

(v)

any inaccuracy in or breach of any representation or warranty set forth in the Purchased Share Certificate;

(vi)

any liability or obligation of the Company for (i) any Taxes incurred in any Tax period beginning after the Closing Date but arising from the settlement or other resolution with any Governmental Body of an asserted Tax liability which relates to any Tax period or portion thereof ending on or before the Closing Date, or (ii) the unpaid Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of other federal, provincial, state, local or foreign Law), as a transferee or successor, by Contract or otherwise, in each case whether or not disclosed to the Purchaser in any Exhibits or Schedules attached to this Agreement, the Company Financial Statements or otherwise;

(vii)

any Legal Proceeding brought by one or more stockholders of the Company (individually or derivatively on behalf of the Company) against the Company, any directors or officers of the Company or the Purchaser pertaining to the transactions contemplated by this Agreement or to claims arising out of factual circumstances that existed prior to the Closing; or

(viii)

any Legal Proceedings directly or indirectly relating to any breach, alleged breach, liability or other matter of the type referred to in clauses (i) through (vii) above (including any Legal Proceeding commenced by any Indemnified Party for the purpose of enforcing any of its rights under this Section 10.1).

(b)

Each Stockholder shall, severally and not jointly, indemnify the Indemnified Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Indemnified Parties as and when incurred for any Losses which any such Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, arising out of, relating or incidental to or by virtue of:

(i)

any inaccuracy in or breach of any representation or warranty of such Stockholder set forth in ARTICLE III, whether such representation or warranty is made as of the date of this Agreement or as of the Closing Date; and

(ii)

any non-fulfillment or breach of any covenant, agreement or undertaking made by such Stockholder in this Agreement or any of the Schedules or Exhibits attached to this Agreement, or in any Stockholder Related Agreement to which such Stockholder is a party.

(c)

In the event that the Company suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach or alleged breach of any representation, warranty, covenant or obligation of the Company or the Stockholders or other matter referred to in Section 10.1(a) or Section 10.1(b), then (without limiting any of the rights of the Purchaser as an Indemnified Party) the Purchaser shall also be deemed, by virtue of their ownership of the Company Common Stock, to have suffered, incurred or otherwise become subject to Losses as a result of and in connection with such inaccuracy, breach, alleged breach or other matter.

(d)

The current or former stockholders of the Company shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any liability to which such current or former stockholders of the Company may become subject under or in connection with this Agreement or any other agreement or document delivered to the Purchaser in connection with this Agreement.

10.2

Indemnification Procedure.

(a)

Promptly following receipt by an Indemnified Party of notice by a third-party (including any Governmental Body) of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to indemnification pursuant to this Agreement (a “Third-Party Claim”), or upon realization of a Loss by an Indemnified Party for which the Indemnified Party is entitled to indemnification under this ARTICLE X, such Indemnified Party shall provide written notice thereof to the Stockholders’ Representative; provided, however, that the failure to so notify the Stockholders’ Representative shall relieve the Indemnifying Party from liability under this ARTICLE X with respect to such Third-Party Claim only if, and only to the extent that, such failure to so notify the Stockholders’ Representative materially prejudices the rights and defenses otherwise available to the Indemnifying Party with respect to such Third-Party Claim. The Indemnifying Party shall have the right, upon written notice from the Stockholders’ Representative delivered to the Indemnified Party within ten (10) Business Days thereafter assuming full responsibility for any Losses resulting from such Third-Party Claim, to assume the defense of such Third-Party Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel; provided, however, that the Indemnifying Party shall not have the right to assume the defense of any Third-Party Claim that (i) affects any Intellectual Property Rights that the Company owns or has a right to use in the conduct of its business as currently conducted and as proposed to be conducted by the Company as of the Closing Date, (ii) is asserted directly by or on behalf of any Person that is a supplier or a customer of the Company, the Indemnified Party or their Affiliates, (iii) seeks an injunction or other equitable relief against the Indemnified Party or its Affiliates, (iv) involves a finding of any violation of Law or other wrongdoing by the Indemnified Party, the Company or their Affiliates, (v) relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, or (vi) does not seek only monetary damages and, in the case of this clause (vi), the Indemnified Party reasonably believes an adverse determination with respect to the Third-Party Claim would be detrimental to or materially injure the reputation or future business prospects of the Indemnified Party. In the event, however, that the Indemnifying Party declines or fails to assume the defense of such Third-Party Claim on the terms of this Section 10.2(a) or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such ten (10) Business Day period, or thereafter defaults in continuing to defend the Indemnified Party, then any Losses shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred. In addition, Losses shall include, as incurred, the reasonable fees and disbursements of counsel for the Indemnified Party: (A) that are incurred prior to the date the Indemnifying Party effectively assumes control of such defense, (B) if the Indemnified Party employs separate counsel due to the Indemnified Party being advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnified Party and the Indemnifying Party, (C) if the Indemnified Party employs separate counsel because there are one or more legal or equitable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party, or (D) if the Indemnified Party employs separate counsel because such audit, investigation, action or proceeding involves, or could have a material effect on, any matter beyond the scope of the indemnification or defense obligations of the Indemnifying Party.

(b)

In any Third-Party Claim for which indemnification is being sought under this ARTICLE X, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such Third-Party Claim, shall have the right to participate in such matter and to retain its own counsel at such party’s own expense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Stockholders’ Representative or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter, the defense of which it is maintaining, and to cooperate in good faith with the other party with respect to the defense of any such matter.

(c)

No Indemnified Party may settle or compromise any Third-Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought under this ARTICLE X without the prior written consent of the Stockholders’ Representative (which may not be unreasonably withheld, conditioned or delayed), unless (i) the Indemnifying Party fails to assume and maintain diligently the defense of such Third-Party Claim pursuant to Section 10.2(a) or fails to reimburse the Indemnified Party within 30 days for expenses incurred by the Indemnified Party in defending itself against any Third-Party Claim in the circumstance where the Indemnifying Party fails to assume the defense of the Indemnified Party or as required under the last sentence of Section 10.2(a) or, having assumed the defense, thereafter defaults in pursuing such defense, or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such Third-Party Claim without further actual or potential monetary liability to the Indemnifying Party. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any Third-Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought under this ARTICLE X unless such settlement, compromise or consent (A) includes an unconditional release of the Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such Third-Party Claim, (B) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party, and (C) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

(d)

In the event an Indemnified Party claims a right to payment pursuant to this Agreement with respect to any Loss or other matter not involving a Third-Party Claim (a “Direct Claim”), such Indemnified Party shall send written notice of such claim to the Stockholders’ Representative (a “Notice of Claim”). Such Notice of Claim shall specify the basis for such Direct Claim. The failure by any Indemnified Party to so notify the Stockholders’ Representative shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any Direct Claim made pursuant to this Section 10.2(d), it being understood that Notices of Claim in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 10.3. In the event the Stockholders’ Representative does not notify the Indemnified Party within ten (10) Business Days following its receipt of such Notice of Claim that the Stockholders’ Representative disputes the Indemnifying Parties’ liability to the Indemnified Party under this ARTICLE X or the amount thereof, the Direct Claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party under this ARTICLE X. In the event the Stockholders’ Representative has timely disputed its liability with respect to such Direct Claim as provided in this Section 10.2(d), as promptly as reasonably practicable, such Indemnified Party and the Stockholders’ Representative shall establish the merits and amount of such Direct Claim (by mutual agreement, litigation or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such Direct Claim, the Indemnifying Party shall pay to the Indemnified Party in accordance with the offset mechanism pursuant to Section 10.5 an amount equal to such Direct Claim as determined pursuant to this Section 10.2(d).

10.3

Survival Period. The representations, warranties and covenants made by the Company and the Stockholders in this Agreement and the Purchased Share Certificate shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, twelve (12) months following the Closing Date; provided, however, that (a) each of the Fundamental Representations shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely; (b) each of the representations and warranties contained in Section 2.12 (Intellectual Property) and Section 2.15 (Environmental Matters), shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than 60 days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters; and (c) each of the representations and warranties contained in Section 2.9 (Taxes) shall survive until, and all claims for indemnification in connection therewith shall be asserted not later than the later to occur of: (i) the 180th day following the end of the period, if any, during which an assessment, reassessment or other form of document assessing liability for Taxes in respect of any taxation year to which these representations and warranties extend could be issued to the Company, and (ii) 60 days following the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters. Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted under this ARTICLE X, the Stockholders’ Representative shall have been properly notified of a claim for indemnity under this ARTICLE X and such claim shall not have been finally resolved or disposed of as of such date, such claim shall continue to survive and shall remain a basis for indemnity under this ARTICLE X until such claim is finally resolved or disposed of in accordance with the terms of this Agreement. All representations, warranties and covenants made by the Purchaser shall continue in accordance with their respective terms. Subject at all times to the limitations set forth in this ARTICLE X, the covenants and agreements of the parties pursuant to this ARTICLE X shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely, subject to applicable statutes of limitations.

10.4

Investigations. The respective representations and warranties of the parties contained in this Agreement or any certificate or other document delivered by any party at or prior to the Closing and the rights to indemnification set forth in this ARTICLE X shall not be deemed waived or otherwise affected by any investigation made, or Knowledge acquired, by any Person.

10.5

Offset Against Closing Shares and Future Product Payments. Notwithstanding anything in this Agreement to the contrary, in the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this ARTICLE X, such Indemnified Party shall be entitled to recover such Losses by offsetting such Losses against the Escrowed Closing Consideration up until it is released pursuant to Section 1.7(c) and the Escrow Agreement or until the Escrowed Closing Consideration is wholly exhausted and, thereafter, any remaining portion of such Losses shall be satisfied by the Indemnifying Party solely by offsetting such Losses against any Future Product Payments that have yet to be paid and are otherwise payable by the Purchaser or the Company to the Indemnifying Party. In no event shall the aggregate amount of the indemnification obligation of the Indemnifying Parties pursuant to this ARTICLE X exceed the sum of the Escrowed Closing Consideration and the Future Product Payments.

10.6

Set-Off. The Purchaser shall be entitled to set-off any amount or right it may be entitled to pursuant to this Agreement against any amount, right or obligations owed to any Stockholder under this Agreement or any Stockholder Related Agreement.

10.7

Characterization of Indemnification Payments. The Purchaser and the Stockholders agree to treat any payment made under this ARTICLE X as an adjustment to the Escrowed Closing Consideration.

ARTICLE XI. STOCKHOLDERS’ REPRESENTATIVE

11.1

Stockholders’ Representative.

(a)

Each of the Stockholders, by such Stockholder’s execution of this Agreement or a Joinder Agreement, hereby irrevocably appoints the Stockholders’ Representative as agent and attorney in fact for the Company and such Stockholder, and authorizes the Stockholders’ Representative (i) to take all action necessary to consummate the transactions contemplated by this Agreement and the Escrow Agreement, or the defense and/or settlement of any claims for which such Stockholder may be required to indemnify the Purchaser or any other Indemnified Party pursuant to ARTICLE X, (ii) to give and receive all notices required to be given under this Agreement, the Escrow Agreement or the Stockholder Related Agreements, (iii) to authorize delivery to the Purchaser of the Escrowed Closing Consideration or the Future Product Payments to the extent necessary for the Purchaser to exercise its rights under Section 1.7 or ARTICLE X, (iv) to make decisions on behalf of the Company and such Stockholder and take any and all additional action as is contemplated to be taken by or on behalf of such Stockholder by the terms of this Agreement or the Escrow Agreement, including, without limitation regarding (A) indemnification claims, Direct Claims, Third-Party Claims and Notices of Claims, (B) amendments to this Agreement, the Escrow Agreement or the Stockholder Related Agreements, and (C) the Future Product Payments.

(b)

All decisions and actions by the Stockholders’ Representative, including without limitation (i) any agreement between the Stockholders’ Representative and the Purchaser relating to the defense or settlement of any claims for which the Stockholders may be required to indemnify the Purchaser pursuant to ARTICLE X, and (ii) any agreement between the Stockholders’ Representative and the Purchaser relating to the Escrow Agreement or the determination of the Specified Indebtedness Amount under Section 1.7 or any other matter relating to ARTICLE I or the Future Product Payments, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(c)

The Stockholders’ Representative shall not have any liability to any of the parties to this Agreement or to the Stockholders for any act done or omitted pursuant to this Agreement as the Stockholders’ Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders’ Representative and hold the Stockholders’ Representative harmless against any loss, liability or expense incurred without fraud or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of the Stockholders’ Representative’s duties under this Agreement.

(d)

The Stockholders’ Representative shall have full power and authority on behalf of each Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Stockholders under this Agreement, the Escrow Agreement and the Stockholder Related Agreements.

(e)

Each of the Stockholders, by such Stockholder’s execution of this Agreement or a Joinder Agreement, agrees, in addition to the foregoing, that:

(i)

the Purchaser shall be entitled to rely conclusively on the instructions and decisions of the Stockholders’ Representative as to (A) the settlement of any claims for indemnification by the Purchaser pursuant to ARTICLE X, (B) actions taken in respect of indemnification claims, Direct Claims, Third-Party Claims, Notices of Claims, the Specified Indebtedness Amount, and the Future Product Payments, and (C) any other actions required or permitted to be taken by the Stockholders’ Representative under this Agreement, the Escrow Agreement and any Stockholder

Related Agreement, and no Stockholder shall have any cause of action against the Purchaser for any action taken by the Purchaser in reliance upon the instructions or decisions of the Stockholders’ Representative;

(ii)

all actions, decisions and instructions of the Stockholders’ Representative shall be conclusive and binding upon the Company and all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders’ Representative for any action taken, decision made or instruction given by the Stockholders’ Representative under this Agreement or the Escrow Agreement except for fraud or willful misconduct by the Stockholders’ Representative in connection with the matters described in this ARTICLE XI; and

(iii)

the provisions of this ARTICLE XI are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement, the Escrow Agreement and the Stockholder Related Agreements.

(f)

The provisions of this ARTICLE XI shall be binding upon the executors, heirs, legal Representatives, personal Representatives, successor trustees and successors of each Stockholder, and any reference in this Agreement or the Escrow Agreement to a Stockholder or the Stockholders shall mean and include the successors to the rights of the Stockholders under this Agreement, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

ARTICLE XII. MISCELLANEOUS PROVISIONS

12.1

Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party to this Agreement such instruments and other documents, and shall take such other actions, as such other parties may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

12.2

Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; provided, however, that the Purchaser shall be required to provide the Company with sufficient funds at Closing to pay all Transaction Expenses, which such funds will be evidenced by a promissory note in substantially the form attached hereto as EXHIBIT F.

12.3

Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. Prior to the Closing, this Agreement may not be amended, modified or supplemented except by written agreement among the Purchaser, the Company and the Stockholders’ Representative. Following the Closing, this Agreement may not be amended, modified, altered or supplemented except by written agreement between the Purchaser and the Stockholders’ Representative.

12.4

Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement and thereof; provided, however, that the confidentiality agreement between the Purchaser and the Company (the “Confidentiality Agreement”) shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Closing Date, or (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms.

12.5

Execution of Agreement; Counterparts; Electronic Signatures.

(a)

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement; it being understood that all parties to this Agreement need not sign the same counterparts.

(b)

This Agreement and any amendments to this Agreement may be executed in one or more counterparts, each of which shall be enforceable against the parties to this Agreement that execute such counterparts, and all of which together shall constitute one and the same instrument. Facsimile and “.pdf” copies of signed signature pages shall be deemed binding originals and no party to this Agreement shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

12.6

Governing Law; Exclusive Jurisdiction.

(a)

This Agreement and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

(b)

Each of the parties hereto agrees that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought solely in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court sitting in the State of Delaware. Each of the parties hereto consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in such court, and each further waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.10. Nothing in this Section 12.6, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

12.7

WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.8

Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement.  Any Stockholder Entity may dissolve after execution of this Agreement and assign its rights and obligations under this Agreement to its partners, members or stockholders; provided, however, that no such dissolution shall be permitted unless each proposed assignee (i) executes and delivers a Joinder Agreement and becomes a party to this Agreement, and (ii) executes and delivers all documents required by the Stockholders under this Agreement, including the Stockholders’ Agreement and any Stockholder Related Agreements.

12.9

Parties in Interest. Except for the provisions of ARTICLE X, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Each of the Indemnified Parties is an express third party beneficiary of ARTICLE X.

12.10

Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party to this Agreement when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address or Person as a party may designate by notice to the other parties to this Agreement):

If to the Company (before the Closing):

Pelican Therapeutics, Inc.

PMB #520 – 3112 Windsor Road, Suite A

Austin, Texas 78703
Attention: Josiah Hornblower

Email: jhornblower@gmail.com

with a mandatory copy to (which copy shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

Two Houston Center, 909 Fannin, Suite 2000

Houston, TX 77010-1028

Attention: Andrew L. Strong, Esq.

Email: andrew.strong@pillsburylaw.com

If to the Stockholders’ Representative (on its own behalf and for the benefit of the Stockholders):

Josiah Hornblower

PMB #520 – 3112 Windsor Road, Suite A

Austin, Texas 78703
Email: jhornblower@gmail.com

If to the Purchaser:

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

Attention: Jeff Wolf

Email: Jwolf@heatbio.com

with a mandatory copy to (which copy shall not constitute notice):

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Flr.

New York, New York 10174

Attention: Leslie Marlow, Esq.

Email: Lmarlow@gracinmarlow.com

12.11

Construction; Usage.

(a)

Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)

reference to any gender includes each other gender;

(iv)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)

“hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement;

(vii)

“including” means including without limiting the generality of any description preceding such term;

(viii)

references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and

(ix)

reference to a “Section” or “Article” in this Agreement shall mean a Section or Article, respectively, of this Agreement unless otherwise provided.

(b)

Legal Representation of the Parties. This Agreement was negotiated by the parties to this Agreement with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party to this Agreement shall not apply to any construction or interpretation of this Agreement.

(c)

Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)

Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

(e)

Dollar Amounts. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

12.12

Enforcement of Agreement. The parties to this Agreement acknowledge and agree that the Purchaser, the Company, the Stockholders’ Representative and the Stockholders may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Purchaser, the Company, the Stockholders’ Representative or the Stockholders may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser, the Company, the Stockholders’ Representative and the Stockholders may be entitled, at law or in equity, each of the Purchaser, the Company and, on its own behalf and on behalf of the Stockholders, the Stockholders’ Representative, shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement shall be cumulative (and not alternative).

12.13

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

12.14

Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.15

Disclosure Schedule. Except as set forth in the Disclosure Schedule, nothing in the Disclosure Schedule shall be adequate to disclose an exception to a representation or warranty made in this Agreement except to the extent the Section thereof identifies the exception and describes the facts. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Section of the Disclosure Schedule shall constitute an exception to any other representations or warranties made in this Agreement except to the extent the disclosure is clear in its disclosure or cross-referenced in such other applicable Section.

12.16

Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement (including the Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

THE PURCHASER:

HEAT BIOLOGICS, INC.

By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chief Executive Officer

THE COMPANY:

PELICAN THERAPEUTICS, INC.

By:	/s/ Josiah Hornblower
	Name:	Josiah Hornblower
	Title:	Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

By:	/s/ Josiah Hornblower
	Name:	Josiah Hornblower
	Title:	Stockholders’ Representative

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:     /s/ Jeff Wolf

By: Blue River Ventures, LLC

Name: Jeff Wolf

Title: Manager

Address for notices:

3606 Henningson Way

Durham, NC 27705

Tax ID Number:

45-5551891

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:     /s/ Edward B. Smith

By: Aristor Ventures, III, LLC

Name: Edward B. Smith

Title: Manager

Address for notices:

Aristar Capital

1120 Avenue of the Americas, #1514

New York, NY 10036

Tax ID Number:

27-2499702

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:     /s/ Edward B. Smith

Name:          Edward B. Smith

For entities:

Signature:_____________________________________

By:__________________________________________

Name:________________________________________

Title:________________________________________

Address for notices:

c/o Aristar Capital

1120 Avenue of the Americas, #1514

New York, NY 10036

Tax ID Number:

###-##-####

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:      /s/ Taylor Schreiber

By: Taylor Schreiber

Name: Houghton Capital Holdings, LLC

Title: Principal

Address for notices:

3611 Rugby Road

Durham, NC 27707

Tax ID Number:

45-2481133

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:     /s/ Robert W. Hortsman

By: Robert W. Hortsman

Name: Hunter Family Trust, LLC

Title: Trustee of Managing Members

Address for notices:

80 S. 8th Street, Suite 4924

Minneapolis, MN 55402

Tax ID Number:

80-0320321

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:     /s/ David B. Moore

By: David B. Moore

Name: Marathon Capital Holdings, Inc.

Title: Managing Principal

Address for notices:

848 N. Rainbow Blvd., Suite 4438

Las Vegas, NV 89107

Tax ID Number:

48-1286633

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:     /s/ Josiah Hornblower

By: Stone Dock Investors

Name: Josiah Hornblower

Title: Managing Partner

Address for notices:

3317 Dowman Avenue

Austin, TX 78703

Tax ID Number:

_____________________________________________

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:     /s/ Rahul R. Jasuja

For entities:

Signature:_____________________________________

By:__________________________________________

Name:________________________________________

Title:________________________________________

Address for notices:

220 SE Miznar Blvd., Suite 207

Boca Raton, FL 33432

Tax ID Number:

_____________________________________________

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:_____________________________________

By:     /s/ Josiah Hornblower

Name: Hornblower Capital Holdings, LLC

Title: Managing Partner

Address for notices:

3317 Bowman Avenue

Austin, TX 78703

Tax ID Number:

_____________________________________________

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:    /s/ Josiah Hornblower

For entities:

Signature: _____________________________________

By:__________________________________________

Name:________________________________________

Title:________________________________________

Address for notices:

3317 Bowman Avenue

Austin, TX 78703

Tax ID Number:

_____________________________________________

[Signature Page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, as of the date first above written.

STOCKHOLDER:

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:_____________________________________

By:__________________________________________

Name:________________________________________

Title:________________________________________

Address for notices:

_____________________________________________

_____________________________________________

_____________________________________________

Tax ID Number:

_____________________________________________

[Signature Page to the Stock Purchase Agreement]

INDEX OF DEFINED TERMS

Section

Acquisition Proposal	5.11(a)
Assignment Agreement	2.12(j)
Audited Balance Sheet	2.5(a)(i)
Closing Date	8.1
Company	Preamble
Company Compliance Certificate	6.3
Company Constituent Documents	2.1(c)
Company Database	2.28(b)
Company Financial Statements	2.5(a)
Company Rights	2.2(d)
Company Stockholder Approval	5.12
Confidentiality Agreement	12.4
CPRIT Agreement	6.13
Direct Claim	10.2(d)
Escrow Agent	1.7(a)
Escrow Agreement	1.7(a)
Escrowed Closing Consideration	1.3(a)
Escrow Period	1.7(b)
Exchange Act	2.2(i)
Expiration Date	9.1(a)(iv)
Future Product Payments	1.4(c)
Indemnified Parties	10.1(a)
Indemnifying Parties	10.1(a)
Joinder Agreement	Preamble
Losses	10.1(a)
Material Contracts	2.13(b)
Milestone Payment	1.4(a)
Monthly Financial Statements	5.4
Nasdaq	6.19
Non-Oncology Royalties	1.4(b)(iii)
Non-Royalty Sublicense Payments	1.4(c)
Notice of Claim	10.2(d)
OFAC	2.32
Oncology Royalties	1.4(b)(i)
Pre-Closing Period	5.1
Privacy Policy	2.28(c)
Purchased Share Certificate	6.6(e)
Purchaser	Preamble
Purchaser SEC Documents	4.3(a)
Quarterly Financial Statements	5.4
Royalty Payments	1.4(b)(iii)
SEC	2.2(i)
Specified Indebtedness Statement	1.7(b)
Stockholders	Preamble
Stockholders’ Agreement	6.18
Stockholders’ Representative	Preamble
Third-Party Claim	10.2

EXHIBIT A

DEFINITIONS

For purposes of the Agreement (including this EXHIBIT A):

“Acceptance of BLA Submission” means acceptance by the Regulatory Authority of a BLA Submission.

“Acquisition Transaction” means any transaction or series of transactions involving:

(a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Company;

(b) any acquisition or purchase of all or any portion of the capital stock of the Company;

(c) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of all or any portion of the business or assets of the Company; or

(d) any liquidation, dissolution or winding up of the Company.

 “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“Agreement” means the Stock Purchase Agreement of which this EXHIBIT A is a part, as amended or restated from time to time.

“Applicable Benefit Laws” means all Laws, including those of a jurisdiction outside of the United States, applicable to any Employee Plan.

“BLA” means a Biologics License Application.

“BLA Submission” means an application and all amendments and supplements thereto filed with the Regulatory Authority, including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell such pharmaceutical product.

“Business Day” means a weekday on which banks are open for general banking business in Durham, North Carolina.

“Closing” means the consummation of the purchase and sale of the Purchased Shares as set forth in Section 8.1 of the Agreement.

“Closing Cash Consideration” means an amount in cash equal to $500,000.

“Closing Shares” means such number of shares of Purchaser Common Stock as is equal to 4.99% of the outstanding shares of Purchaser Common Stock on the date of this Agreement (as adjusted as appropriate to reflect any stock splits, stock dividends, reverse stock splits, combinations, reorganizations, reclassifications or similar events affecting the Purchaser Common Stock after the date of this Agreement), rounded down to the nearest whole share.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

“Company Contract” means any Contract, including any amendment or supplement thereto: (a) to which the Company is a party, (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation, or (c) under which the Company has or may acquire any right or interest.

“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Licensed Intellectual Property” means all Intellectual Property Rights that are licensed to the Company by any other third-party.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, condition (financial or otherwise), results of operations, prospects, capitalization, assets, liabilities, operations or financial performance of the Company, (b) the ability of the Company to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement prior to the Termination Date, or (c) the Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company.

“Company Options” means all options to purchase Company Common Stock, as listed on Section 2.2(b) of the Disclosure Schedule.

“Company Owned Intellectual Property” means all Intellectual Property Rights that derive from Pipeline Technologies and are owned or purported to be owned by the Company, in whole or in part.

“Company Registrations” means Patent Rights, registered trademarks and service marks, registered copyrights and designs, domain name registrations and applications (including intent to use applications) for each of the foregoing that are registered or filed or recorded with any Person in the name of or licensed by the Company, alone or jointly with others.

“Company Stock Option Plan” means the Company’s 2012 Equity Incentive Plan.

“Company Warrants” means all warrants to purchase Company Common Stock, as listed on Section 2.2(c) of the Disclosure Schedule.

“Confidential Information” means any data or information concerning the Company (including trade secrets), without regard to form, regarding (for example and including) (a) business process models,

(b) proprietary software, (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists, (d) the identity, skills and compensation of employees, contractors, and consultants, (e) specialized training, or (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by the Company or a Stockholder of any covenant or obligation set forth in the Agreement.

“Consideration Percentage” means the quotient obtained by dividing (i) the number of shares of Company Common Stock to be sold to the Purchaser by the Stockholder (as calculated pursuant to Section 1.2) by (ii) the Purchased Shares.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“CPRIT” means the Cancer Prevention & research Institute of Texas.

“CPRIT Grant” means the grant to the Company of an award from CPRIT in the maximum amount of $15,245,222.

“Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Company and the Stockholders on the date of the Agreement. The representations and warranties contained in ARTICLE II and ARTICLE III of this Agreement are subject to the qualifications and exceptions set forth in the Disclosure Schedule.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Employee” means each of the employees of the Company.

“Employee Plan” means any employee benefit plan including: (i) any (a) nonqualified deferred compensation or retirement plan or arrangement or superannuation plan; (b) qualified defined contribution retirement plan or arrangement; or (c) qualified defined benefit retirement plan or arrangement, which is an “employee pension benefit plan”; (ii) any “employee welfare benefit plan” or material fringe benefit plan or program; or (iii) any stock purchase, stock option, profit sharing, deferred compensation, welfare, pension, retirement, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any national, provincial, territorial, federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law, regulation, permit or certificate of approval relating to emissions, discharges, releases or threatened releases of Materials of

Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

“Fair Market Value” means: (a) if the sublicensee’s common stock is publicly traded on an exchange, the value of such equity using a per share price equal to the average of the reported closing prices of such stock on such exchange for the twenty (20) trading days prior to such purchase; or (b) if the sublicensee’s common stock is not publicly traded, the value of such equity determined by the sublicensee’s Board of Directors in good faith based on the per share purchase price of the sublicensee’s most recent equity financing as of a date which is within thirty (30) days of the date as of which the determination is to be made.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the United States Food and Drug Administration or any successor thereto.

“FDA Registrations” means authorizations, approvals, licenses, permits, certificates, or exemptions issued by the FDA (including, without limitation, pre-market approval applications, pre-market notifications, investigational new drug applications, new drug applications, biologic license applications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) held by the Company that are required for, among other things, the research, development, manufacture, processing, labeling, distribution, marketing, storage, transportation, use, sale and provision of the products and services of the Company.

“First Non-Oncology Product Approval” means, based on an application filed with a Regulatory Authority for marketing approval of the Non-Oncology Product for a non-oncology Indication in any Territory, the written approval from a Regulatory Authority to market and sell the Non-Oncology Product for a non-oncology Indication or any written successor approvals based on successor applications or procedures, and all supplements and amendments that may be filed with respect to the foregoing.

“First Oncology Product Approval” means, based on an application filed with a Regulatory Authority for marketing approval of the Oncology Product for an oncology Indication in any Territory, the written approval from a Regulatory Authority to market and sell the Oncology Product for an oncology Indication or any written successor approvals based on successor applications or procedures, and all supplements and amendments that may be filed with respect to the foregoing.

“First Non-Oncology Royalty Product” means the Non-Oncology Product as used for any and all non-oncology Indications following the First Non-Oncology Product Approval.

“First Oncology Royalty Product” means the Oncology Product as used for any and all oncology Indications following the First Oncology Product Approval.

“Fully Diluted Shares Outstanding” means the aggregate number of shares of Company Common Stock outstanding, plus the aggregate number of shares of Company Common Stock issuable upon the exercise or conversion of or otherwise pursuant to any and all options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, Company Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Company Common Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, Company Common Stock, in each case other than pursuant to this Agreement.

“Fundamental Representations” means each of the representations and warranties contained in Section 2.1 (Organization and Good Standing), Section 2.2 (Capitalization), Section 2.4 (Authority; No Conflict; Required Filings and Consents), Section 2.20 (Brokerage and Transaction Bonuses), Section 2.25 (Related Party Transactions), Section 3.1 (Authority, No Conflict; Required Filings and Consents), Section 3.2 (Ownership; Title to Company Common Stock) and Section 3.4 (Brokerage and Transaction Bonuses) and the representations and warranties contained in the Purchased Share Certificate.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Government Bid” means any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Governmental Authorization” means any (a) approval, permit, license, certificate, certificate of approval, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law, or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

“Indebtedness” means, without duplication, the aggregate of the following: (a) all obligations for borrowed money (including the current portion thereof and all sums due on early termination and repayment or redemption calculated to the Closing Date), whether or not contingent, or issued or incurred in substitution or exchange for any such liability for borrowed money, or extensions of credit (including under credit cards, bank overdrafts and advances), (b) all obligations evidenced by bonds, debentures, notes or other similar instruments (and including all sums due on early termination and repayment or redemption calculated to the Closing Date), (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business consistent with past practice, (d) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases in respect of which the Company is liable as a lessee, (e) all obligations of others secured by a Lien on any asset of the Company (including accounts and contract rights), whether or not such obligations are assumed, (f) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations; all obligations under which the Company has agreed (contingently or otherwise) to purchase or otherwise acquire the liability of any other Person or in respect of which the Company has otherwise assured a creditor against loss, (g) all obligations in respect of bankers’ acceptances, note purchases or similar facilities and under reverse repurchase agreements, (h) all obligations in respect of futures contracts, other financial contracts and other similar obligations (determined on a net basis as if such contract or obligation was being terminated early on such date), (i) the amount of any termination payments in connection with the payment in full of any obligations for borrowed money, (j) accrued employment obligations, including without limitation, accrued salary, accrued vacation and accrued bonuses, (k) deferred revenue, (l) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (m) all obligations to purchase, redeem, retire or otherwise acquire for value any ownership interests or capital stock of the Company or any rights to acquire any ownership interests or capital stock of the Company, valued, in the case of redeemable ownership interests or capital stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (n) any obligations under any interest rate, foreign exchange, currency, commodity, credit or equity swap, cap, collar, floor, option, forward or other hedging agreement or derivative contract, net of any obligations to the Company thereunder, and (o) amounts due to the Purchaser or its subsidiaries and other. For purposes of the Agreement, “Indebtedness” includes (i) any and all accrued interest, fees, change of control payments, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) associated with the repayment of any Indebtedness, and (ii) any and all amounts of the nature described in clauses (a) through (o) above owed by the Company to any of its Affiliates, including any of the Stockholders.

“Indication” means a separate and distinct disease, disorder or medical condition, in humans, that a Product is intended to treat, prevent and/or ameliorate.

“Intellectual Property Rights” means all (a) foreign and domestic patents, patent applications, patent disclosures and inventions, (b) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate or company names (both foreign and domestic) and registrations and applications for registration thereof together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works (both foreign and domestic) and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, data bases and documentation thereof, including rights to third party software used in the business, (f) trade secrets and other Confidential Information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (g) other intellectual property rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Issued Patent Claim” means, on a country by country basis, a claim of an issued patent that covers a Product, respectively, and that has not:

(a)

lapsed, expired, been formally disclaimed by written submission to any United States or foreign patent office, withdrawn, cancelled or abandoned; or

(b)

been held revoked, invalid or unenforceable in an unappealable or unappealed decision of a court or other body of competent jurisdiction.

If there should be two or more decisions within the same country which are conflicting with respect to the invalidity or unenforceability of the same claim, the unappealed or unappealable decision of the highest tribunal shall thereafter control.

“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if:

a) such individual is actually aware of such fact or other matter after due inquiry and investigation of the matter; or

(b) such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if Jeff Wolf, Josiah Hornblower, Rahul Jasuja or Taylor Schreiber has Knowledge of such fact or other matter.

“Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, termination of employment, employee classification, background checks, employment discrimination and harassment, wages, hours, meal and rest periods, accrual and payment of vacation pay and paid time off, or occupational safety and health and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Body.

“Law” means any federal, national, state, provincial, territorial, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Leased Real Property” means the parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon).

“Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, order, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, petroleum by-products, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon, infectious, biological or medical waste, including biohazards, radioactive materials and blood-borne pathogens and any other substances that are now or hereafter: (a) listed, classified, regulated or fall within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law, (b) a danger to health, or (c) the subject of regulatory action by any Governmental Body pursuant to any Environmental Law.

“Negative FDA Correspondence” means any oral or written communication from FDA that it has not approved a protocol submitted for any proposed clinical trial of any Company product or that any product will not in the future entertain further submissions in support of approval of such product.

“Net Sales” shall be calculated in the same manner as the Purchaser calculates Net Sales reported to its stockholders and shall mean all revenues, recognized in accordance with GAAP, from the sale of a  Product(s) by the Company or its Affiliates or its sublicensees, less the following deductions which are actually incurred, allowed, paid, accrued or specifically allocated:

(a)

credits or allowances actually granted for damaged Product(s), returns or rejections of Product(s), price adjustments and billing errors;

(b)

governmental and other rebates (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), federal, state, provincial, local and other governments, their agencies and purchasers and reimbursers or to trade customers;

(c)

normal and customary trade, cash and quantity discounts, allowances and credits actually allowed or paid;

(d)

commissions allowed or paid to third party distributors, brokers or agents other than sales personnel, sales representatives and sales agents employed by the Company or its Affilaites;

(e)

transportation costs, including insurance, for outbound freight related to delivery of a Product to the extent included in the gross amount invoiced;

(f)

sales taxes, VAT taxes and other taxes directly linked to the sales of Product(s) or non-exclusive licensed Product to the extent included in the gross amount invoiced; and

(g)

any other items that reduce gross sales amounts as required by GAAP applied on a consistent basis.

Net Sales shall not include sales at the Company’s cost price to Affiliates or to contractors or sublicensees engaged by or partnered with the Purchaser to develop, promote, co-promote, market, sell or otherwise distribute a Product.  However, subsequent sales of a Product by the Company, its Affiliates, contractors, or sublicensees shall be included in the Net Sales when sold in the market for end-user use.

For Net Sales of a  Product sold or supplied as a “Combination” where “Combination” means a pharmaceutical product containing, in addition to the Product, one or more biologically active pharmaceutical(s) in addition to the Product, the Net Sales of such a Combination in a country will be determined by multiplying the Net Sales of such Combination by the fraction of A/A+B, where A is the average unit selling price of the Product sold separately in that country and B is the total average unit selling price of the other biologically active pharmaceutical(s), when sold separately in that country.  If neither the Product nor the other biologically active pharmaceutical(s) of the Combination are sold separately, then the parties shall negotiate in good faith the value of the other biologically active pharmaceutical(s) of the Combination that are to be deducted from the Net Sales of the Combination in determining the Net Sales of the Product contained in the Combination.

Monetary conversion from the currency of a country outside the U.S. in which Product is sold into U.S. dollars shall be calculated at the rates of exchange used by the Purchaser in producing its quarterly and annual reports to its stockholders, as confirmed by the Purchaser’s independent registered public accountants.

“NLRB” means the United States National Labor Relations Board.

“Non-Oncology Product” means PTX-15, TL1A-lg fusion protein.

“Non-Royalty Sublicense Revenues” shall mean, but is not limited to, upfront fees, license maintenance fees, and milestone payments, or other payments, including the Fair Market Value of any non-cash consideration, received by the Company in consideration for any rights granted under a sublicense agreement, including but not limited to upfront and milestone payments, license maintenance fees and the Fair Market Value of any non-cash consideration, excluding: (a) sales-based royalties; and (b) reimbursements for customary patent expenses with respect to patent rights. “Non-Royalty Sublicense Revenues” shall not include payments received by the Company for debt or equity investments, payment or reimbursement of expenses of development costs related to a Product, payments for goods or services, payments reasonably allocable to rights or assets other than a Product in connection with any transaction related to the product and any other Product, assets or rights.

“Oncology Product” means PTX-25, humanized agonist mAb against TNFRSF25.

“Organizational Documents” means, with respect to any Entity, the constitution, certificate of incorporation, articles of incorporation, by-laws, articles of organization, articles of association, partnership agreement, limited liability company agreement, trust deed, formation agreement, joint venture agreement or other similar organizational documents of such Entity (in each case, as amended through the date of the Agreement).

“Patent Rights” means all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

“Permitted Lien” means any (a) Lien for Taxes not yet due and payable (excluding Liens arising under ERISA or the Code), (b) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, and (c) in the case of real property, zoning, building, occupancy or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company, (ii) have more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use.

“Person” means any individual, Entity, trust, Governmental Body or other organization.

“Personal Information” means any “personal information” (as defined in the Privacy Laws) about an identifiable individual in the possession, custody or control of the Company.

“Phase 1 Clinical Trial” means a human clinical trial that satisfies the requirements for a Phase 1 study as defined in 21 C.F.R. Part 312.21(a) (or its successor regulation) or the equivalent human clinical trial outside the United States.

“Phase 2 Clinical Trial” means a human clinical trial that satisfies the requirements for a Phase 2 study as defined in 21 C.F.R. Part 312.21(b) (or its successor regulation) or the equivalent human clinical trial outside the United States.

“Phase 3 Clinical Trial” means a human clinical trial that satisfies the requirements for a Phase 3 study as defined in 21 C.F.R. Part 312.21(c) (or its successor regulation) or the equivalent human clinical trial outside the United States.

“Pipeline Technologies” means, collectively, the Non-Oncology Product, the Oncology Product and Anti-TL1A mAb.

“Privacy Laws” means any national, provincial, territorial, state, local or foreign Law now in force or that may in the future come into force governing individual privacy and/or access to Personal Information, or the collection, use, disclosure, access and management of Personal Information, including without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended, the Health Information Technology for Economic and Clinical Health Act, state data breach notification Laws, state social security number protection Laws, the Federal Trade Commission Act, the Financial Services Modernization Act of 1999, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act and state consumer protection Laws.

“Purchaser Common Stock” means the shares of common stock, par value $0.0002 per share, of the Purchaser.

“Purchaser Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, condition (financial or otherwise), results of operations, prospects, capitalization, assets, liabilities, operations or financial performance of the Purchaser, (b) the ability of the Purchaser to consummate the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement prior to the Termination Date, or (c) the Stockholders’ ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Purchaser Common Stock issuable pursuant to this Agreement.

“Purchaser Related Agreement” means any certificate, agreement, document or other instrument, other than the Agreement, to be executed and delivered by the Purchaser in connection with the transactions contemplated by the Agreement.

“Product” means either the Non-Oncology Product or the Oncology Product.

“Regulatory Approval” means any approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of a Regulatory Authority that is necessary for the manufacture, use, storage, import, transport and/or sale of a Product in such jurisdiction.

“Regulatory Authority” means the FDA or EMA, or a regulatory authority in other jurisdictions with equivalent authority.

 “Related Party” means (a) each individual who is, or who has at any time been, an officer or director of the Company; (b) each member of the immediate family of each of the individuals referred to in clause (a) above; and (c) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses (a) and (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Release” or “Released” means with respect to any Materials of Environmental Concern, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or the ambient air. For purposes of the Agreement, the term “Release” shall also mean any threatened release.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Indebtedness Amount” means, with respect to the liabilities of the Company set forth on Section 2.6(c) of the Disclosure Schedule, (a) if paid or otherwise satisfactorily resolved with the specified creditor of the Company prior to the expiration of the Escrow Period, the amount paid by the Company to resolve such liability, and (b) if unpaid, the amount of such liabilities as carried on the Company’s books and records as of the Closing Date plus any additional amount attributable to interest or penalties, as applicable, accrued with respect to such liabilities during the Escrow Period.

“Stockholder Entity” means any Stockholder that is not a natural person.

“Stockholder Related Agreement” means any certificate, agreement, document or other instrument, other than the Agreement, to be executed and delivered by the Company or a Stockholder in connection with the transactions contemplated the Agreement, including without limitation the certificates, agreements, documents and other instruments set forth in Section 6.6 of the Agreement.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) 25% or more of the voting power of all outstanding stock or ownership interests of such Entity, or (b) the right to receive 25% or more of the net assets of such Entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such Entity.

“Successful Outcome of 1st Phase 2 Trial” means the earlier occurrence of (i) achieving statistical significance for the first primary endpoint for the first Phase 2 Clinical Trial and (ii) a determination by the Board of Directors of the Company to commence a Phase 3 Clinical Trial.

“Successful Outcome of 1st Phase 3 Trial” means achieving statistical significance for the first primary endpoint for the first Phase 3 Clinical Trial.

“Supplier” means any supplier of goods or services to which the Company paid more than $25,000 in the aggregate during the 12-month period ended December 31, 2016.

“Taxes” means (a) any and all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, escheat, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, employment insurance, social security, business license, business organization, environmental, worker’s compensation, pension, payroll, profits, severance, stamp, occupation, windfall profits, customs, franchise and other taxes of any kind whatsoever imposed by the United States, or any state, provincial, local or foreign government, or any agency or political subdivision thereof, (b) any interest, penalties or additions to tax imposed with respect to such items or any contest or dispute thereof or in connection with the failure to timely or properly file any Tax Return; (c) any liability for payment of amounts described in clause (a) or (b) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (d) any liability for the payment of amounts described in clauses (a), (b) or (c) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Returns” means any and all reports, returns, or declarations relating to Taxes filed or required to be filed with any Governmental Body, including any schedule or attachment thereto, including any amendment thereof.

“Termination Date” means the date prior to the Closing on which the Agreement is terminated in accordance with ARTICLE IX of the Agreement.

“Territory” means worldwide.

“Transaction Expenses ” means the sum of all fees, costs and expenses that are incurred by the Company for the benefit of the Company or the Stockholders in connection with the transactions contemplated by the Agreement that are identified on Section 12.2 of the Disclosure Schedule.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

“User Data” means any Personal Information or other data or information collected by or on behalf of the Company from users of the Company’s products or of any website or service operated or maintained by the Company.

“VWAP Per Share Price” means the average of the daily volume weighted average price of the Purchaser Common Stock for the twenty (20) trading days then preceding the determination date, as reported by Bloomberg L.P. on the determination date.

EXHIBIT B

FORM OF ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of March 7, 2017, by and among Heat Biologics, Inc., a Delaware corporation (the “Purchaser”), Josiah Hornblower, as the representative (the “Stockholders’ Representative”) of the stockholders of the Company (as defined below) identified on EXHIBIT A hereto (each, a “Stockholder” and collectively, the “Stockholders”), and _______________ (the “Escrow Agent”). The Purchaser and the Stockholders’ Representative are each sometimes referred to herein individually as “Party” and collectively as the “Parties.” Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Stock Purchase Agreement (as defined below). All capitalized terms with respect to the duties and obligations of the Escrow Agent shall be defined herein.

Recitals

Whereas, the Purchaser, Pelican Therapeutics, Inc., a Delaware corporation (the “Company”), the Stockholders and the Stockholders’ Representative, have entered into a Stock Purchase Agreement, dated as of [•], 2017 (as amended or restated from time to time, the “Stock Purchase Agreement”), pursuant to which, among other things, the Purchaser acquired the Purchased Shares;

Whereas, the Stockholders have appointed the Stockholders’ Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Stockholder with respect to the subject matter of this Agreement (provided, however, that such Stockholders are not, and are not intended to be, parties to this Agreement) and the taking by the Stockholders’ Representative of any and all actions and the making of any decision required or permitted to be taken or made by them under this Agreement; and

Whereas, the Stock Purchase Agreement contemplates the execution and delivery of this Agreement and the deposit by the Purchaser with the Escrow Agent of [•] shares of Purchaser Common Stock (the “Escrow Shares”), $500,000 in cash (the “Closing Cash Consideration”), and $[•] in cash in lieu of fractional shares of Purchaser Common Stock that the Stockholders would otherwise be entitled to receive (the “Fractional Share Consideration” and together with the Escrow Shares, the Closing Cash Consideration and any Additional Property (as defined in Section 2(f)) and interest from time to time earned thereon or reduced by any subsequent disbursements, amounts withdrawn or losses on investments, the “Escrow Fund”) to secure: (i) rights of the Purchaser pursuant to Section 1.7 of the Stock Purchase Agreement, and (ii) rights of indemnification, compensation, reimbursement and payment of the Indemnified Parties under Article X of the Stock Purchase Agreement.

Now, Therefore, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the Parties and the Escrow Agent, intending to be legally bound, hereby agree as follows:

1.

Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“Business Day” means a weekday on which banks are open for general banking business in Durham, North Carolina.

“Closing” means the closing of the purchase and sale of the Purchased Shares pursuant to the Stock Purchase Agreement.

“Escrowed Closing Consideration” means, collectively, the Escrowed Shares, the Closing Cash Consideration and the Fractional Share Consideration.

“Governmental Body” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity, trust, Governmental Body or other organization.

“Purchaser Common Stock” means the common stock, par value $0.0002 per share, of the Purchaser.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

2.

Establishment of Escrow Fund.

(a)

Deposit of Escrowed Closing Consideration. Simultaneously with the execution hereof, in accordance with the terms of the Stock Purchase Agreement, the Purchaser shall deposit with the Escrow Agent for the benefit of the Stockholders the Escrowed Closing Consideration in the name of the Escrow Agent fbo [Heat Therapeutics, Inc. and Stockholders’ Representative, LLC Escrow Fund] in physical form. Within one (1) Business Day of deposit, the Escrow Agent shall acknowledge receipt of the Escrowed Closing Consideration.

(b)

Escrow Fund.  The Escrow Fund shall be held and released by the Escrow Agent in accordance with the terms of this Agreement. Subject to Section 2(d), as between the Purchaser and the Stockholders’ Representative, the Purchaser and the Stockholders’ Representative hereby agree that in the event of any conflict between this Agreement and the Stock Purchase Agreement, the terms of the Stock Purchase Agreement shall control.

(c)

Investments.

(i)

The Escrow Agent shall invest any cash in the Escrow Fund, including any and all interest and investment income, in accordance with the joint written instructions provided to the Escrow Agent and signed by the Purchaser and the Stockholders’ Representative.  In the absence of joint written investment instructions from the Purchaser and the Stockholders’ Representative, the Escrow Agent shall deposit and invest any cash in the Escrow Fund, including any and all interest and investment income, in the [______ Deposit Account], which is further described herein on Exhibit B hereto.  Any such investment earnings and income shall become part of the Escrow Fund, and shall be disbursed in accordance with Section 4 or Section 6.

(ii)

The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.

(d)

Appointment of the Escrow Agent. The Purchaser and the Stockholders’ Representative (acting on behalf of the Stockholders) hereby appoint and designate the Escrow Agent to serve as escrow agent to receive, hold, invest and disburse the Escrow Fund for the benefit of the Stockholders in accordance with the terms of this Agreement. The Escrow Agent hereby agrees to act as escrow agent and to accept delivery of, and hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including, but not limited to, any fiduciary duty, shall be implied. The Escrow Agent shall have no interest in the Escrowed Closing Consideration other than the possession or control of the Escrowed Closing Consideration. The Escrow Agent has no knowledge of, nor any requirement to comply with, the terms and conditions of any other agreement (including the Stock Purchase Agreement) between the Parties, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent shall have no duty to solicit any payments which may be due to it or the Escrow Fund, including, without limitation, the Escrowed Closing Consideration, nor shall the Escrow Agent have any duty or obligation (but, for the avoidance of doubt, subject to the final sentence of Section 2(a), and Section 2(h) hereof) to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(e)

Transferability. The interests of the Stockholders in the Escrow Fund shall not be assignable or transferable, other than by operation of law (in which case, the portion of the Escrow Fund so assigned or transferred shall continue to be bound by the terms of this Agreement). No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until the Purchaser, the Escrow Agent and the Stockholders’ Representative shall have received written notice of such assignment or transfer and such assignment or transfer shall also be subject to the consent of the Escrow Agent after conducting an identity verification review and other procedures required by the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).

(f)

Distribution or Capital Transaction. Any securities comprising the Escrow Fund, including  any cash or securities distributable or issuable in respect of or in exchange for any Escrow Shares (any such distribution shall be referred to herein as “Additional Property”) as a result of a stock split, stock dividend, cash dividend, recapitalization, merger, asset purchase, sale of assets or similar transaction shall not be distributed to the Stockholders, but rather shall be distributed to and held by the Escrow Agent as part of the Escrow Fund and any such Additional Property shall become part of the Escrow Fund for purposes of this Agreement. At any time any Escrow Shares are required to be released from the Escrow Fund to the Stockholders pursuant to this Agreement, any Additional Property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow Fund as directed by the Stockholders’ Representative, using the delivery instructions in Section 13(b).

(g)

Escrow Account. The Escrow Agent has established at the request of the Purchaser an escrow account with escrow account number [•], in the name of the Stockholders’ Representative. The Escrow Fund shall not be pledged as collateral or security by any Stockholder or any of his, her or its Affiliates. The Escrow Agent shall hold and safeguard the Escrow Fund until all amounts and property held therein have been released pursuant to Section 6. In the event that a legal garnishment, attachment, levy restraining notice or court order is served with respect to any of the Escrow Fund, or the delivery of the Escrow Fund shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and  the Escrow Agent shall on a best efforts basis notify the Parties when any such order is received by the Escrow Agent. In the event the Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties or to any other person by reason of such compliance notwithstanding if such order is subsequently reversed, modified, annulled, set aside or vacated.

(h)

Monthly Accounting. The Escrow Agent shall furnish the Purchaser and the Stockholders’ Representative with a monthly statement of the activity of, and balance with respect to, the Escrow Fund, within 15 days after the end of such month.

(i)

Voting of Escrow Shares. Until the disbursement of the Escrowed Shares in accordance with this Agreement, the Escrow Agent hereby irrevocably appoints Stockholders’ Representative as the Escrow Agent’s duly appointed proxy and power of attorney with respect to the Escrow Shares, with full power of substitution and re-substitution, to vote and exercise all voting, consent and related rights (including, without limitation, all rights to provide instructions or directions as to the exercise of voting or consent rights) with respect to the Escrow Shares.  The Escrow Agent shall distribute all proxy materials and other documents relating to the Escrow Shares received by the Escrow Agent to the Stockholders’ Representative, if any.

3.

Disbursement of Escrow Shares. The Escrow Agent is not the stock transfer agent for the Escrow Shares.  Accordingly, whenever a distribution of a number of shares is to be made, the Escrow Agent must requisition the appropriate number of shares from the Transfer Agent (as defined below), delivering to it the appropriate stock certificate(s) and stock power.  For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the Person entitled to them when the Escrow Agent has delivered such certificates to the Transfer Agent with instructions to deliver: (a) a certificate representing the appropriate number of shares to the appropriate Person, and (b) a certificate representing the residual shares comprising the remaining Escrow Shares to be returned to the Escrow Agent.  Following the Escrow Agent’s delivery of such certificates to the Transfer Agent, any Person entitled to Escrow Shares shall consult directly with the Transfer Agent regarding any delay or problem with delivery of any Escrow Shares to such Person.  Distributions of Escrow Shares shall be made to the holders of Escrow Shares using the delivery instructions in Section 13(b).  Whenever a distribution unrelated to a Claim Notice is to be made, pro rata distributions shall be made to each holder of Escrow Shares based on the percentage interests in the Escrow Fund using the delivery instructions in Section 13(b).

4.

Administration of Escrow Fund. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Fund as follows:

(a)

Upon joint written notice signed by the Purchaser and the Stockholders’ Representative that the Specified Indebtedness has been determined in accordance with Section 1.7(g) of the Stock Purchase Agreement, the Escrow Agent shall, within two (2) Business Days after the receipt of such notice (and in any event prior to the Escrow Fund Release Date), deliver to the Purchaser, using the delivery instructions in Section 13(b), an amount in cash out of the Closing Cash Consideration from the Escrow Fund equal to the amount by which the Specified Indebtedness exceeds $250,000 (if any).  The Escrow Agent will receive joint written direction as to the amount to be disbursed and will not be responsible for any calculations.

(b)

If any Indemnified Party has or claims to have incurred or suffered any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, “Losses”), for which it is or may be entitled to indemnification or reimbursement under the Stock Purchase Agreement, an Authorized Representative of the Purchaser shall, on behalf of such Indemnified Party, deliver a written claim notice (a “Claim Notice”) to the Escrow Agent, with a copy to the Stockholders’ Representative, no later than 11:59 p.m. Eastern Time on [●], 2017 (the “Escrow Fund Release Date”).  Each Claim Notice shall state or provide (i) that such Indemnified Party believes that it is entitled to indemnification or reimbursement pursuant to Article X of the Stock Purchase Agreement, (ii) a description in reasonable detail of the circumstances supporting the basis for such Indemnified Party’s belief that it is entitled to indemnification or reimbursement under Article X of the Stock Purchase Agreement, and (iii) a non-binding, preliminary, good faith estimate of the aggregate United States dollar amount of the actual and potential Losses incurred or reasonably expected to be incurred by such Indemnified Party (the “Claimed Amount”).

(c)

By 5:00 p.m. Eastern Time on the tenth day, or if such day is not a Business Day, by 10:00 a.m. Eastern Time on the first Business Day following the tenth day, after the Escrow Agent’s receipt of a Claim Notice, an Authorized Representative of the Stockholders’ Representative shall deliver to the Escrow Agent, with a copy to the Purchaser, a written response (the “Response Notice”) in which the Stockholders’ Representative: (i) agrees that an amount equal to the full Claimed Amount may be released from the Escrow Fund to the Indemnified Party; (ii) agrees that an amount equal to part, but not all, of the Claimed Amount may be released from the Escrow Fund to the Indemnified Party; or (iii) indicates that no part of the Escrow Fund may be released from the Escrow Fund to the Indemnified Party in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Indemnified Party pursuant to the Response Notice, which determination shall be made in good faith by the Stockholders’ Representative, shall be the “Contested Amount.” If a Response Notice is not received by 5:00 p.m. Eastern Time on the last day of such 10-day period, or if such day is not a Business Day, by 10:00 a.m. Eastern Time on the first Business Day following the tenth day, then the Stockholders’ Representative shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount (plus a pro rata portion of the interest and investment income deposited in the Escrow Fund from the date hereof which is attributable to such Claimed Amount, if any) shall be released to the Purchaser from the Escrow Fund, using the delivery instructions in Section 13(b).

(d)

If the Stockholders’ Representative delivers a Response Notice agreeing that an amount equal to the full Claimed Amount may be released from the Escrow Fund to the Purchaser, or if the Stockholders’ Representative does not deliver a Response Notice on a timely basis in accordance with Section 4(c), the Escrow

Agent shall within five (5) Business Days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice within the required 10-day period, within five (5) Business Days following the expiration of the ten (10)-day period referred to in Section 4(c)), deliver to the Purchaser an amount equal to the full Claimed Amount (plus a pro rata portion of the interest and investment income deposited in the Escrow Fund from the date hereof which is attributable to the full Claimed Amount, if any), using the delivery instructions in Section 13(b).

(e)

If an Authorized Representative of the Stockholders’ Representative delivers a timely Response Notice agreeing that an amount equal to less than the full Claimed Amount may be released from the Escrow Fund to the Purchaser (the “Agreed Amount”), the Escrow Agent shall, within five (5) Business Days following the receipt of such Response Notice, deliver to the Purchaser an amount equal to the Agreed Amount (plus a pro rata portion of the interest and investment income deposited in the Escrow Fund from the date hereof which is attributable to such Agreed Amount, if any), using the delivery instructions in Section 13(b). Such delivery shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice and the remaining amount (not taking into account any interest or earnings earned on the Agreed Amount and distributed to the Indemnified Party pursuant to the preceding sentence, if any) shall be the Contested Amount as provided in Section 4(c).

(f)

If an Authorized Representative of the Stockholders’ Representative delivers a timely Response Notice indicating that there is a Contested Amount, without limiting the Escrow Agent’s obligations under Section 4(e), the Stockholders’ Representative and the Purchaser shall attempt in good faith to resolve the dispute related to the Contested Amount within ten (10) Business Days of the Purchaser’s receipt of such Response Notice (the “Negotiation Period”). If the Purchaser and the Stockholders’ Representative resolve such dispute, such written resolution shall be binding on the Stockholders’ Representative, each of the Stockholders and the Indemnified Party, and a settlement agreement shall be signed by an Authorized Representative of the Purchaser (on behalf of such Indemnified Party) and the Stockholders’ Representative and sent to the Escrow Agent, which shall, within three Business Days of receipt thereof, if applicable, release an amount of Escrowed Closing Consideration in accordance with such settlement agreement (plus a pro rata portion of the interest and investment income deposited in the Escrow Fund from the date hereof which is attributable to such amount, if any, to be released pursuant to such settlement agreement, if any), using the delivery instructions in Section 13(b). Unless and until the Escrow Agent receives joint written notice that any such dispute has been resolved by the Purchaser and the Stockholders’ Representative, the Escrow Agent may assume without inquiry that such dispute has not been resolved. If the Purchaser and the Stockholders’ Representative fail to reach agreement by the end of the Negotiation Period, each Party shall be entitled to its legal remedies in accordance with this Agreement and the Stock Purchase Agreement and the Escrow Agent shall continue to hold such Contested Amount in escrow in accordance with the terms of this Agreement.

(g)

The Escrow Agent shall deliver to the applicable Party an amount of Escrowed Closing Consideration from the Escrow Fund in connection with any Contested Amount within five (5) Business Days after the delivery to it of: (i) a copy of a settlement agreement executed by an Authorized Representative of the Purchaser and the Stockholders’ Representative setting forth instructions to the Escrow Agent as to the amount of Escrowed Closing Consideration, if any, to be released from the Escrow Fund with respect to such Contested Amount; or (ii) a certified copy of a final and non-appealable binding order, decree or judgment issued or rendered by a court of competent jurisdiction or a certified copy of a final, non-appealable arbitration award from the prevailing Party along with a certification from its counsel attesting to the finality and binding nature of the final order or arbitration award, that instructs the Escrow Agent as to the resulting disbursement of the Escrow Fund specified therein, in each case, plus any interest or earnings earned on any portion of the amount to be distributed, if any, using the delivery instructions in Section 13(b). The Escrow Agent shall be entitled conclusively to rely upon any such certification and instruction and shall have no responsibility to review the order, decree or judgment to which such certification and instruction refers or to make any determination as to whether such order, decree or judgment is final.

(h)

At any time that a payment, distribution or holdback is required to be made pursuant to this Agreement and written instructions have been provided to the Escrow Agent, such payment, distribution or holdback shall be made as directed by the Stockholders’ Representative from the Escrow Fund with an aggregate value equal to the amount of such payment, distribution or holdback (it being understood that the Stockholders’ Representative may direct that such amount be released to the Transfer Agent for disbursement to the Stockholders in accordance with the payment instructions provided by the Stockholders’ Representative, and the Purchaser agrees to assist the Stockholders’ Representative in coordinating such disbursement with the Transfer Agent). For purposes of the

Stockholders’ Representative, the respective interests of the Stockholders are set forth on Exhibit A hereto, and, as to each Stockholder, the respective Consideration Percentage for such Stockholder are set forth in Exhibit A hereto. Each Stockholder shall be entitled to that portion of the Escrow Fund as is equal to the total value of the Escrow Fund multiplied by such Stockholder’s Consideration Percentage.  For purposes of determining the value of each Escrow Share as of a particular date, each Escrow Share shall be valued at the average of the daily volume weighted average price of the Purchaser Common Stock for the twenty (20) trading days then preceding the determination date, as reported by Bloomberg L.P. on the determination date (the “VWAP Per Share Price”). The Escrow Agent shall not be responsible for any calculations or valuations.

(i)

Notwithstanding anything to the contrary herein, any release of funds by the Escrow Agent to an Indemnified Party pursuant to this Section 4 shall be made to the Purchaser (for distribution to the Indemnified Party).

(j)

The Escrow Agent may rely conclusively on any Claim Notice it receives hereunder. The Escrow Agent shall have no responsibility to determine whether any Claim Notice satisfies the conditions set forth in the Stock Purchase Agreement for making an indemnification claim, including whether there is a basis for making a claim, whether the claim is set forth in sufficient detail, or that a copy of the Claim Notice was sent to or received by the Stockholders’ Representative, or that a Response Notice was sent to or received by the Purchaser or any Indemnified Party.

(k)

The Purchaser and the Stockholders’ Representative each agree to deliver Claim Notices and Response Notices to the other Party in the same manner and at the same time as delivery to the Escrow Agent.

(l)

Each of the parties to this Agreement acknowledges and agrees that, after the Closing, the Purchaser shall have authority to settle all claims under this Agreement and the Stock Purchase Agreement on behalf of the Company or any of its Affiliates.

5.

Form of Notices and Instructions.

(a)

Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund (including without limitation, Claim Notices and Response Notices), must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party as evidenced by the signatures of the persons or person signing this Agreement or one of their designated persons as set forth in Exhibit C-1 hereto or Exhibit C-2 hereto (each an “Authorized Representative”), and delivered to the Escrow Agent only by confirmed facsimile or attached to an email and only to the fax number or email address set forth in Section 13(b). The Escrow Agent shall not be liable to any Party or other Person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if not delivered to the fax number or email address set forth in Section 13(b).

(b)

All re-registrations of Escrow Shares must be delivered by the Escrow Agent to the Purchaser’s transfer agent (the “Transfer Agent”) with detailed instructions. Currently, _____________________________________, is the Transfer Agent for the Purchaser. The Purchaser will notify the Escrow Agent if the Transfer Agent changes during the term of this Agreement.

(c)

The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the Internet and the Parties hereby expressly assume such risks.

(d)

The Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.

6.

Release of Escrow Fund.

(a)

Except as otherwise provided herein, but in any event subject to Section 3, within five (5) Business Days following the Escrow Fund Release Date, the Escrow Agent shall distribute as jointly directed by the Purchaser and the Stockholders’ Representative the Escrowed Closing Consideration held in the Escrow Fund, including any Additional Property and any interest earned thereon, not otherwise distributed to the Purchaser or the Indemnified Parties pursuant to Section 4 or retained in the Escrow Fund, using the delivery instructions in Section 13(b) (it being understood that the Purchaser and the Stockholders’ Representative may jointly direct that such amount be released to the Transfer Agent for disbursement to the Stockholders in accordance with the payment instructions provided in such direction, and the Purchaser agrees to assist the Stockholders’ Representative in coordinating such disbursement with the Transfer Agent). Notwithstanding the foregoing, if on or prior to 11:59 p.m. Eastern Time on the Escrow Fund Release Date, the Purchaser has given a Claim Notice on behalf of any Indemnified Party containing a claim which has not been resolved in full prior to such date in accordance with Section 4, the Escrow Agent shall retain and safeguard in the Escrow Fund after the Escrow Fund Release Date an amount of Escrowed Closing Consideration equal to the amount described in each such Claim Notice, up to the full Escrow Fund.

7.

Covenant of the Escrow Agent. The Escrow Agent hereby agrees and covenants with the Parties that it will perform all of its obligations under this Agreement and will not deliver custody or possession of any of the Escrow Fund to anyone except pursuant to the express terms of this Agreement.

8.

Fees and Expenses of the Escrow Agent. The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit D hereto. In accordance with Exhibit D hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be deducted from the Escrow Fund.

9.

Limitation of the Escrow Agent’s Liability.

(a)

The Purchaser and the Stockholders’ Representative (solely in its representative capacity on behalf of the Stockholders) agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Escrow Agent Indemnitees”) from and against any and all losses and any other expenses, fees or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which any Escrow Agent Indemnitee may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of or in connection with (i) the Escrow Agent’s performance of this Agreement, except to the extent that such losses are determined by a court of competent jurisdiction through a final order to have been caused by the gross negligence or willful misconduct of such Escrow Agent Indemnitee; and (ii) the Escrow Agent having followed any instructions or directions, whether joint or singular, from the Stockholders’ Representative or the Purchaser received in accordance with this Agreement. The Purchaser and the Stockholders’ Representative hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, fees, expenses and amounts due to the Escrow Agent or an Escrow Agent Indemnitee. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Escrow Fund for its own account or for the account of an Escrow Agent Indemnitee any amounts due to the Escrow Agent or to an Escrow Agent Indemnitee under Section 8 or this Section 9. The obligations set forth in this Section 9 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

(b)

The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence or willful misconduct are determined by a court of competent jurisdiction through a final order to have been the cause of any direct loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through its agents, representatives, attorneys, custodians and/or nominees. In the event the Escrow Agent shall be uncertain, or believes there is some ambiguity, as to its duties or rights hereunder, or receives instructions, claims or demands from any Party which, in the Escrow Agent’s judgment, conflict with the provisions of this Agreement, or if the Escrow Agent receives conflicting instructions from the Parties, the Escrow Agent shall be entitled either to (i) refrain from taking any action until it shall be given either (A) a joint written direction executed by Authorized Representatives of the Parties which eliminates such conflict, or (B) a court order issued by a court of competent jurisdiction (it being understood that the Escrow Agent shall be entitled conclusively to rely and act upon any such court order and shall have no obligation to determine whether any such court order is final) or by a final court order, or (ii) file an action in interpleader. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)

The Parties hereby acknowledge and agree that the value of the Escrow Shares as set forth in Section 4(h) has been negotiated and agreed between the Parties and that the Escrow Agent shall not be liable or responsible for any diminution in value, or fluctuation in value, with respect to the Escrow Shares due to any decrease or increase (or any subsequent decrease or increase) in the fair market value of the Purchaser Common Stock following the date of this Agreement.

10.

Termination. The terms of this Agreement shall terminate upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if on or prior to the Escrow Fund Release Date, the Escrow Agent has received from the Purchaser a Claim Notice in accordance with the terms and requirements set forth in Section 4 and elsewhere in this Agreement, setting forth a claim that has not been fully resolved by the Escrow Fund Release Date, then this Agreement shall continue in full force and effect with respect to that portion of the Escrow Fund necessary to resolve each such unresolved claim for the purpose of resolving such unresolved claim until such claim has been fully resolved and the retained amount released in accordance with this Agreement. Notwithstanding the foregoing, in no event shall this Agreement cease to remain in full force and effect until such time as all assets deposited hereunder have been distributed by the Escrow Agent per the terms of this Agreement.

11.

Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the Parties upon 30 days’ prior written notice to the Parties. In addition, the Escrow Agent may be removed at any time, with or without cause, upon 30 days’ prior written notice delivered to the Escrow Agent and executed by both the Purchaser and the Stockholders’ Representative. Such resignation or removal shall take effect not less than 30 days after notice is given to all Parties and the Escrow Agent. In such event, the Purchaser may appoint, with the consent of the Stockholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed, a successor Escrow Agent, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000 (unless otherwise agreed by the Parties in writing), that will be an unrelated third party with respect to each of the Purchaser and the Stockholders’ Representative. If the Purchaser fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or appoint a successor Escrow Agent of its own choice. Any appointment of a successor Escrow Agent shall be binding upon the Purchaser, each of the Stockholders and the Stockholders’ Representative, and no appointed successor Escrow Agent shall be deemed to be an agent of the Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment on the terms and conditions contained in this Agreement, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Purchaser and the Stockholders’ Representative as to the transfer of the Escrow Fund to a successor Escrow Agent, at which time the Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

12.

Stockholders’ Representative.

(a)

Appointment. As between the Parties, each Stockholder has approved the indemnification and escrow terms set forth in the Stock Purchase Agreement and the appointment of the Stockholders’ Representative to give and receive notices and communications, to authorize delivery to the Purchaser of Escrowed Closing Consideration or Additional Property or to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of and demand arbitration, and comply with orders of courts and awards of arbitrator(s) with respect to claims of the Indemnified Parties hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Stockholders’ Representative for the accomplishment of the foregoing.

(b)

Successor Stockholders’ Representative. If the Stockholders’ Representative or any successors thereto shall be dissolved or otherwise be unable to fulfill such Stockholders’ Representative’s responsibilities as the agent of the stockholders of the Company, then the Stockholders’ Representative shall, within 10 calendar days after such event, appoint a successor representative reasonably satisfactory to the Purchaser, subject to such successor representative’s compliance with Patriot Act requirements and the consent of the Escrow Agent. Unless and until the Purchaser and the Escrow Agent shall have received written notice of the appointment of a successor Stockholders’ Representative, the Purchaser and the Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of the Stockholders’ Representative to act on behalf of the Stockholders.

13.

Miscellaneous.

(a)

Waiver and Amendment. Any agreement on the part of a Party or the Escrow Agent to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party and the Escrow Agent. A waiver by a Party or the Escrow Agent of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party or the Escrow Agent of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of the Parties and the Escrow Agent.

(b)

Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing, and all instructions to the Escrow Agent shall be executed by an Authorized Representative of the Parties, and shall be deemed given to a Party when (a) delivered to the appropriate address by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission in each case to the following addresses, or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a Party may designate by notice to the other Parties); or (c) sent by a PDF attached to an email to the email address set forth in this Section 13(b):

if to the Purchaser:

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

Attention: Jeff Wolf

Email: Jwolf@heatbio.com

with a mandatory copy to (which copy shall not constitute notice):

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Flr.

New York, New York 10174

Attention: Leslie Marlow, Esq.

Email: Lmarlow@gracinmarlow.com

if to the Stockholders’ Representative:

Josiah Hornblower

PMB #520 – 3112 Windsor Road, Suite A

Austin, Texas 78703

Email: jhornblower@gmail.com

Notwithstanding anything to the contrary in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund, must be in writing executed by the appropriate Party or Parties and delivered to the Escrow Agent only by confirmed facsimile or as a PDF attached to an email and only to the fax number or email address set forth above. No instruction for or related to the transfer or distribution of the Escrow Fund shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email to the fax number or email address set forth above and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent. The Parties each acknowledge that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any release of Escrowed Closing Consideration, without a verifying call-back as set forth below; provided, however, that Escrow Closing Consideration shall be deemed delivered when delivered to the Transfer Agent as provided in Section 3.

Purchaser – Escrowed Closing Consideration Delivery Instructions:

Stockholders’ Representative – Escrowed Closing Consideration Delivery Instructions:

As directed by the Stockholders’ Representative in connection with any such delivery.

Security Procedure for Funds Transfer.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C-1 hereto and Exhibit C-2 hereto.  The Escrow Agent shall confirm each funds transfer instruction received in the name of Parties by confirming with an authorized individual as evidenced in Exhibit C-1 hereto and Exhibit C-2 hereto.  Once delivered to the Escrow Agent, Exhibit C-1 hereto or Exhibit C-2 hereto may be revised or rescinded only in writing signed by an authorized representative of the Party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it.  If a revised Exhibit C-1 hereto or Exhibit C-2 hereto or a rescission of an existing Exhibit C-1 hereto or Exhibit C-2 hereto is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Parties.  The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations.

(c)

Construction. All section and exhibit references herein are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated into this Agreement and are made a part hereof as if set out in full herein. Unless the context of this Agreement clearly requires otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; and (g) “including” means including without limiting the generality of any description preceding such term. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party and the Escrow Agent shall not apply to any construction or interpretation hereof. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. All references to “$” contained herein shall refer to United States Dollars unless otherwise stated.

(d)

Counterparts. This Agreement, and any joint instructions from the Parties, may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all parties to this Agreement need not sign the same counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

(e)

Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement between the Parties and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement constitutes the entire agreement between the Parties, on the one hand, and the Escrow Agent, on the other hand, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, on the one hand, and the Escrow Agent, on the other hand, with respect to the subject matter hereof.

(f)

No Third-Party Beneficiaries. Except as expressly provided herein, neither this Agreement nor any document delivered in connection with this Agreement, confers upon any Person who is not a party to this Agreement any rights or remedies hereunder.

(g)

Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(h)

Governing Law; Venue. This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). Each party to this Agreement:

(i)

expressly and irrevocably consents and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court sitting in the State of Delaware (and each appellate court located in the State of Delaware), in connection with any legal proceeding;

(ii)

agrees that service of any process, summons, notice or document by U.S. mail addressed to him, her or it at the address set forth in Section 13(b) shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)

agrees that each state and federal court located in the County of New Castle, State of Delaware, shall be deemed to be a convenient forum; and

(iv)

agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New Castle, State of Delaware, any claim by any party to this Agreement that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(i)

Waiver of Immunity. To the extent that in any jurisdiction any party to this Agreement may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such party to this Agreement shall not claim, and hereby irrevocably waives, such immunity.

(j)

WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING AMONG OR BETWEEN THE PARTIES TO THIS AGREEMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(k)

Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(l)

Force Majeure. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(m)

Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, subject to such assignee’s compliance with Patriot Act requirements and the consent of the Escrow Agent. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

(n)

Tax Reporting Information and Certification of Tax Identification Numbers. The Parties agree that, for tax reporting purposes, all interest on or other income, if any, attributable to any cash held in the Escrow Fund or any other cash amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable and reportable to the Stockholders’ Representative, as income earned from the Escrow Fund by the Stockholders’ Representative whether or not said income has been distributed during such year. The Parties agree to provide the Escrow Agent with certified tax identification numbers by completing, signing and returning a Form W-9 or Form W-8BEN, as applicable, and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent prior to the execution of this Agreement. The Parties understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service. The sole tax reporting obligation of the Escrow Agent shall be to file a Form 1099 INT or 1042S (as applicable) with the Internal Revenue Service with respect to interest earnings on cash amounts to the Stockholders’ Representative. The Parties hereby represent to the Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Agreement.

(o)

Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party such instruments and other documents, and shall take such other actions, as such other parties may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

[Signature Page Follows]

In Witness Whereof, the parties have duly caused this Escrow Agreement to be executed as of the day and year first above written.

“Purchaser”	“Stockholders’ Representative”
Heat Biologics, Inc., a Delaware corporation	By: __________________________________ Name: Josiah Hornblower Title: Stockholders’ Representative

By:__________________________________ Name. Title: Chief Executive Officer

“Escrow Agent”

By:__________________________________ Name: Title:

Exhibit A

Stockholders

Stockholder	Consideration Percentage

TOTAL	100.00%

Exhibit B

Agency for Custody Account Direction for Cash Balances
_______________________ Deposit Accounts

Direction to use the following ______________ (also known as ___________) Deposit Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit B is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following deposit account of _________:

I acknowledge that amounts on deposit in the _____________ Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per issued bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

Exhibit C-1

Certificate as to Authorized Representatives of Purchaser

Heat Biologics, Inc. (the “Purchaser”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit C-1 is attached, on behalf of the Purchaser.

Name (print):
Specimen Signature:
Title:	President & Chief Executive Officer
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1:

Email 2:

Email 3:

COMPLETE BELOW TO UPDATE EXHIBIT C-1

If the Purchaser wishes to update this Exhibit C-1, the Purchaser must complete, sign and send to Escrow Agent an updated copy of this Exhibit C-1 with such changes.  Any updated Exhibit C-1 shall be effective once signed by the Purchaser and Escrow Agent and shall entirely supersede and replace any prior Exhibit C-1 to this Agreement.

HEAT, INC.

By:_________________________

Name:

Title: President and Chief Executive Officer

Date:

 (as Escrow Agent)

By:_________________________

Name:

Title:

Date:

Purchaser Remittance Instructions:

[●]

Exhibit C-2

Certificate as to Authorized Representatives of Stockholders’ Representative

Josiah Hornblower (the “Stockholders’ Representative”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit C-2 is attached, on behalf of the Stockholders’ Representative.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Order Notice to Escrow Agent:

Email 1:

Email 2:

Email 3:

COMPLETE BELOW TO UPDATE EXHIBIT C-2

If the Stockholders’ Representative wishes to update this Exhibit C-2, the Stockholders’ Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit C-2 with such changes.  Any updated Exhibit C-2 shall be effective once signed by the Stockholders’ Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit C-2 to this Agreement.

_________________________

Name: Josiah Hornblower

Title: Stockholders’ Representative

Date:

_____________ (as Escrow Agent)

By:_________________________

Name:

Title:

Date:

Stockholders’ Representative Remittance Instructions: [●]

Exhibit D

Escrow Agent Schedule of Fees

EXHIBIT C

JOINDER TO STOCK PURCHASE AGREEMENT

This Joinder to Stock Purchase Agreement (this “Joinder”) effecting a joinder to that certain Stock Purchase Agreement, dated March 7, 2017 (as may be amended or restated from time to time, the “Stock Purchase Agreement”), by and among Heat Biologics, Inc., a Delaware corporation (the “Purchaser”), Pelican Therapeutics, Inc., a Delaware corporation (the “Company”), the stockholders of the Company set forth on the signature pages to the Stock Purchase Agreement (collectively, the “Stockholders” and, individually, a “Stockholder”) and Josiah Hornblower, as Stockholders’ representative of the Stockholders pursuant to ARTICLE XI thereof (the “Stockholders’ Representative”), is made and entered into as of this ___ day of _________________, 2017 by and between the undersigned stockholder of the Company (the “Additional Stockholder”), the Purchaser and the Company.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

The Additional Stockholder hereby acknowledges, agrees and confirms that, by the Additional Stockholder’s execution of this Joinder, the Additional Stockholder shall be deemed to be a party to the Stock Purchase Agreement as a “Stockholder,” effective as of the date hereof, and shall have all of the obligations of a Stockholder thereunder as if the Additional Stockholder had executed the Stock Purchase Agreement. Effective as of the date hereof, the Additional Stockholder hereby ratifies and agrees to be bound as a “Stockholder” by all of the terms, provisions and conditions contained in the Stock Purchase Agreement and any other agreements executed in connection therewith.

The Additional Stockholder acknowledges receipt of a copy of the Stock Purchase Agreement. The Additional Stockholder acknowledges that the Additional Stockholder has read the Stock Purchase Agreement and understands that by signing this Joinder, the Additional Stockholder shall thereby assume all of the duties and obligations, and make the representations and warranties, of a Stockholder under the Stock Purchase Agreement.

This Joinder and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, this Joinder to Stock Purchase Agreement has been duly executed and delivered by the Additional Stockholder as of the date first written above.

For individuals:

Signature:_____________________________________

Name:________________________________________

For entities:

Signature:_____________________________________

By:__________________________________________

Name:________________________________________

Title:________________________________________

Address for notices:

_____________________________________________

_____________________________________________

_____________________________________________

Tax ID Number:

_____________________________________________

EXHIBIT D

CONSENT OF SPOUSE

I, the undersigned spouse of __________________, acknowledge that I have read the proposed Stock Purchase Agreement (the “SPA”) to be entered into by and among Heat Biologics, Inc., a Delaware corporation (the “Purchaser”), Pelican Therapeutics, Inc., a Delaware corporation (the “Company”), the stockholders of the Company set forth therein (collectively, the “Stockholders”) and Josiah Hornblower, as the Stockholders’ representative.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA.

I am aware that by the terms of the SPA, the Stockholders propose to transfer the Purchased Shares to the Purchaser in exchange for the consideration described in the SPA, subject to the terms and conditions set forth therein.  Following my complete review of the SPA, I hereby approve of the SPA and consent to the proposed sale of the Purchased Shares thereunder, including the Purchased Shares held by my spouse and any community property interest or quasi-community property interest I may have in such Purchased Shares and agree not to take any action at any time that might interfere with the transactions contemplated by the SPA.  In giving this consent I hereby waive any right I may have under any provision of applicable law that would permit me to challenge or undo the sale of the Purchased Shares for any reason.

Prior to giving this consent, I was given the opportunity to seek legal representation of my own in evaluating this consent.  This consent is given of my own will, free from duress or the imposition of any other person’s will upon me.

Dated: __________, 2017
Print Name:

EXHIBIT E

PELICAN THERAPEUTICS, INC.

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of [•], 2017, by and among Pelican Therapeutics, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on the signature pages hereto (the “Signing Stockholders”), the stockholder of the Company executing a joinder to this Agreement in the form set forth on Exhibit A hereto (the “Joinder Stockholders” and together with the Signing Stockholder, the “Stockholders”), and Heat Biologics, Inc., a Delaware corporation (“Heat”).

Recitals

Whereas, Heat has entered into that certain Stock Purchase Agreement, dated March 7, 2017, by and among the Company, Heat, the Stockholders and Josiah Hornblower, as representative of the Stockholders (as may be amended or restated from time to time, the “Purchase Agreement”) pursuant to which Heat has agreed, subject to the terms of the Purchase Agreement, to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

Whereas, the Stockholders desire to sell a portion of their shares of Common Stock to Heat pursuant to the Purchase Agreement; and

Whereas, the consummation of the transactions contemplated by the Purchase Agreement is conditioned upon the execution and delivery of this Agreement by the Company and by Stockholders selling, in the aggregate, 80% of the fully diluted shares of Common Stock.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.

GENERAL.

1.1

Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)

“Acquisition” shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger, or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger, or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger, or reorganization; (ii) any transaction or series of related transactions in which in excess of fifty percent (50%) of the voting rights attached to the Company’s then-outstanding securities is transferred; or (iii) any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, in any case that occurs after the Closing Date (as defined in the Purchase Agreement); provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

(b)

“Affiliate” shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

(c)

“Board” shall mean the Board of Directors of the Company.

(d)

“Business Day” shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

(e)

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(f)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(g)

“Initial Offering” shall mean the Company’s first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

(h)

“Liquidation Event” shall mean: (i) an Acquisition, or (ii) any liquidation or winding up of the Company.

(i)

“Person” shall mean any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

(j)

“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(k)

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

SECTION 2.

RESTRICTIONS ON TRANSFER.

2.1

“Market Stand-Off” Agreement.  Each Stockholder hereby agrees, if requested by the underwriters, that such Stockholder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any shares of capital stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided that all officers and directors of the Company and holders of at least 1% of the Company’s voting securities are bound by and have entered into similar agreements.  The obligations described in this Section 2.1 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.2

Restrictions on Transfer.

(a)

Each Stockholder agrees that such Stockholder shall not, directly or indirectly (by merger, operation of law or otherwise), transfer, sell, assign, dispose, donate, pledge, bequest, hypothecate, convey, encumber or otherwise dispose of (and will not permit any such transfer, sale, assignment, disposition, donation, pledge, bequest, hypothecation, conveyance, encumbrance or other disposition of) all or any portion of their shares of capital stock of the Company or any interest therein by any means whatsoever (any of the foregoing, a “Transfer”) without Heat’s prior written consent.  Except as provided for in Section 4 below, any Transfer not made in accordance with the terms of this Section 2.2(a) shall be null and void ab initio.

(b)

Each certificate representing shares of capital stock of the Company held by a Stockholder shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION, AS AMENDED AND/OR RESTATED FROM TIME TO TIME.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT, AS AMENDED AND/OR RESTATED FROM TIME TO TIME, WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SECURITIES REPRESENTED HEREBY.  ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(c)

If, at any time or from time to time, any Stockholder holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Stockholder agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

SECTION 3.

DRAG-ALONG RIGHTS.

3.1

Approved Sale.  For the purposes of this Section 3, an “Approved Sale” shall mean an Acquisition that is approved by (a) the Board and (b) Heat.

3.2

Actions to be Taken.  In the event of an Approved Sale, each of the Stockholders hereby agrees:

(a)

if such transaction requires stockholder approval, with respect to all shares of capital stock of the Company that such Stockholder owns or over which such Stockholder otherwise exercises voting control, to vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company in favor of, and adopt, such Approved Sale (together with any related transaction agreement for such Approved Sale and any amendment to the Company’s Certificate of Incorporation, as may be amended or restated from time to time, to be made in connection with such Approved Sale) and to vote in opposition to, and withhold consent from, any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Approved Sale;

(b)

if such transaction is an acquisition of at least a majority of the total outstanding shares of capital stock of the Company (other than for bona fide equity financing purposes) by an unrelated Person, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by Heat to the Person to whom Heat propose to sell its shares of capital stock of the Company on the same terms and conditions as Heat;

(c)

to execute and deliver all related documentation and take such other action in support of the Approved Sale in order to carry out the terms and provisions of this Section 3, including, without limitation, (i) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, stock certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents related to the Approved Sale, (ii) making the same representations, warranties, covenants, indemnities and agreements as made by Heat in connection with the Approved Sale, and (iii) agreeing to the same terms and conditions to the Approved Sale as those to which Heat agrees;

(d)

not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any shares of capital stock of the Company owned by such party or Affiliate in a voting trust or subject any such shares of capital stock of the Company to any arrangement or agreement with respect to the voting of such shares of capital stock of the Company, unless specifically requested to do so by Heat in connection with an Approved Sale;

(e)

to affirmatively waive, and otherwise refrain from exercising, any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Approved Sale; and

(f)

if the consideration to be paid in exchange for the shares of capital stock of the Company in an Approved Sale pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities, or (ii) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to such Stockholder in lieu thereof, against surrender of the shares of capital stock of the Company which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares of capital stock of the Company.

3.3

Irrevocable Proxy.  To secure the Stockholders’ obligations to vote (or provide consent with respect to) or take any other action (including the actions set forth in Section 3.2) with respect to their shares of capital stock of the Company in accordance with this Agreement, each Stockholder hereby appoints the Chairperson of the Board of Directors of Heat, the Chief Executive Officer of Heat or any other Person authorized by the Board of Directors of Heat, or any of them from time to time, as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote (or provide consent with respect to) or take any other action (including the actions set forth in Section 3.2) with respect to all of such Stockholder’s shares of capital stock of the Company subject to this Agreement and to execute all appropriate documents, certificates, agreements and other instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder fails to vote (or provide consent with respect to) or take any such action (including the actions set forth in Section 3.2) with respect to all of such Stockholder’s shares of capital stock of the Company or execute such other documents, certificates, agreements and other instruments in accordance with the provisions of this Agreement within three (3) Business Days of the Company’s, Heat’s or any other party’s written request for such Stockholder’s vote, written consent or signature.  The proxy and power of attorney granted by each Stockholder pursuant to this Section 3.3 is coupled with an interest and are given to secure the performance of such party’s duties under this Agreement.  Each such proxy and power will be irrevocable for the term of this Agreement and it is expressly acknowledged and agreed that the term of such proxy and power may exceed three (3) years.  The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency, and disability of such party or any other individual Stockholder, and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any shares of capital stock of the Company.

3.4

Exceptions.  Notwithstanding anything in this Agreement to the contrary, a Stockholder will not be required to comply with Section 3.2 in connection with any proposed Approved Sale unless:

(a)

the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Approved Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the

Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders); and

(b)

the liability for indemnification, if any, of such Stockholder in the Approved Sale and for the inaccuracy of any representations and warranties made by the Company or the Stockholders in connection with such Approved Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Approved Sale in its capacity as a holder of shares of capital stock of the Company.

SECTION 4.

CO-SALE RIGHTS.

4.1

Notice of Transfer.

(a)

Other than in connection with a Transfer (as defined below) excluded by Section 4.2, if Heat proposes to Transfer any shares of Common Stock, then Heat shall promptly give written notice (the “Co-Sale Notice”) simultaneously to the Company and to each of the Stockholders at least 30 days prior to the closing of such Transfer.  The Notice shall describe in reasonable detail the proposed Transfer, including, without limitation, the number of shares of Common Stock to be transferred, the nature of such Transfer, the consideration to be paid, the proposed closing date of such Transfer, the other material terms and conditions upon which the proposed Transfer is to be made and the name and address of each prospective purchaser or transferee. If the consideration proposed to be paid for the Common Stock in the proposed Transfer is other than cash, the fair market value of the consideration shall be determined in good faith by the Board.  The notice shall also state that each Stockholder shall have the right, exercisable upon written notice to Heat with a copy to the Company within 10 days after receipt of the Co-Sale Notice (the “Co-Sale Period”), to participate in such Transfer of Common Stock on the same terms and conditions.  Such Co-Sale Notice shall indicate the number of shares of Common Stock, up to that number of shares determined under Section 4.1(c), that such Stockholder wishes to sell under his, her or its right to participate.  To the extent one or more of the Stockholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Common Stock that Heat may sell in the transaction shall be correspondingly reduced.

(b)

For purposes of this Section 4, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise, or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees, or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Common Stock.

(c)

Each Stockholder may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Co-Sale Notice, by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Stockholder at the time of the Co-Sale Notice, and the denominator of which is the total number of shares of Common Stock held by Heat plus the number of shares of Common Stock held by all Stockholders at the time of the Co-Sale Notice.

(d)

Each Stockholder who elects to participate in the Transfer pursuant to this Section 4 (a “Co-Sale Participant”) shall effect its participation in the Transfer by promptly delivering to Heat for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which such Co-Sale Participant elects to sell.

(e)

The stock certificate or certificates that the Co-Sale Participant delivers to Heat pursuant to Section 4.1(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and Heat shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, Heat shall not sell to such prospective purchaser or purchasers any Common Stock unless and until, simultaneously with such sale, Heat shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(f)

The exercise or non-exercise of the rights of any Stockholder hereunder to participate in one or more Transfers of Common Stock made by Heat shall not adversely affect such Stockholder’s right to participate in subsequent Transfers of Common Stock subject to this Section 4.

(g)

To the extent that the Stockholders do not elect to participate in the sale of the Common Stock subject to the Co-Sale Notice, Heat may, not later than 90 days following delivery to the Stockholders of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Common Stock covered by the Co-Sale Notice within 30 days of such agreement on terms and conditions not materially more favorable to Heat than those described in the Co-Sale Notice.  Any proposed Transfer on terms and conditions materially more favorable to Heat than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Common Stock by Heat, shall again be subject to the co-sale rights of the Stockholders and shall require compliance by Heat with the procedures described in this Section 4.

4.2

Exempt Transfers.  Notwithstanding the foregoing, the provisions of this Section 4 shall not apply to any Transfer of shares of Common Stock: (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act, (ii) pursuant to a Liquidation Event, or (iii) to an Affiliate of Heat.

4.3

Termination of Co-Sale Rights.  The provisions of this Section 4 shall expire and terminate as to each Stockholder upon the earlier of immediately prior to (a) the closing of the Initial Offering, (b) a Liquidation Event, or (c) the date the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

SECTION 5.

MISCELLANEOUS.

5.1

Governing Law.  This Agreement and the relationship of the parties hereto shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflicts of law principles thereof.

5.2

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors, and administrators and other legal representatives and shall inure to the benefit of and be enforceable by each Person who shall be a Stockholder from time to time.

5.3

Entire Agreement.  This Agreement, the exhibit hereto and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants, and agreements except as specifically set forth herein and therein.

5.4

Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5

Amendment and Waiver.  Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of Heat and the Stockholders under this Agreement may be waived, only upon the written consent of the Company, Heat and the Stockholders holding a majority of the outstanding shares of Common Stock held by the Stockholders. Any such amendment, waiver or modification effected in accordance with this Section 5.5 shall be binding upon Heat, each Stockholder and the Company.  By signing this Agreement, each Stockholder acknowledges and agrees that this Agreement may be amended or modified, and the obligations of the Company and the rights of Heat and the Stockholder under this Agreement may be waived without such Stockholder’s written consent.

5.6

Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default, or noncompliance by another party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of or in any similar breach, default, or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default, or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally-recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Heat, the Company and to each Stockholder at his, her, or its address as set forth on the signature pages hereto, or at such other address or electronic mail address as Heat, the Company or such Stockholder may designate by written notice to the other parties hereto.

5.8

Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.9

Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neutral, singular or plural, as the identity of the parties hereto may require.

5.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.11

Termination.  This Agreement shall terminate in its entirety upon the earlier to occur of immediately prior to (a) the closing of an Initial Offering; and (b) a Liquidation Event.  Upon such termination, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement, except for obligations under Section 2.1 (“Market Stand-Off” Agreement), which shall survive such termination. Notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement.

5.12

Exclusive Jurisdiction.  Each of the parties hereto agrees that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought solely in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court sitting in the State of Delaware.  Each of the parties hereto consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in such court, and each further waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.7.  Nothing in this Section 5.12, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

5.13

Specific Performance.  Each of the parties hereto agrees and acknowledges that Heat would be irreparably harmed in the event of a breach by any Stockholder of such Stockholder’s obligations hereunder, that monetary damages may not be an adequate remedy for such breach and that Heat shall be entitled to specific performance or injunctive relief, without the need to post a bond or other security, in addition to any other remedy that Heat may have at law or in equity, in the event of such breach.

5.14

Waiver of Jury Trial.  EACH OF THE PARTIES OF THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have executed this STOCKHOLDERS’ AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

Pelican Therapeutics Inc.

By:

Name:  Josiah Hornblower

Title:  Chief Executive Officer

Address:  PMB #520 – 3112 Windsor Road, Suite A

  Austin, Texas 78703

[Signature Page to Stockholders’ Agreement]

In Witness Whereof, the parties hereto have executed this STOCKHOLDERS’ AGREEMENT as of the date set forth in the first paragraph hereof.

STOCKHOLDERS:

[Stockholder Name]

By:

Name:

Title:

Address:

[Signature Page to Stockholders’ Agreement]

In Witness Whereof, the parties hereto have executed this STOCKHOLDERS’ AGREEMENT as of the date set forth in the first paragraph hereof.

HEAT:

Heat Biologics, Inc.

By:

Name:  Jeff Wolf

Title:  President and Chief Executive Officer

Address:  801 Capitola Drive

  Durham, North Carolina 27713

[Signature Page to Stockholders’ Agreement]

Exhibit A

Form of Joinder Agreement

This Joinder to STOCKHOLDERS’ Agreement (this “Joinder”) effecting a joinder to that certain Stockholders  Agreement (as may be amended or restated from time to time, the “Stockholders’ Agreement”), dated [●], 2017, by and among Pelican Therapeutics Inc., a Delaware corporation (the “Company”), the stockholders of the Company party thereto (the “Stockholders”), and Heat Biologics, Inc., a Delaware corporation (“Heat”), is made and entered into as of this ___ day of _________________, 20__ by and among  _____________________ (the “Additional Holder”), the Company, the Stockholders and Heat.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement.

The Additional Holder hereby acknowledges, agrees and confirms that, by the Additional Holder’s execution of this Joinder, the Additional Holder shall be deemed to be a party to the Stockholders’ Agreement as a “Stockholder,” effective as of the date hereof, and shall have all of the obligations of a Stockholder thereunder as if the Additional Holder had executed the Stockholders’ Agreement. Effective as of the date hereof, the Additional Holder hereby ratifies and agrees to be bound as a “Stockholder” by all of the terms, provisions and conditions contained in the Stockholders’ Agreement and any other agreements executed in connection therewith.

The Additional Holder acknowledges receipt of a copy of the Agreement. The Additional Holder acknowledges that the Additional Holder has read the Agreement and understands that by signing this Joinder, the Additional Holder shall thereby assume all of the duties and obligations, and make the representations and warranties, of a Stockholder under the Stockholders’ Agreement.

This Joinder and the relationship of the parties hereto shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflicts of law principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, this Joinder to Stockholders Agreement has been duly executed and delivered by the Additional Holder as of the date first written above.

Additional Holder:

For individuals:

By:

Name:

For entities:

Stockholder Name:

By:

Name:

Title:

Address for notices:

[Signature Page to Joinder]

EXHIBIT F

FORM OF Demand PROMISSORY NOTE

$[•]	[__], 20__

FOR VALUE RECEIVED, including in connection with the transactions contemplated by that certain Stock Purchase Agreement, dated as of March 7, 2017, (the "Stock Purchase Agreement"), between Heat Biologics, Inc., a Delaware corporation ("Payee"), Pelican Therapeautics, Inc., a Delaware corporation ("Maker"), the stockholders of Maker and Josiah Hornblower, as the Stockholders’ Representative, MAKER hereby promises to pay to the order of PAYEE the principal amount of $[•], payable as provided herein, with interest from the date hereof accruing at the Contract Rate (as defined below) on all unpaid principal due hereunder.  Interest shall be calculated on the basis of a year of three hundred sixty-five (365) days and charged for the actual number of days elapsed.

1.

Payments.

A.

Place.  Payment of principal and interest shall be made by wire transfer, in immediately available funds in the lawful currency of the United States of America in, to the following bank account of Payee or such other place and method of payment designated in writing by Payee to Maker:

Account Name:

Account Number:

Routing Number:

Bank Name:

Bank Address:

B.

Payment on Demand and Maturity.  Subject to the provisions of Section 2 hereof and paragraph C of this Section 1, the entire unpaid principal balance of this Demand Promissory Note (this "Promissory Note"), together with any unpaid and accrued interest and any additional amounts due and owing hereunder, shall be due and payable upon the earlier of (i) an Event of Default (as defined below) or (ii) demand by Payee; provided however, that Payee may not make such a demand until after Payee has made the first Milestone Payment (as defined in the Stock Purchase Agreement) pursuant to Section 1.4(a) of the Stock Purchase Agreement.

C.

Interest Rate.  From the date hereof through and including the date that the entire principal balance of this Promissory Note is paid in full, interest shall accrue on the outstanding principal balance hereunder at a rate per annum equal to 8.00% (the "Contract Rate").

2.

Prepayments.  Maker may make prepayments of the principal of, and the interest on, this Promissory Note in whole or in part at any time without premium or penalty.  Prepayments shall be applied first to the payment of expenses due under this Promissory Note, second to interest accrued but unpaid on this Promissory Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued but unpaid interest, to the payment of principal on this Promissory Note.

3.

Default Rate.  Any principal payments not paid when due and, to the extent permitted by applicable law, any interest payment not paid when due, and any other amount due to Payee under this Promissory Note not paid when due, in any case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% in excess of the Contract Rate ("Default Rate").

4.

Events of Default.  The occurrence of any of the following described in paragraphs A through E below shall constitute an "Event of Default" under this Promissory Note:

A.

Failure to Pay.  Maker's failure to make any principal or interest payment under this Promissory Note when due.

B.

Breach of Promissory Note.  Maker's failure to observe or perform any covenant or other agreement with Payee contained in this Promissory Note.

C.

Voluntary Bankruptcy or Insolvency Proceedings.  Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

D.

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Payee or of all or substantially all of Maker's property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or Maker's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within twenty (20) days of commencement.

E.

Other Bankruptcy Events.  Maker shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition against Maker under the U.S. Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization, or other relief for debtors; Maker shall admit in writing that it is generally unable to pay its debts as they become due; or Maker shall be adjudicated a bankrupt, or an order for relief shall be entered against Maker as debtor by any court of competent jurisdiction under the U.S. Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

F.

Consequence of Event of Default.  UPON THE OCCURRENCE OR EXISTENCE OF ANY EVENT OF DEFAULT DESCRIBED IN PARAGRAPHS A THROUGH E OF THIS SECTION 4, IMMEDIATELY AND WITHOUT NOTICE, ALL AMOUNTS THEN OUTSTANDING UNDER THIS PROMISSORY NOTE SHALL AUTOMATICALLY BECOME IMMEDIATELY DUE AND PAYABLE, WITHOUT PRESENTMENT, DEMAND, PROTEST OR ANY OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED.  IN ADDITION TO THE FOREGOING REMEDIES, UPON THE OCCURRENCE OR EXISTENCE OF ANY EVENT OF DEFAULT, PAYEE MAY EXERCISE ANY OTHER RIGHT POWER OR REMEDY PERMITTED TO IT BY LAW.

G.

Other Remedies on Default.  In case any one or more Events of Default shall occur, be continuing, and not have been waived, Payee may proceed to protect and enforce the rights of Payee by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby, or by law.  The remedies provided in this Promissory Note shall be cumulative and in addition to all other remedies available under this Promissory Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Payee's right to pursue actual and consequential damages for any failure by Maker to comply with the terms of this Promissory Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by Payee and shall not, except as expressly provided herein, be subject to any other obligation of Maker (or the performance thereof).  Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Payee and that the remedy at law for any such breach may be inadequate.  Maker therefore agrees that, in the event of any such breach or threatened breach, Payee shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

H.

Waivers.  MAKER HEREBY WAIVES PRESENTMENT, DEMAND, NOTICE, PROTEST AND ALL OTHER DEMANDS AND ANY OTHER NOTICES (WHETHER OR NOT REQUIRED BY LAW) IN CONNECTION WITH SAID DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THIS PROMISSORY NOTE.  MAKER HEREBY WAIVES AND RENOUNCES ANY AND ALL EXEMPTION RIGHTS UNDER OR BY VIRTUE OF THE LAWS OF ANY

STATE, OR THE UNITED STATES, AS AGAINST THIS DEBT OR ANY RENEWAL DEBT.  NO DELAY OR OMISSION ON THE PART OF PAYEE IN EXERCISING ANY RIGHT HEREUNDER SHALL OPERATE AS A WAIVER OF SUCH RIGHT OR OF ANY OTHER RIGHT.  A WAIVER ON ANY ONE OCCASION SHALL NOT BE CONSTRUED AS A BAR TO OR WAIVER OF ANY SUCH RIGHT AND/OR REMEDY IN ANY FUTURE OCCASION.

5.

Representations and Warranties of Maker.  Maker represents and warrants, as of the date hereof, the following:

A.

Neither the execution or delivery of this Promissory Note nor the observance and performance of the agreements and obligations contained herein or therein are prohibited by, in conflict with or constitute a breach of any contract, agreement or other instrument or any law, ordinance, regulation, order, writ or decree to which Maker is a party or by which Maker is bound;

B.

This Promissory Note constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms;

C.

There are no suits or proceedings by or before any court, commission, board or other governmental body pending, or to the knowledge of Maker threatened, which involve or affect the validity or enforceability of this Promissory Note or involve any risk of any judgment or liability being imposed upon Maker which could materially adversely affect the financial condition of Maker or Maker's ability to observe and perform its agreements and obligations hereunder;

D.

Any and all federal, state and local income tax returns required to have been filed by Maker, as applicable, have been filed, or extensions for the filing thereof have been filed, and all taxes reflected upon any such tax returns, all past due taxes, interest and penalties and all estimated payments required to be paid to date have been paid; and

E.

(i) Maker is not insolvent or bankrupt and has not committed any act of bankruptcy; (ii) Maker has not made any general assignment for the benefit of its creditors; (iii) no proceeding seeking (a) relief under any bankruptcy or insolvency law, (b) the rearrangement or readjustment of debt, or (c) the appointment of a receiver, custodian, liquidator or trustee to take possession of substantially all of the assets has been commenced or threatened with respect to Maker.

6.

Covenants and Agreements of Maker.  Until this Promissory Note has been paid in full as provided herein, Maker hereby covenants and agrees with Payee as follows:

A.

No other indebtedness of Maker shall rank senior to the indebtedness evidenced by this Promissory Note.  If Maker obtains indebtedness for borrowed money, such lender shall enter into a subordination agreement with Payee reasonably acceptable to Payee.

B.

Maker will at all times take or cause to be taken all such action as may from time to time be necessary to maintain, preserve and renew its principal residence (as such term is used in the Uniform Commercial Code of the State of Delaware) as the State of [Texas].

C.

Maker will perform, keep and observe all of the terms, conditions, covenants, agreements, warranties or representations contained in this Promissory Note.

D.

Maker will pay promptly when due all taxes, assessments, governmental charges and levies owed by Maker and will comply with all laws applicable to Maker.

E.

Maker will deliver to Payee its filed United States federal income tax returns for each tax year within thirty (30) days of the filing of Maker's federal income tax returns with the United States Internal Revenue Service for such tax year.

7.

POWER TO CONFESS JUDGMENT.  MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR MAKER, ITS SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS AND DULY APPOINTED LEGAL REPRESENTATIVES, AS APPLICABLE, AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST MAKER, ITS SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS AND DULY APPOINTED LEGAL REPRESENTATIVES, AS APPLICABLE, IN FAVOR OF PAYEE, ITS SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS AND DULY APPOINTED LEGAL REPRESENTATIVES, AS APPLICABLE, OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS PROMISSORY NOTE AS IS THEN OUTSTANDING, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEYS' COMMISSION UP TO TWENTY PERCENT (20%) OF SUCH PRINCIPAL AND INTEREST ADDED AS A REASONABLE ATTORNEYS' FEE (PROVIDED, HOWEVER, THAT PAYEE SHALL ONLY SEEK TO RECOVER THOSE REASONABLE ATTORNEYS' FEES INCURRED BY IT FROM TIME TO TIME), AND FOR DOING SO, THIS PROMISSORY NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.  MAKER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED.  INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE.

NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL SUCH TIME AS PAYEE SHALL HAVE RECEIVED PAYMENT IN FULL OF THE PRINCIPAL, INTEREST, EXPENSES AND ANY OTHER DEBT OWED HEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PAYEE MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT COUNTIES FOR ALL OR ANY PART OF THE OBLIGATIONS HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS.  IN THE EVENT ANY JUDGMENT ENTERED AGAINST MAKER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON MAKER'S BEHALF FOR ANY REASON WHATSOEVER, PAYEE IS HEREBY AUTHORIZED AND EMPOWERED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST MAKER ON THE BASIS PROVIDED FOR ABOVE.  NOTWITHSTANDING THE ATTORNEYS' COMMISSION PROVIDED FOR IN THE PRECEDING PARAGRAPH (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS' FEES THAT PAYEE MAY RECOVER FROM MAKER SHALL NOT EXCEED THE ACTUAL ATTORNEYS' FEES AND COSTS INCURRED BY PAYEE.

BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY PAYEE UNDER THIS PROMISSORY NOTE BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF MAKER CAN BE GARNISHED AND ATTACHED, MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO PAYEE, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST MAKER BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF MAKER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING.

THE POWERS OF ATTORNEY GRANTED HEREIN ARE COUPLED WITH AN INTEREST AND NOT REVOCABLE.  SUCH POWERS ARE GIVEN PRIMARILY FOR BUSINESS OR COMMERCIAL PURPOSES.  SUCH POWERS SHALL BE EXERCISED FOR THE BENEFIT OF PAYEE AND NOT FOR THE BENEFIT OF MAKER.  IN ACTING UNDER SUCH POWERS, PAYEE HAS NO FIDUCIARY DUTY TO MAKER.

MAKER ACKNOWLEDGES THAT (A) IT HAS HAD THE ASSISTANCE OF ITS LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS PROMISSORY NOTE (OR HAS DECIDED NOT TO CONSULT COUNSEL), (B) IT HAS HAD THE OPPORTUNITY AND TIME TO REVIEW THIS PROMISSORY NOTE PRIOR TO ITS EXECUTION, AND (C) THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MAKER BY ITS COUNSEL (IF MAKER DECIDED TO CONSULT COUNSEL).

8.

Miscellaneous.

A.

Usury.  In the event any interest is paid on this Promissory Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Promissory Note.

B.

Waiver and Amendment.  Any provision of this Promissory Note may be amended, waived or modified upon the prior written consent of Maker and Payee.

C.

Notices.  All notices and other communications required or permitted under this Promissory Note shall be in writing and shall be delivered personally by hand or by courier, mailed by United States registered or certified mail, postage prepaid, or sent by a nationally recognized overnight courier, directed to the below address for Payee or Maker, as applicable (unless such other address is designated by applicable addressee, by three (3) business days' advance written notice to the person or entity receiving such notice):

(a) if to Payee, at Payee's address at

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

Attention: Jeff Wolf

Email: Jwolf@heatbio.com

With a copy to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Flr.

New York, New York 10174

Attention: Leslie Marlow, Esq.

Email: Lmarlow@gracinmarlow.com

(b) if to Maker, at Maker's address at

Pelican Therapeutics, Inc.

PMB #520 – 3112 Windsor Road, Suite A

Austin, Texas 78703

Attention: Josiah Hornblower

Email: jhornblower@gmail.com

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

Two Houston Center, 909 Fannin, Suite 2000

Houston, TX 77010-1028

Attention: Andrew L. Strong, Esq.

Email: andrew.strong@pillsburylaw.com

All such notices and other communications shall be deemed given: (i) upon personal delivery, to the party to be notified; or (ii) five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one (1) business day after deposit with a nationally recognized overnight courier service, specifying next business day delivery.

D.

Expenses; Attorneys' Fees.  If (i) (A) Maker breaches this Promissory Note or an Event of Default occurs and (B) this Promissory Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Payee otherwise takes action to collect amounts due under this Promissory Note or to enforce the provisions of this Promissory Note or (ii) there occurs any bankruptcy, reorganization, receivership of Maker or other similar proceedings affecting rights of Maker's creditors and involving a claim under this Promissory Note, then Maker shall pay the reasonable costs incurred by Payee for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' fees and disbursements.

E.

Successors and Assigns.  This Promissory Note may be assigned or transferred by Payee only with the prior written approval of Maker; provided, however, that Maker's consent shall not be required for a transfer by Payee to any of its affiliates.  This Promissory Note shall inure to the benefit of, and be enforceable by, Payee and its successors, endorsees and assigns, and shall be binding upon, and enforceable against, Maker and Maker's successors, assigns, heirs, executors, administrators and duly appointed legal representatives, as applicable.  In no event shall this Promissory Note be assigned by Maker and any attempted or purported assignment shall constitute an Event of Default hereunder.

F.

Governing Law.  This Note will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

G.

Consent to Jurisdiction, Etc.  Each of the parties hereto (i) agrees that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Promissory Note shall be brought only to the exclusive jurisdiction of the (x) the Court of Chancery of the State of Delaware, if the Court of Chancery of the State of Delaware has subject matter jurisdiction over the matter, (y) the Superior Court of the State of Delaware (provided that, if the requirements for filing in the Complex Commercial Litigation Division of the Superior Court of the State of Delaware (the "Division") may be satisfied, the litigation relating to such matter shall be filed in the Division), if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the matter, or (z) any court of the United States located in the State of Delaware, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts; (ii) consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in the court identified in accordance with clause (i) hereof and further waives any objection to the laying of venue of any such litigation in such court (and, in the case of sub-clause (y) above, in the Division); and (iii) agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum (or, in the case of sub-clause (x) above, shall not be brought in the Division).  Each of the parties hereto agrees that, after a legal dispute is before a court as specified in this Section 8.G, and during the pendency of such dispute before such court, all actions, suits, or proceedings with respect to such dispute or any other dispute, including without limitation, any counterclaim, cross-claim, or interpleader, shall be subject to the exclusive jurisdiction of such court.  Process in any such suit, action, or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court.  Each of the parties hereto agrees that a final judgment in any action, suit, or proceeding described in this Section 8.G after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

H.

WAIVER OF JURY TRIAL.  MAKER AND PAYEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY OR AGAINST PAYEE WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS PROMISSORY NOTE, ANY ALLEGED TORTIOUS CONDUCT BY MAKER OR PAYEE, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATED TO THE RELATIONSHIP BETWEEN MAKER AND PAYEE.

I.

Invalidity.  If any provision of this Promissory Note is invalid, illegal or unenforceable, the balance of this Promissory Note shall remain in effect, and if any provision is inapplicable to any person, entity or circumstance, it shall nevertheless remain applicable to all other persons, entities and circumstances.  In such an event, the parties will in good faith attempt to effect the business agreement represented by such invalidated term to the fullest extent permitted by law.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then (i) such provisions(s) shall be excluded from this Promissory Note, (ii) the balance of the Promissory Note shall be interpreted as if such provision(s) were so excluded, and (iii) the balance of the Promissory Note shall be enforceable in accordance with its terms.

J.

Set-off by Payee.  Any sums at any time credited by or due from Payee to Maker under any other agreement or otherwise may at any time be applied to or set off against any amounts owed by Maker to Payee hereunder.

K.

Maker Indemnification.  Maker shall indemnify, defend and hold Payee harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable attorneys’ fees), which Payee may suffer or incur arising out of or based upon (i) any misrepresentation or failure to fulfill any agreement or covenant on the part of Maker under this Promissory Note or any other document related thereto; and/or (ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

[Signature pages to follow]

THIS PROMISSORY NOTE CONTAINS A CONFESSION OF JUDGMENT AND A WAIVER OF JURY TRIAL.  THE UNDERSIGNED DOES FREELY EXECUTE THIS PROMISSORY NOTE CONTAINING THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL.

IN WITNESS WHEREOF, Maker has duly executed this Promissory Note as a sealed instrument as of the day and year first above written.

[SEAL]

PELICAN THERAPEUTICS, INC., as Maker

_____________________________

Name:

Title:

STATE OF	)

SS.:

COUNTY OF	)

On the ___ day of __________, in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_________________________________

Notary Public

Print name: ____________

Acknowledged and agreed to by:

[SEAL]

HEAT BIOLOGICS, INC., as Payee

_____________________________

Name:

Title:

STATE OF	)

SS.:

COUNTY OF	)

On the ___ day of __________, in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________

Notary Public

Print name: ____________